FIRST AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 14th day of November, 1996 (this "Agreement"), is made among CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation with its principal offices in Stamford, Connecticut (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (each, a "Lender" and collectively, the "Lenders"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("First Union"), as agent for the Lenders (in such capacity, the "Agent") and as an Issuing Bank hereunder (in such capacity, an "Issuing Bank"), and FIRST UNION NATIONAL BANK (LONDON BRANCH), a national banking association with offices in London, England ("First Union (London)"), as an Issuing Bank hereunder (in such capacity, an "Issuing Bank").

                                    RECITALS

      A. The Borrower is the sole shareholder of Chartwell Reinsurance Company, which in turn is a shareholder of Chartwell Holdings Limited formerly known as Beechwood Holdings Limited, an English company ("Beechwood").

      B. Through Beechwood, the Borrower proposes to acquire the stock of Archer Group Holdings plc, pursuant to a tender offer. In order to finance the tender offer and to refinance certain existing indebtedness, the Borrower has requested that the Lenders make available to the Borrower credit facilities in the aggregate principal amount of $55,000,000 and (pound)12,850,000, all as more fully described herein.

      C. The Lenders and the Issuing Banks are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

      D. This Agreement amends and restates the Credit Agreement, dated as of the 13th day of October, 1996, among the Borrower, the Lender and the Agent.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

      "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

      "Acquisition" shall mean the tender offer and acquisition by the Borrower or Beechwood of the outstanding capital stock of Archer, the issuance of the Loan Notes Instrument and the issuance of Loan Notes thereunder, as effected pursuant to the Acquisition Documents.

      "Acquisition Closing Date" shall mean the date which is the earlier of the first funding with respect to the Acquisition or the issuance of the Loan Notes in accordance with the Acquisition Documents.

      "Acquisition Documents" shall mean the Announcement, the Tender Offer, the Loan Notes Instrument, the Loan Notes, the Loan Notes Guaranty, and all other documents and instruments executed or delivered in connection therewith.

      "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage as in effect at such time.

      "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person, "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 15% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

      "Agent" shall mean First Union, in its capacity as Agent appointed under
Article X, and its successors and permitted assigns in such capacity.

      "Aggregate Loan Notes Guaranty Principal Amount" shall mean the maximum Stated Amount of Loan Notes that, pursuant to the Loan Notes Instrument, could be guaranteed by the Issuing Bank under the Loan Notes Guaranty (provided that, upon the provision of a certification executed by an Authorized Officer of the Borrower in form reasonably satisfactory to the Agent certifying (i) the amount of the Fixed Guaranty Principal Exposure as of the date of such certification,
(ii) that the Tender Offer has been terminated (including the lapse of all periods during which such offer must remain open) and all acceptances of such offer have been closed, (iii) that the Statutory Merger Proceedings, if any, have been consummated and (iv) that no further Loan Notes may be issued pursuant to the Loan Notes Instrument, then such maximum Stated Amount of Loan Notes shall be the amount of such Fixed Guaranty Principal Exposure) less, from time to time after such certification, the aggregate principal amount of Loan Notes that have theretofore been retired, cancelled or paid in full or part.

      "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

      "Announcement" shall mean the press release announcing the Tender Offer.

      "Announcement Date" shall mean the date on which the Announcement is issued.

      "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

      "Applicable Accounting Principles" shall mean, as applicable, Generally Accepted Accounting Principles, Statutory Accounting Principles, and Companies Act Principles.

      "Applicable Currency" shall mean Dollars in the case of Dollar Facilities and Pounds Sterling in the case of Sterling Facilities.

      "Applicable Margin Percentage" shall mean, at any time, the applicable percentage (a) to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate, (b) to be used in calculating the Sterling Base Rate, and
(c) to be used in calculating the Letter of Credit Fee payable pursuant to
Section 2.9(d), in each case as determined under the following matrix with reference to the ratings given to the Borrower's senior unsecured long-term publicly traded Indebtedness without third party credit enhancement:

                                            Applicable Margin
                   Rating Status        Percentage for LIBOR Loans
                   -------------        --------------------------
                   Level I Status                 0.500%

                   Level II Status                0.625%

                   Level III Status               0.750%

                   Level IV Status                0.875%

For purposes of determining any Applicable Margin Percentage at any date:

            (i) "Level I Status" exists at such date if, as of such date, the Borrower has senior unsecured long-term publicly traded Indebtedness without third party credit enhancement that is rated (y) Baa1 or higher by Moody's or (z) BBB+ or higher by Standard & Poor's;

            (ii) "Level II Status" exists at such date if, as of such date, the Borrower has senior unsecured long-term publicly traded Indebtedness without third party credit enhancement that is rated (y) Baa2 by Moody's or (z) BBB by Standard & Poor's;

            (iii) "Level III Status" exists at such date if, as of such date, the Borrower has senior unsecured long-term publicly traded Indebtedness without third party credit enhancement that is rated (y) Baa3 by Moody's or (z) BBB- by Standard & Poor's; and

            (iv) "Level IV Status" exists at such date if, as of such date, neither Level I Status, Level II Status nor Level III Status exists (whether because the applicable ratings are not provided at such time by Moody's and Standard & Poor's or are lower in each instance than the respective minimum ratings required for Level III Status);

provided, however, that if at any time the difference between the Moody's and Standard & Poor's ratings at such time is more than one "Rating Grade," then for purposes of determining the Applicable Margin Percentages at such time, the higher of such two ratings shall be reduced to the rating that is the median between the higher rating and the lower rating (or its equivalent); or, if the median is not mathematically determinable, then the higher of such two ratings shall be reduced to the rating that would have been the median if the higher of such two ratings were actually one Rating Grade higher. For purposes of the foregoing sentence, the term "Rating Grade" shall mean and refer to the different debt ratings (for example, A1, A2, A3 for Moody's and A+, A and A- for Standard & Poor's) within any particular debt rating category (in the foregoing example, the rating category of "A" for both Moody's and Standard & Poor's). Within ten (10) Business Days of the Borrower's attaining knowledge of a change in either Moody's or Standard & Poor's rating of the Borrower's senior unsecured long-term publicly traded Indebtedness, the Borrower shall notify the Agent, and any adjustment required in the Applicable Margin Percentages as a result of a change in such ratings shall be effective as of the earlier of the date such notice is received by the Agent or the 10th Business Day after the effective date of such change.

      "Applicable Number of Business Days" shall mean (i) in the case of LIBOR Loans denominated in Pounds Sterling, four (4) Business Days, (ii) in the case of LIBOR Loans denominated in Dollars, three (3) Business Days, (iii) in the case of Base Rate Loans denominated in Pounds Sterling, two (2) Business Days, and (iv) in the case of Base Rate Loans denominated in Dollars, one (1) Business Day.

      "Archer" shall mean Archer Group Holdings plc, a corporation organized under the laws of England.

      "Archer Facilities" shall mean the Tranche A-2 Term Loans, Tranche B Term Loans, the portion of the Revolving Loans necessary to consummate the Acquisition, and the Loan Notes Guaranty.

      "Assignee" shall have the meaning given to such term in Section 12.7(a).

      "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of Exhibit C.

      "Authorized Officer" shall mean any officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

      "Available Dividend Amount" shall mean, with respect to any Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is or would be permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

      "Bankruptcy Code" shall mean 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

      "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

      "Base Rate Loan" shall mean, at any time, (i) each Loan denominated in Dollars and bearing interest at the Base Rate and (ii) each Loan denominated in Pounds Sterling and bearing interest at the Sterling Base Rate.

      "Beechwood" shall mean Chartwell Holdings Limited, formerly known as Beechwood Holdings Limited, a corporation organized under the laws of England and an indirect Wholly Owned Subsidiary of the Parent.

      "Beechwood Escrow and Security Agreement" shall mean a Charge over Cash Deposit agreement made by Beechwood in favor of the Agent, in substantially the form of Exhibit F-1, as amended, modified or supplemented from time to time, pursuant to which the Sinking Fund Account shall be created and a security interest in favor of the Agent granted therein.

      "Borrower Escrow and Security Agreement" shall mean an Escrow and Security Agreement made by the Borrower in favor of the Agent, in substantially the form of Exhibit F-2, as amended, modified or supplemented from time to time pursuant to which the L/C Cash Collateral Accounts shall be created and a security interest in favor of the Agent granted therein.

      "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Class and Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

      "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

      "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which financial institutions in either Charlotte, North Carolina or in Stamford, Connecticut are authorized or required by law or other government action to be closed, (ii) in respect of any determination relevant to a LIBOR Loan, any day which is a Business Day described in clause
(i) above and which is also a day on which tradings are conducted in the London interbank Eurodollar market, and (iii) in respect of any determination relevant to a Loan under the Sterling Facilities, any day which is a Business Day described in clauses (i) and (ii) above and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Agent is located.

      "Capitalization Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date.

      "Cash Collateral Accounts" shall mean the Sinking Fund Account and the L/C Cash Collateral Accounts established by Beechwood and the Borrower, respectively, with the Escrow Agent pursuant to the Escrow and Security Agreements.

      "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(iv) above.

      "Class" shall have the meaning given to such term in Section 2.2(a).

      "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

      "Commitment" shall mean, with respect to any Lender, the sum of such Lender's Tranche A Commitment, Tranche B Commitment and Revolving Credit Commitment.

      "Companies Act Principles" shall mean the principles of accounting encompassed in the Companies Act 1985 under the laws of England and any amendments thereto.

      "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit D-1 or D-2, as applicable, together with a Covenant Compliance Worksheet.

      "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

      "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of total interest expense of the Borrower and its Subsidiaries for such period in respect of Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period, and including all net amounts paid or accrued by the Borrower and its Subsidiaries during such period under or in respect of Hedge Agreements and all commitment fees and other ongoing fees in respect of Indebtedness (including fees payable under Sections 2.9(b), (c), (d) and (e)) paid or accrued by the Borrower and its Subsidiaries during such period), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

      "Consolidated Net Worth" shall mean, at any time, the net worth of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (x) including the amount of the Contingent Interest Notes as reported on the Parent's most recent balance sheet, but (y) excluding any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, at any time prior to the Tranche A Maturity Date, and (z) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

      "Consolidated Net Written Premiums" shall mean, as to the Insurance Subsidiaries, for any period, the sum (without duplication) of the Net Written Premiums of all the Insurance Subsidiaries for such period.

      "Contingent Interest Notes" shall mean those certain unsecured contingent interest notes maturing on June 30, 2006 issued by Piedmont Management Company Inc. ("Piedmont") on December 11, 1995 to its shareholders, the liabilities for which became liabilities of Parent as a result of the merger of Piedmont with and into Parent on December 13, 1995.

      "Contingent Interest Note Indenture" means the Indenture dated as of December 1, 1995 between Piedmont Management Company Inc. and Fleet, as trustee, as supplemented.

      "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business or any other obligations to the extent such obligations are secured with cash or Cash Equivalents.

      "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit D.

      "Credit Documents" shall mean this Agreement, the Notes, the Fee Letter, the Guaranty, the Escrow and Security Agreement, any Hedge Agreement to which the Borrower and any Lender are parties and that is entered into by the Borrower pursuant to, and as required by, Section 7.8, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Parent, Borrower or any of its Subsidiaries with respect to this

Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

      "Debt Service" shall mean, for any period, the aggregate (without duplication) of all principal and Consolidated Interest paid or payable by the Borrower and its Subsidiaries during such period in respect of Indebtedness (including the Loans and the Senior Notes but excluding Indebtedness owed by any Subsidiary to the Borrower) other than mandatory and voluntary principal prepayments made pursuant to Sections 2.5(b), 2.5(c), or 2.6(a).

      "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

      "Determination Date" shall mean, with respect to setting the spot exchange rate:

            (a) in connection with the origination of any Revolving Loan or the issuance of any Letter of Credit or the Loan Notes Guaranty, the Business Day which is three (3) Business Days prior to the date such credit is extended or such instrument is issued;

            (b) in connection with any conversion or continuation of any Revolving Loans, three (3) Business Days prior to the date such Loan is converted or continued;

            (c) the last Business Day of each quarter; or

            (d) the date of any reduction of the Total Revolving Credit Commitments pursuant to the terms of Section 2.5.

      "Dollar Amount" shall mean (a) with respect to Dollars or an amount denominated in Dollars, such amount, and (b) with respect to an amount denominated in Pounds Sterling, the Dollar Equivalent of such amount on the date contemplated by the applicable section of this Agreement.

      "Dollar Equivalent" shall mean, on any Business Day, with respect to an amount denominated in Pounds Sterling, the amount of Dollars into which the Agent could, in accordance with its customary commercial practice from time to time in the interbank foreign exchange market, convert such amount of Pounds Sterling at the most favorable spot rate of exchange determined by the Agent to be available to it (inclusive of all reasonable and related costs of conversion, if any are actually incurred) at or about 10:00 a.m., Charlotte time, on such date.

      "Dollar Facilities" shall mean the Tranche A Term Loans, the Dollar Revolving Loans and any Letters of Credit denominated in Dollars.

      "Dollar Revolving Loans" shall mean Revolving Loans denominated in
Dollars.

      "Dollars" or "$" shall mean dollars of the United States of America.

      "EBITDA" shall mean, with respect to the Borrower and its Non-Insurance Subsidiaries for any period, the sum (without duplication) of (a) net income (or loss) for such period determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, (b) Consolidated Interest Expense for such period, (c) federal, state and local income and franchise taxes deducted in determining such income, (d) depreciation and amortization deducted in determining such income, and (e) all other non-cash expenses which reduce such net income, less (f) to the extent included in such net income, the sum of (i) all income of such Person attributable to dividends from an Insurance Subsidiary and (ii) all non-cash items which increase net income (provided that all such items shall be included as income in the period in which the cash therefor is received).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

      "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in material liability of the Borrower or any of its Material Subsidiaries under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA in either case solely where such event or termination could reasonably be expected to result in the Borrower or any of its Material Subsidiaries incurring material liability, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, other than pursuant to Section 4041(b) of ERISA, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan,
(v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA with respect to a material amount of unpaid contributions, which proceeding is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien on a material amount of the assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction which could reasonably be expected to result in the imposition of a material penalty on the Borrower or any ERISA Affiliate, or (viii) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

      "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000; provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or
(vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

      "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation,
(i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

      "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

      "Escrow and Security Agreements" shall mean the Beechwood Escrow and Security Agreement and the Borrower Escrow and Security Agreement.

      "Event of Default" shall have the meaning given to such term in Section 10.1.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      "Execution Date" shall mean October 13, 1996.

      "Executive Officers" shall mean Richard E. Cole, Chairman and Chief Executive Officer, Steven J. Bensinger, President, Michael H. Hayes, Executive Vice President, and Charles E. Meyers, Senior Vice President and Chief Financial Officer.

      "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

      "Fee Letter" shall mean the letter from First Union to the Borrower, dated October 3, 1996, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

      "Fixed Charge Coverage Ratio" shall mean, as of the last day of, and with respect to, any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of:

            (i) the aggregate (without duplication) of (w) the Available Dividend Amount for Reinsurance and other Insurance Subsidiaries that are direct Subsidiaries of the Borrower, plus (x) the Net Tax Sharing Payments, plus (y) principal and interest payments received by the Borrower from Beechwood in respect of loans made by the Borrower to Beechwood to effect the Acquisition, plus (z) EBITDA, to

            (ii) the aggregate of (y) the Debt Service reasonably determined by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be paid or accrued by the Borrower during the period of four consecutive fiscal quarters immediately following the Measurement Period (the "Pro Forma Period"), including capital lease obligations to the extent reasonably expected not to be reimbursed by one or more Subsidiaries, based on the amount of the Loans, Senior Notes and other Indebtedness outstanding at the beginning of such period and assuming that the rates in effect at the beginning of such period, taking into account the benefit and costs of any Hedge Agreement with respect to the Loans, will remain in effect throughout such period, plus (z) four (4) times the amount of dividends paid by the Parent during the last quarter of the Measurement Period.

For purposes of calculating this ratio, any payments made or received in Pounds Sterling shall be converted to their Dollar Equivalents.

      "Fixed Guaranty Principal Exposure" shall mean the Stated Amount of the Loan Notes issued and outstanding as of the date of certification thereof by an Authorized Officer of the Borrower, immediately after consummation of all purchases of the shares of Archer pursuant to the Tender Offer and the Statutory Merger Proceedings, if any.

      "Fleet" shall mean Fleet National Bank of Connecticut.

      "Fleet Indebtedness" shall mean the term loan Indebtedness of the Borrower to Fleet under a credit agreement between the Borrower and Fleet dated as of December 13, 1995, and the revolving credit Indebtedness of the Borrower, Parent and Reinsurance to Fleet under a credit agreement among such parties dated as of December 13, 1995.

      "Guaranty" shall mean the guaranty made by the Parent in favor of the Agent, on behalf of the Lenders, in substantially the form of Exhibit G, as amended, modified or supplemented from time to time.

      "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of the Borrower referred to in Section 6.11(b).

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

      "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

      "Historical Statutory Statements" shall have the meaning given to such term in Section 6.11(c).

      "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, at any time prior to the Tranche A Maturity Date, (viii) the net termination obligations of such Person under any Hedge Agreements (other than any Hedge Agreements in respect of the Loans), calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person; it being understood that obligations of any Insurance Subsidiary incurred under insurance and reinsurance agreements entered into in the ordinary course of its business are not Indebtedness.

      "INSCORP" shall mean Insurance Corporation of New York, a New York insurance company and Wholly Owned Subsidiary of Reinsurance.

      "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its state of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

      "Insurance Subsidiary" shall mean Reinsurance, INSCORP, and any other Material Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its state of domicile.

      "Interest Period" shall have the meaning given to such term in Section
2.10.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      "Invested Assets" means, with respect to any Person, the amount, on a consolidated basis, of its investments, cash and cash equivalents as reflected on such Person's most recent balance sheet.

      "Investment Grade Securities" means (i) obligations of or guaranteed as to principal and interest by the United States Government or (ii) debt securities, debt instruments or redeemable preferred stock with a rating of BBB- or higher by Standard & Poor's, Baa3 or higher by Moody's, Class (2) or higher by the NAIC or the equivalent of such rating by Standard & Poor's, Moody's or NAIC or, if none of Standard & Poor's, Moody's or NAIC shall then exist (or, in the case of the Securities, shall not then be making a rating on the Securities publicly available), the equivalent of such rating by any other "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act of 1933).

      "Issuing Bank" shall mean (i) in respect of the issuer of the Loan Notes Guaranty in accordance with Article III and the issuer of the Letters of Credit denominated in Pounds Sterling in accordance with Article IV, First Union (London) and its successors in such capacity, and (ii) in respect of the issuer of the Letters of Credit denominated in Dollars in accordance with Article IV, First Union and its successors in such capacity.

      "L/C Cash Collateral Accounts" shall have the meaning given such term in
Section 4.8.

      "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

      "LIBOR Dollar Rate" shall mean, with respect to each LIBOR Loan denominated in Dollars and comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, or at the option of the Agent pursuant to reasonable commercial practice applicable to borrowers similarly situated to the Borrower, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR

Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

      "LIBOR Rate" shall mean and include each of the LIBOR Dollar Rate and the LIBOR Sterling Rate.

      "LIBOR Sterling Rate" shall mean, with respect to each LIBOR Loan denominated in Pounds Sterling and comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) the rate of interest appearing on Reuters Monitor Page LIBP (or any successor page) representing the rate of interest at which Pounds Sterling deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market at approximately 11:00 a.m., London time, three (3) Business Days prior to the first day of such Interest Period, for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

      "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 12.7, and their respective successors and assigns.

      "Lending Office" shall mean, with respect to any Lender, (i) for all purposes other than as specified in clause (ii), the office of such Lender designated as its "Lending Office for Dollar Facilities" on its signature page hereto or in an Assignment and Acceptance, and (ii) in the case of Loans under the Sterling Facilities, the office of such Lender designated as its "Lending Office for Sterling Facilities" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans and any Loans under the Sterling Facilities, such office may be a domestic or foreign branch or Affiliate of such Lender.

      "Letter of Credit Exposure" shall mean, with respect to any Revolving Lender at any time, such Lender's Revolving Commitment Percentage of (x) the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

      "Letter of Credit Fee" shall have the meaning provided in Section 2.9(d).

      "Letter of Credit Notice" shall have the meaning given to such term in
Section 4.2.

      "Letters of Credit" shall have the meaning given to such term in Section 4.1.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

      "Loan Notes" shall mean the Floating Rate Guaranteed Unsecured Loan Notes 2002, to be issued by Beechwood under and pursuant to the Loan Note Instrument and having a final maturity of June 30, 2002.

      "Loan Notes Guaranty" shall mean the guaranty of the Issuing Bank, in the form of the guaranty incorporated in the Loan Notes Instrument, in form and substance satisfactory to the Issuing Bank, pursuant to which the Issuing Bank guarantees the payment of the principal and interest on the Loan Notes.

      "Loan Notes Guaranty Exposure" shall mean, with respect to any Lender, such Lender's Tranche B Guaranty Exposure and Revolver Guaranty Exposure.

      "Loan Notes Guaranty Fee" shall have the meaning given to such term in
Section 2.9(c).

      "Loan Notes Instrument" shall mean the loan note instrument to be executed by Beechwood pursuant to and in accordance with the Tender Offer.

      "Loan Notes Maturity Date" shall mean September 29, 2002.

      "Loan Notes Reimbursement Obligation" shall have the meaning given to such term in Section 3.4.

      "Loans" shall mean any or all of the Tranche A Term Loans, the Tranche B Term Loans, and the Revolving Loans.

      "Local Time" shall mean the local time in effect at (x) the applicable Notice Office (in the case of Notices of Revolving Borrowings, Notices of Conversions/Continuations, and Letter of Credit Notices) and (y) the applicable Payment Office in the case of all payments and disbursements of Loans under Letters of Credit or the Loan Notes Guaranty.

      "Margin Stock" shall have the meaning given to such term in Regulation U.

      "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

      "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

      "Material Asset" shall mean, at any time, any asset or group of assets to which 10% or more of the gross revenues of the Borrower and its Subsidiaries are attributable, or whose book value exceeds ten percent (10%) of the total assets of the Borrower and its Subsidiaries, in each case on a consolidated basis for the most recent four quarter period and as of the most recent fiscal quarter end, respectively, determined in accordance with Generally Accepted Accounting Principles.

      "Material Subsidiary" shall mean any Subsidiary of the Borrower whose total assets or total revenues exceed ten percent (10%) of the total assets or gross revenues, respectively, of the Borrower and its Subsidiaries on a consolidated basis as of the most recent fiscal quarter end and for the most recent four-quarter period, respectively, determined in accordance with Generally Accepted Accounting Principles.

      "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

      "Multiemployer Plan" shall mean, as of any given date, any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions during the 5-year period immediately preceding such date.

      "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

      "Net Tax Sharing Payments" shall mean, for any period, the excess of (i) the aggregate (without duplication) of all payments made or reasonably estimated by Borrower to be made to the Borrower by its Subsidiaries pursuant to tax sharing or tax allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, over (ii) the aggregate of all foreign, federal, state or local income, franchise and other tax payments made or reasonably estimated by Borrower to be made by the Borrower in respect of taxable income realized during such period.

      "Non-Insurance Subsidiary" shall mean any Subsidiary of Borrower that is neither an Insurance Subsidiary nor a Subsidiary of an Insurance Subsidiary.

      "Notes" shall mean any or all of the Tranche A Term Notes, the Tranche B Term Notes, and the Revolving Credit Notes.

      "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

      "Notice of Revolving Borrowing" shall have the meaning given to such term in Section 2.2(b).

      "Notice Office" shall mean (i) in respect of any notice not referred to in clause (ii) below, the offices of the Agent at One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention:
Syndication Agency Services, Telecopy No. (704) 383-0288, and (ii) in respect of notices for Letters of Credit to the Issuing Bank (whether denominated in Pounds Sterling or Dollars), the address for notices for First Union as a Lender on its signature page hereto, with a copy to the Agent at the Notice Office set forth in the foregoing clause (i).

      "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Agent, any Lender, the Issuing Bank or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

      "Parent" shall mean Chartwell Re Corporation, a Delaware corporation and the sole shareholder of the Borrower.

      "Participant" shall have the meaning given to such term in Section
12.7(d).

      "Payment Office" shall mean, with respect to the Agent, (i) for all purposes other than as specified in clause (ii), the office of the Agent designated as its "Payment Office for Dollar Facilities" on its signature page hereto, and (ii) in the case of Loans under the Sterling Facilities, the office of the Agent designated as its "Payment Office for Sterling Facilities" on it signature page hereto, or, in either case, such other offices as the Agent may designate to the Borrower and the Lenders from time to time.

      "Permitted Liens" shall have the meaning given to such term in Section
9.3.

      "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

      "Plan" shall mean, as of any given date, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate at any time within the 6-year period immediately preceding such date.

      "Pounds Sterling" or "(pound)" shall mean freely transferable lawful money of the United Kingdom.

      "Pounds Sterling Revolving Loans" shall mean Revolving Loans denominated in Pounds Sterling.

      "Pro Forma Balance Sheet" shall have the meaning given to such term in
Section 6.11(d).

      "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

      "Projections" shall have the meaning given to such term in Section
6.11(e).

      "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

      "Register" shall have the meaning given to such term in Section 12.7(b).

      "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

      "Reimbursement Obligation" shall have the meaning given to such term in
Section 4.4.

      "Reinsurance" shall mean Chartwell Reinsurance Company, a Minnesota insurance company and Wholly Owned Subsidiary of the Borrower.

      "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

      "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans and Letter of Credit Exposure) representing more than sixty-six and two-thirds percent (66-2/3%) of the aggregate at such time of all outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

      "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

      "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, the Bank of England, or any other Governmental Authority, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

      "Revolver Archer Loan Notes" shall have the meaning given to such term in
Section 3.9(a).

      "Revolver Guaranty Exposure" shall mean, with respect to any Revolving Lender, at any time, its Revolving Commitment Percentage of the following amount: (i) the Aggregate Loan Notes Guaranty Principal Amount, minus (ii) the Tranche B Guaranty Exposure, plus (iii) accrued interest on all the Loan Notes outstanding at such time through and including the next succeeding interest payment date therefor, plus (iv) the aggregate amount of all Loan Notes Reimbursement Obligations outstanding at such time.

      "Revolving Commitment Percentage" shall mean, for each Revolving Lender at any time, a fraction the numerator of which is the Revolving Credit Commitment of such Lender at such time and the denominator of which is the Total Revolving Credit Commitments at such time.

      "Revolving Commitment Worksheet" shall mean the worksheet in the form of Exhibit H.

      "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to
Section 12.7(b) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

      "Revolving Credit Commitment Fee" shall have the meaning given to such term in Section 2.9(b).

      "Revolving Credit Maturity Date" shall mean December 31, 2001, or such later time not later than December 31, 2002, if so requested by the Borrower on or before the second anniversary of the Execution Date and approved in writing by all the Lenders in their sole and absolute discretion; provided that, if, on December 30, 2001, (i) any Loan Notes are then outstanding, (ii) the Revolver Guaranty Exposure is greater than zero, and (iii) the Borrower deposits, or causes Beechwood to deposit, cash in the Sinking Fund in an amount at least equal to such Revolver Guaranty Exposure in addition to such other amounts required under this Agreement to be held in the Sinking Fund Account, then the Revolving Credit Maturity Date shall be the earlier of September 29, 2002, or the date all obligations of Beechwood under the Loan Notes to which the Loan Notes Guaranty applies have been satisfied in full.

      "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-4, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

      "Revolving Credit Termination Date" shall mean the Revolving Credit Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or Section 10.2.

      "Revolving Lender" shall mean any Lender having a Revolving Credit Commitment, holding outstanding Revolving Loans or having Revolver Guaranty Exposure.

      "Revolving Loans" shall have the meaning given to such term in Section 2.1(c) and shall include, collectively, Dollar Revolving Loans and Pounds Sterling Revolving Loans.

      "Security Documents" shall mean the Escrow and Security Agreements and the UCC-1 financing statements executed in connection therewith.

      "Senior Note Indenture" means the Indenture dated as of March 17, 1994 between Parent and Bankers Trust Company, as Trustee, relating to the Senior Notes, as supplemented and assumed by the Borrower.

      "Senior Notes" means the 10-1/4% Senior Notes Due 2004 of Parent, assumed by the Borrower, in the original aggregate principal amount not exceeding $75,000,000.

      "Sinking Fund Account" shall have the meaning given such term in Section 3.8.

      "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, its successors and assigns.

      "Stated Amount" shall mean, with respect to any Letter of Credit or the Loan Notes Guaranty at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met and regardless of any cash or Cash Equivalents in the Cash Collateral Accounts) and, with respect to Loan Notes at any time, the principal amount outstanding thereunder at such time.

      "Statutory Accounting Principles" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements.

      "Statutory Merger Proceedings" shall mean the legal proceedings to effect the elimination of minority shareholders of Archer pursuant to Section 428 et seq. of the Companies Act 1985 in effect under the laws of England.

      "Statutory Surplus" shall mean, with respect to any Insurance Subsidiary at any time, the amount shown on line 25, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

      "Sterling Base Rate" shall mean, at any time, that rate per annum announced by Midland Bank plc to be its Sterling base rate (which may not necessarily be its best rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such rate, plus the Applicable Margin Percentage as in effect at such time.

      "Sterling Facilities" shall mean the Tranche B Term Loans, the Pounds Sterling Revolving Loans, the Loan Notes Guaranty and any Letters of Credit denominated in Pounds Sterling.

      "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, in the case of a corporation, or of the ownership or beneficial interests, in the case of a Person not a corporation, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

      "Syndication Completion Date" shall have the meaning given to such term in
Section 2.2(a).

      "Tender Offer" shall mean the Recommended Cash Offer by Salomon Brothers International Limited on behalf of Beechwood for the whole of the issued share capital of Archer.

      "Term Loans" shall mean, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

      "Total Loan Notes Guaranty Exposure" shall mean, at any time, the aggregate amount of the Loan Notes Guaranty Exposures for all the Lenders.

      "Total Revolving Credit Commitments" shall mean at any time the aggregate amount of Revolving Credit Commitments of all Revolving Lenders at such time, being initially Twenty-Five Million Dollars ($25,000,000).

      "Total Tranche B Commitments" shall mean at any time the aggregate amount of all Lenders' Tranche B Commitments at such time.

      "Total Unutilized Revolving Credit Commitment" shall mean, at any time, the aggregate amount of Unutilized Revolving Credit Commitments of all Revolving Lenders at such time.

      "Tranche A Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche A

Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 12.7(b) as such Lender's "Tranche A Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

      "Tranche A Lender" shall mean (i) prior to the Closing Date, any Lender having a Tranche A Commitment, and (ii) on and after the Closing Date, any Lender holding outstanding Tranche A Term Loans.

      "Tranche A Maturity Date" shall mean December 31, 2002.

      "Tranche A Term Loans," "Tranche A-1 Term Loans" and "Tranche A-2 Term Loans " shall have the meaning given to each of such terms in Section 2.1(a).

      "Tranche A Term Notes" shall mean the Tranche A-1 Term Notes and the Tranche A-2 Term Notes.

      "Tranche A-1 Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

      "Tranche A-2 Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-2, together with any amendments, notifications and supplements thereto, substitutions therefor and restatements thereof.

      "Tranche B Archer Loan Notes" shall have the meaning given to such term in
Section 3.9(a).

      "Tranche B Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 12.7(b) as such Lender's "Tranche B Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

      "Tranche B Commitment Percentage" shall mean, for each Tranche B Lender at any time, a fraction, the numerator of which is the Tranche B Commitment of such Lender at such time and the denominator of which is the Total Tranche B Commitments at such time.

      "Tranche B Guaranty Exposure" shall mean, with respect to any Tranche B Lender at any time, its Tranche B Commitment Percentage of (i) the Aggregate Loan Notes Guaranty Principal Amount not exceeding (pound)12,850,000 less (ii) the amounts of principal theretofore paid on Loan Notes designated by the Borrower pursuant to Section 3.9(b) as repayments of the Tranche B Archer Loan Notes.

      "Tranche B Lender" shall mean (i) prior to the Closing Date, any Lender having a Tranche B Commitment, and (ii) on and after the Closing Date, any Lender holding outstanding Tranche B Term Loans or having Tranche B Guaranty Exposure.

      "Tranche B Maturity Date" shall mean December 31, 2002.

      "Tranche B Term Loans" shall have the meaning given to such term in
Section 2.1(b).

      "Tranche B Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

      "Transactions" shall mean, collectively, the transactions contemplated by the Transaction Documents, including (i) the initial extensions of credit under this Agreement on the Closing Date, (ii) the Acquisition, (iii) the issuance of the Loan Notes and (iv) the extinguishment of the Fleet Indebtedness.

      "Transaction Documents" shall mean, collectively, the Credit Documents and the Acquisition Documents, and all other agreements, instruments, certificates and documents executed and delivered by the Parent, Borrower or any of its Subsidiaries in connection with the Transactions, in each case as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

      "Type" shall have the meaning given to such term in Section 2.2(a).

      "Unutilized Revolving Credit Commitment" shall mean, with respect to any Revolving Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of the Dollar Amounts of (i) the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time, and
(ii) such Lender's Letter of Credit Exposure and Revolver Guaranty Exposure at such time.

      "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding capital stock or other ownership interests of such Subsidiary is owned, directly or indirectly, by such Person.

      1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, Statutory Accounting Principles). Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles or Statutory Accounting Principles after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Article VIII, as applicable, such changes shall be applied in the computation of such covenants only from and after the date this Agreement shall have been amended to take into account any such changes or the Required Lenders shall have otherwise agreed that an amendment is not necessary. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1995 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1995 Annual Statements or Quarterly Statements, as the case may be.

      1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Bank unless specifically provided otherwise or unless the context otherwise requires.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

      2.1 Commitments; Loans. (a) Each Tranche A Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a term loan in a maximum of two portions as hereinafter described (each, a "Tranche A Term Loan," and collectively, the "Tranche A Term Loans") to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Commitment. The first portion of the Tranche A Term Loans shall be in an aggregate amount equal to Twenty Million Dollars ($20,000,000) (each Tranche A Lender's pro rata portion, a "Tranche A-1 Term Loan," and collectively, the "Tranche A-1 Term Loans") and shall be made on the Closing Date. The second portion of the Tranche A Term Loans shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) (each Tranche A Lender's pro rata portion, a "Tranche A-2 Term Loan," and collectively, the "Tranche A-2 Term Loans") and shall be made on the Acquisition Closing Date. All Tranche A Term Loans shall be made, maintained and repaid in Dollars. To the extent repaid, Tranche A Term Loans may not be reborrowed.

      (b) Each Tranche B Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a term loan (each, a "Tranche B Term Loan," and collectively, the "Tranche B Term Loans") to the Borrower on the Acquisition Closing Date in a principal amount not greater than the excess, if any, of its Tranche B Commitment over its Tranche B Guaranty Exposure immediately after the Acquisition. All Tranche B Term Loans shall be made, maintained and repaid in Pounds Sterling. Except as provided in Section 2.2(d), no Tranche B Term Loans shall be made at any time after the Acquisition Closing Date. To the extent repaid, Tranche B Term Loans may not be reborrowed. Notwithstanding any provision in this Agreement to the contrary, the principal amount of outstanding Tranche B Term Loans owed to any Lender shall not at any time exceed the amount of such Lender's Tranche B Commitment, less the sum of
(i) such Lender's pro rata share of payments or deposits required or caused to be made by the Borrower pursuant to Section 2.6(b) and (ii) such Lender's Tranche B Guaranty Exposure.

      (c) Each Revolving Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans (each, a "Revolving Loan," and collectively, the "Revolving Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount (measured in Dollar Equivalents) at any time outstanding not greater than the excess, if any, of its Revolving Credit Commitment at such time over the sum of the Dollar Amounts of its Letter of Credit Exposure and its Revolver Guaranty Exposure at such time; provided that no Borrowing of Revolving Loans shall be made if, on the Determination Date with respect to such Borrowing, the Dollar Amount of such Borrowing would exceed the Total Unutilized Revolving Credit Commitment at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans. All Dollar Revolving Loans shall be made, maintained and repaid in Dollars. All Pounds Sterling Revolving Loans shall be made, maintained and repaid in Pounds Sterling.

      2.2 Borrowings. (a) The Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans (each, a "Class" of Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan); provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, and (ii) notwithstanding any other provision of this Agreement, the Term Loans and any Revolving Loans made on the Closing Date or on the Acquisition Closing Date shall be made initially as Base Rate Loans, and (iii) notwithstanding any other provision of this Agreement, no LIBOR Loans having an Interest Period of longer than one month may be borrowed at any time prior to the earlier of the 90th day after the Acquisition Closing Date and the date upon which the Agent determines in its sole discretion, and notifies the Borrower, that the primary syndication of the Facilities has been completed (the earlier of such dates, the "Syndication Completion Date"). Nothing in this Section 2.2(a) shall be construed to prevent the Borrower from obtaining more than one Borrowing on a single day.

      (b) In order to make a Borrowing of the Term Loans (other than Borrowings involving continuations or conversions of outstanding Term Loans, which shall be made pursuant to Section 2.11), the Borrower hereby requests (i) on the Closing Date, a Borrowing of Tranche A-1 Term Loans in an amount equal to Twenty Million Dollars ($20,000,000), and (ii) beginning on the Acquisition Closing Date, a Borrowing of Tranche A-2 Term Loans in the aggregate amount of Ten Million Dollars ($10,000,000) and a Borrowing of Tranche B Term Loans in an amount equal to (x) the Total Tranche B Commitments less (y) the amount of the aggregate Tranche B Guaranty Exposure on the Acquisition Closing Date (after issuance of the Loan Notes Guaranty).

      (c) In order to make a Borrowing of Revolving Loans (other than Borrowings involving continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte Time, the Applicable Number of Business Days prior to each such Borrowing; provided, however, that a request for a Borrowing of any Revolving Loans to be made on the Closing Date or the Acquisition Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Revolving Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1, including a duly completed Revolving Commitment Worksheet attached thereto, and shall specify (v) the amount of the Total Unutilized Revolving Credit Commitment immediately before giving effect to the requested Borrowing,
(w) the aggregate principal amount and initial Type of the Revolving Loans to be made pursuant to such Borrowing, (x) the Applicable Currency in which such Loans shall be denominated, (y) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (z) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Revolving Borrowing, the Agent will promptly notify each Revolving Lender of the proposed Borrowing and the contents of the Notice of Revolving Borrowing.

      (d) If, on the Acquisition Closing Date, the amount of Tranche B Term Loans made is less than the full amount of the Total Tranche B Commitments because of the issuance of the Loan Notes Guaranty, the Borrower may, subject to
Section 2.1(b), at any time until one (1) day immediately preceding the Tranche B Maturity Date, make Borrowings of Tranche B Term Loans in order to satisfy Beechwood's obligations under the Loan Notes. Further, if, after the completion of all purchases of Archer shares under the Tender Offer and the Statutory Merger Proceedings, if any, the Fixed Guaranty Principal Exposure is less than
(x) the Stated Amount of the Loan Notes Guaranty upon its issuance, and is less than (y) (pound)12,850,000, then the Borrower shall be entitled to make an additional Borrowing of Tranche B Term Loans up to an amount equal to (pound)12,850,000 minus the Fixed Guaranty Principal Exposure. In order to make a Borrowing of Tranche B Term Loans to satisfy Loan Notes obligations, or to make an additional Borrowing in accordance with the foregoing sentence, the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, the Applicable Number of Days prior to each such

Borrowing. Each such notice (each, a "Notice of Tranche B Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-4, and shall specify (x) the aggregate principal amount and initial Type of the Tranche B Term Loans to be made pursuant to such Borrowing, (y) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (z) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Tranche B Borrowing, the Agent will promptly notify each Tranche B Lender of the proposed Borrowing and the contents of the Notice of Tranche B Borrowing.

      (e) Notwithstanding anything to the contrary contained herein:

            (i) the aggregate principal amount of Borrowings of Tranche A Term Loans shall be in the amount of the aggregate Tranche A Commitments, and the aggregate principal amount of the Borrowings of Tranche B Term Loans shall be in the amount of the Total Tranche B Commitments less the amount of the aggregate Tranche B Guaranty Exposure of all Lenders;

            (ii) the aggregate principal amount of each Borrowing of Dollar Revolving Loans or Sterling Revolving Loans that is comprised of Base Rate Loans shall not be less than $1,000,000 or (pound)1,000,000, respectively, or, if greater, an integral multiple of $500,000 or (pound)500,000, respectively, in excess thereof (or, if less, in the amount of the Total Unutilized Revolving Credit Commitment);

            (iii) the aggregate principal amount of each Borrowing of Dollar Revolving Loans or Pounds Sterling Revolving Loans that is comprised of LIBOR Loans shall not be less than $3,000,000 or (pound)3,000,000, respectively, or, if greater, an integral multiple of $1,000,000 or (pound)1,000,000, respectively, i any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

      (f) Not later than 11:00 a.m., Local Time, on the requested Borrowing Date, each Lender will make available to the Agent at its Payment Office an amount, in the Applicable Currency and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Agent.

      2.3 Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers; provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

      (b) Unless the Agent has received, prior to 11:00 a.m., Local Time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate with respect to Loans under the Dollar Facilities and, with respect to Loans under the Sterling Facilities, at the rate per annum certified by the Agent to represent the cost to the Agent of funding such amount for such period, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Class and Type of Loans comprising such Borrowing, as determined under the provisions of
Section 2.8. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

      (c) Subject to Section 2.19(c), each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

      2.4 Notes. (a) The Loans made by each Lender shall be evidenced (i) in the case of Tranche A-1 Term Loans, by a Tranche A-1 of Term Note appropriately completed in substantially the form of Exhibit A-1, (ii) in the case of Tranche A-2 Term Loans, by a Tranche A-2 Term Note appropriately completed in substantially the form of Exhibit A-2, (iii) in the case of Tranche B Term Loans, by a Tranche B Term Note appropriately completed in substantially the form of Exhibit A-3, and (iv) in the case of Revolving Loans, by a Revolving Credit Note appropriately completed in substantially the form of Exhibit A-4.

      (b) Each Tranche A Term Note issued to a Tranche A Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated in the case of the Tranche A-1 Note as of the Closing Date and, in the case of the Tranche A-2 Note, as of the Acquisition Closing Date, (iv) be in a stated principal amount equal to, in the case of the Tranche A-1 Note, two-thirds of such Lender's Tranche A Commitment, and, in the case of the Tranche A-2 Note, one-third of such Lender's Tranche A Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Tranche A Term Loan made by such Lender, and
(vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

      (c) Each Tranche B Term Note issued to a Tranche B Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Acquisition Closing Date, (iv) be in a stated principal amount equal to such Lender's Tranche B Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Tranche B Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

      (d) Each Revolving Credit Note issued to a Revolving Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable to the Revolving Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

      (e) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

      2.5 Termination and Reduction of Commitments. (a) The Tranche A Commitments with respect to Tranche A-1 Loans shall be automatically and permanently terminated at 5:00 p.m., Charlotte time, on the earlier of (i) December 31, 1996 and (ii) the Closing Date. The Tranche A Commitments with respect to Tranche A-2 Loans and the Tranche B Commitments shall be automatically and permanently terminated at 5:00 p.m., London time, on the earlier of (i) December 31, 1996 and (ii) the Acquisition Closing Date; provided however that if, on or before December 31, 1996, Beechwood has obtained acceptances to the Tender Offer representing at least ninety percent (90%) of the outstanding shares of Archer, such date of termination shall be extended to February 28, 1997; provided further that, if the Loan Notes Guaranty is issued by the Issuing Bank on or prior to such date of termination, then, to the extent of each Tranche B Lender's Tranche B Guaranty Exposure, such Lender's Tranche B Commitments shall not be terminated until the termination of the Loan Notes Guaranty. The Revolving Credit Commitments shall be automatically and permanently terminated on the earlier of (i) if the Closing Date shall not have occurred on or prior to such date, December 31, 1996 and (ii) otherwise, the Revolving Credit Maturity Date (unless sooner terminated pursuant to subsections
(b) below or Section 10.2).

      (b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Agent, such notice to be accompanied by a Revolving Commitment Worksheet, the Borrower may terminate in whole or reduce in part the Total Unutilized Revolving Credit Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $3,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (b) may not thereafter be reinstated. Each reduction of the Revolving Credit Commitments pursuant to this Section 2.5 shall be applied ratably among the Revolving Lenders according to their respective Revolving Credit Commitments.

      2.6 Mandatory Repayments and Prepayments. (a) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche A Term Loans in the amounts and on the dates set forth below:

            Date                                   Payment Amount
            ----                                   --------------

            March 31, 1999                           $1,500,000
            June 30, 1999                            $1,500,000
            September 30, 1999                       $1,500,000
            December 31, 1999                        $1,500,000
            March 31, 2000                           $1,875,000
            June 30, 2000                            $1,875,000
            September 30, 2000                       $1,875,000
            December 31, 2000                        $1,875,000
            March 31, 2001                           $1,875,000
            June 30, 2001                            $1,875,000
            September 30, 2001                       $1,875,000
            December 31, 2001                        $1,875,000
            March 31, 2002                           $2,250,000
            June 30, 2002                            $2,250,000
            September 30, 2002                       $2,250,000
            December 31, 2002                        $2,250,000

      In the event the Tranche A-2 Term Loans are not extended, the payment amounts set forth in this Section 2.6(a) shall be reduced in the aggregate by $10,000,000 applied on a pro rata basis on the relative amounts of such payment amounts.

      (b) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will, at its option, either repay the aggregate outstanding principal of the Tranche B Term Loans or deposit, or cause Beechwood to deposit, cash in Pounds Sterling in the Sinking Fund Account, in the amounts and on the dates set forth below (and each Lender's Tranche B Commitment shall be reduced by such Lender's Tranche B Commitment Percentage of each of the following payment amounts as of the following dates):

            Date                                  Payment Amount
            ----                                  --------------
            March 31, 1999                        (pound)642,500
            June 30, 1999                         (pound)642,500
            September 30, 1999                    (pound)642,500
            December 31, 1999                     (pound)642,500
            March 31, 2000                        (pound)803,125
            June 30, 2000                         (pound)803,125
            September 30, 2000                    (pound)803,125
            December 31, 2000                     (pound)803,125
            March 31, 2001                        (pound)803,125
            June 30, 2001                         (pound)803,125
            September 30, 2001                    (pound)803,125
            December 31, 2001                     (pound)803,125
            March 31, 2002                        (pound)963,750
            June 30, 2002                         (pound)963,750
            September 30, 2002                    (pound)963,750
            December 31, 2002                     (pound)963,750

      (c) To the extent not previously paid, and except to the extent due or made sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) the aggregate outstanding principal of the Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, and (iii) the aggregate outstanding principal of the Revolving Loans shall be due and payable on the Revolving Credit Maturity Date.

      (d) In the event that, on any Determination Date, (i) the sum of (x) the aggregate principal amount of Tranche B Term Loans outstanding at such time and
(y) the aggregate Tranche B Guaranty Exposure of all Tranche B Lenders at such time, reduced by the amount of cash in the Sinking Fund Account, shall exceed
(ii) the Total Tranche B Commitments at such time (after giving effect to the payments required to be made pursuant to Section 2.6(b)), the Borrower will immediately either prepay the outstanding principal amount of the Tranche B Term Loans or deposit or cause Beechwood to deposit cash in Pounds Sterling in the Sinking Fund Account in the amount of such excess.

      (e) In the event that, on any Determination Date, the sum of the Dollar Amounts of (x) the aggregate principal amount of Revolving Loans outstanding at such time, and (y) the aggregate Letter of Credit Exposure and the aggregate Revolver Guaranty Exposure of all Revolving Lenders, shall exceed the Total Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Revolving Loans outstanding immediately prior to the application of such prepayment, the Borrower shall deposit in the Dollar denominated L/C Cash Collateral Account an amount of cash or Cash Equivalents (in Dollars) equal to such amount in excess of such Revolving Loans as security for the Borrower's potential Reimbursement Obligations and, to the extent related to the Revolver Archer Loan Notes, potential Loan Notes Reimbursement Obligations, as more particularly described in Sections 3.4 and 4.4, and thereupon, solely for purposes of this Section 2.6(e), such cash shall be deemed to reduce by an equivalent amount, first, the aggregate Letter of Credit Exposure and, second, the Revolver Guaranty Exposure.

      (f) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section 2.6 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof.

      2.7 Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice to the Agent given not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to each intended prepayment of Loans; provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of the Sterling Facilities, (pound)1,000,000 and (pound)500,000, respectively), (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof (or, in the case of the Sterling Facilities, (pound)3,000,000 and (pound)1,000,000, respectively), and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class, Type and Applicable Currency of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Revolving Loans (but not Term Loans) prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

      (b) Each prepayment of the Term Loans made pursuant to subsection (a) above shall be applied to reduce the outstanding principal amount of the Tranche A Term Loans or the Tranche B Term Loans, respectively, with each such reduction to be applied to the scheduled principal payments on the Tranche A Term Loans and the Tranche B Term Loans (as set forth in Sections 2.6(a) and 2.6(b)) in the scheduled order of maturity. Each such prepayment shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

      2.8 Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan. Payments of interest with respect to each Loan shall be made in the same currency in which the principal of such Loan is required to be repaid hereunder.

      (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

      (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

            (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

            (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

            (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

      (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount (such reduction hereinafter "the reduced amount of interest"). In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, for so long as is necessary to compensate for such reduction, but in no event shall such increased amount of interest with respect to any Lender exceed the reduced amount of interest with respect to such Lender.

      (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Revolving Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

      2.9 Fees. The Borrower agrees to pay, at the applicable Payment Office and in Dollars except as otherwise specifically provided:

      (a) To First Union, for its own account, the fees described in paragraphs
(a) and (b) of the Fee Letter, on the terms, in the amounts and at the times set forth therein;

      (b) To the Agent, for the account of each Revolving Lender, a commitment fee (the "Revolving Credit Commitment Fee") for the period from the Execution Date to the Revolving Credit Termination Date, at a per annum rate equal 0.25%, on such Lender's Revolving Commitment Percentage of the average daily aggregate Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Termination Date;

      (c) To the Agent, for the account of each Tranche B Lender and Revolving Lender, a guaranty fee (the "Loan Notes Guaranty Fee"), payable in Pounds Sterling, for each calendar quarter in respect of its Loan Notes Guaranty Exposure, (x) at a per annum rate equal to 0.375% on such Lender's Loan Notes Guaranty Exposure to the extent secured by cash, denominated in Pounds Sterling, deposited in the Sinking Fund Account, and (y) at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter on such Lender's Loan Notes Guaranty Exposure in excess of such security, in each case payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Acquisition Closing Date, and (ii) on the later of the Tranche B Maturity Date and the date of termination of the Issuing Bank's obligations under the Loan Notes Guaranty;

      (d) To the Agent, for the account of each Revolving Lender, a letter of credit fee (the "Letter of Credit Fee"), payable in the Applicable Currency of the respective Letters of Credit, for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, (x) at a per annum rate equal to 0.375% on such Lender's Letters of Credit Exposure to the extent secured by cash or Cash Equivalents deposited in the respective L/C Cash Collateral Accounts, pursuant to Section 4.8(b), and (y) at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter on such Lender's Letters of Credit Exposure in excess of such security, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

      (e) To the Issuing Banks, the facing fees described in the Fee Letter, on the terms, in the amounts and at the times set for therein; and

      (f) To the Agent, for its own account, the annual administrative fee described in paragraph (c) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

      2.10 Interest Periods. Concurrently with the giving of a Notice of Revolving Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

            (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

            (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

            (v) the Borrower may not select any Interest Period that begins prior to the day which is the Applicable Number of Business Days after the Closing Date or, in the case of the Tranche A-2 Term Loans or the Tranche B Term Loans, the day which is the Applicable Number of Business Days after the Acquisition Closing Date, or that expires (x) after the Tranche A Maturity Date, with respect to Tranche A Term Loans that are to be maintained as LIBOR Loans, (y) after the Tranche B Maturity Date, with respect to Tranche B Term Loans that are to be maintained as LIBOR Loans, or (z) after the Revolving Credit Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

            (vi) the Borrower may not select any Interest Period having a duration longer than one month at any time prior to the Syndication Completion Date;

            (vii) no Interest Period may be selected for any Borrowing of Tranche A Term Loans that would end after a scheduled date for repayment of principal of the Tranche A Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Tranche A Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

            (viii) no Interest Period may be selected for any Borrowing of Tranche B Term Loans that would end after a scheduled date for repayment of principal of the Tranche B Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Tranche B Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

            (ix) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

            (x) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

      2.11 Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of the Sterling Facilities, (pound)1,000,000 or, if greater, an integral multiple of (pound)500,000, respectively); any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, in the case of the Sterling Facilities, (pound)3,000,000 and (pound)1,000,000, respectively); and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof (or, in the case of the Sterling Facilities, (pound)3,000,000 and (pound)1,000,000, respectively), (x) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (y) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

      (b) The Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Local Time, the Applicable Number of Business Days (based on the Type of Loan continued or into which the Loan will be converted) prior to the intended effective date of any conversion or continuation of Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2, including in the case of a conversion or continuation of any Revolving Loans a duly completed Revolving Commitment Worksheet attached thereto, and shall specify (v) the amount of the Total Unutilized Revolving Credit Commitment as of the intended effective date, (w) the date of such conversion or continuation (which shall be a Business Day), (x) the Applicable Currency in which such Loans shall be denominated, (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender having a Commitment for Loans of the relevant Class (or having outstanding Loans of the relevant Class) of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

      2.12 Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars with respect to the Dollar Facilities and in Pounds Sterling with respect to the Sterling Facilities, and in each case in immediately available funds to the Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Bank and the Lenders), at the Agent's Payment Office, prior to 11:00 a.m., Local Time, on the date payment is due. Any payment made as required hereinabove, but after 11:00 a.m., Local Time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (iv) in Section 2.10 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

      (b) The Agent will distribute to the Lenders like amounts in the Applicable Currency relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 11:00 a.m., Local Time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender with respect to the Class of Loans for which payment is received bears to the total amount of such payment owing to all Lenders relevant to such Class), and (ii) if such payment is received after 11:00 a.m., Local Time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Bank like amounts relating to payments made to the Agent for the account of the Issuing Bank in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

      (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

      (d) If any payment required hereunder is not made as and when required hereunder, each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Agent and the Borrower); provided, however, that the failure to give such notice shall not affect the validity of such debit by such Lender.

      (e) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans (other than Loans under the Sterling Facilities), 365 or 366 days, as the case may be, (ii) in the case of interest or fees on Sterling Facilities, 365 days, or (iii) in all other instances, 360 days; and in each instance under (i), (ii) or (iii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

      2.13 Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent, the Issuing Bank or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

      (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

      2.14 Use of Proceeds. (a) The proceeds of the Tranche A-1 Term Loans shall be used solely to extinguish in full the Fleet Indebtedness.

      (b) In addition to the Loan Note Guaranty, the proceeds of the Tranche A-2 Term Loans and the Tranche B Term Loans shall be used solely to finance a portion of the purchase price of the Acquisition, to pay principal on the Loan Notes, and to pay or reimburse reasonable transaction fees and expenses in connection with the consummation of the Acquisition and the other Transactions; provided that, pending final closing of purchases of shares of Archer pursuant to the Tender Offer, or, after the close of such Tender Offer, pursuant to the Statutory Merger Proceedings (the later of which herein referred to as "the Final Archer Closing"), proceeds of any such Term Loans advanced on the Acquisition Closing Date that are not immediately used to acquire Archer Shares may be held by the Borrower in cash or Cash Equivalents, and if, after the Final Archer Closing, less than all of such Loans advanced on the Acquisition Closing Date have been used in the Acquisition, such deficiency will be repaid by the Borrower to the Lenders and applied in the manner described in Section 2.7(b); provided further that, in the case of Tranche B Term Loans, the Borrower shall be entitled to reborrow any such repaid amount pursuant to Section 2.2(d).

      (c) In addition to using the Loan Note Guaranty to finance a portion of the purchase price of the Acquisition, the proceeds of the Revolving Loans and the Letters of Credit may be used for working capital and general corporate purposes, and the proceeds of the Revolving Loans may be used to pay interest and principal on Indebtedness.

      2.15 Pro Rata Treatment; Sharing of Payments. (a) All fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them with respect to each Class, respectively.

      (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 12.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders the amount of such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a portion of the Obligations from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

      2.16 Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or the Loan Notes Guaranty or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit or the Loan Notes Guaranty), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

      (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit or the Loan Notes Guaranty hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

      (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such

Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders, which notification shall be made reasonably promptly.

      (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice on the latest date such LIBOR Loan may be lawfully maintained), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing of Revolving Loans for which the Agent has received a Notice of Revolving Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower, which notification shall be made reasonably promptly.

      (e) Determinations by the Agent or any Lender for purposes of this Section
2.16 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. Except as set forth in
Section 2.19(b), no failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section 2.16 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section 2.16 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

      2.17 Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the

United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

      (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

      (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section 2.17 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that each of the Agent and the Lenders shall use reasonable efforts to file for or otherwise take actions to obtain any such tax benefit or recovery that may be available to it; and provided, further, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

      (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment),
(i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and the

Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of
Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

      (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      2.18 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Revolving Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 10.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section
2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period and such amount payable by the Borrower shall be reduced by the amount of interest that would have accrued to such Lender on such LIBOR Loan amount by reemploying such amount for a comparable period in the London interbank market; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18. Determinations by any Lender for purposes of this Section 2.18 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

      2.19 Replacement of Lenders; Mitigation, Notice Requirements. (a) The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender that (i) has requested compensation from the Borrower under Section 2.16(a), 2.16(b), or 2.17 or (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under
Section 2.16(c), by written notice to such Lender and the Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"); provided that (i) the notice from the Borrower to the Replaced Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 12.7(a), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Revolving Credit Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender, such purchase price to be paid in the Applicable Currencies, and (iii) all other obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including amounts payable under Section 2.16(a), 2.16(b) or 2.17 or under Section 2.18 (to the extent actually incurred by the Replaced Lender as of the Replacement Effective Date) whether as a result of the actions required to be taken under this Section 2.19(a) or otherwise, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.

      (b) Notwithstanding Sections 2.16(a), 2.16(b) or 2.17, the Borrower shall not be obligated to compensate a Lender if such Lender fails to give notice to the Borrower, within ninety (90) days after such Lender has, or with reasonable diligence should have had, knowledge that such increased cost or reduction would apply, that it intends to request compensation; and provided, further, that the Borrower shall not be obligated to compensate such Lender for increased cost or reduction attributable to a date more than one hundred and eighty (180) days prior to the date such Lender submits and has requested compensation from the Borrower under such Sections, as applicable.

      (c) Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to request compensation under Sections 2.16(a), 2.16(b) or 2.17, or give notice under
Section 2.16(c) and in any event if so requested by the Borrower, each Lender shall use reasonable efforts to make, fund or maintain its affected Loans through another Lending Office if, as a result thereof, the reserves, increased costs or any other amount payable by the Borrower to such Lender would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of such Lender, the making, funding or maintaining of such Loans through such other Lending Office would not in any material respect be disadvantageous to such Lender or contrary to such Bank's normal banking practices.

                                   ARTICLE III

                               LOAN NOTES GUARANTY

      3.1 Issuance. Subject to and upon the terms and conditions herein set forth, the Issuing Bank will issue on the Acquisition Closing Date, for the account of Beechwood, the Loan Notes Guaranty denominated in Pounds Sterling and in a form approved by the Issuing Bank and will maintain the Loan Notes Guaranty thereafter until the earlier of (i) the payment in full of all obligations of Beechwood under the Loan Notes to the extent guaranteed by the Issuing Bank under the Loan Note Guaranty or (ii) the Loan Notes Maturity Date. The Stated Amount of the Loan Notes Guaranty shall not be less than the aggregate Stated Amount of the Loan Notes issued in connection with the Acquisition and the Statutory Merger Proceedings; provided that the Dollar Equivalent of the excess of (x) the Stated Amount of the Loan Notes Guaranty on the date of its issuance over (y) (pound)12,850,000, shall not exceed the Total Unutilized Revolving Credit Commitment immediately prior to the issuance of the Loan Notes Guaranty. Notwithstanding the foregoing, the Issuing Bank shall be under no obligation to issue any Loan Notes Guaranty until all of the conditions precedent set forth in Sections 5.2 and 5.3 (with the limitations and qualifications set forth therein) have been satisfied or waived by the Agent or Lenders, as applicable.

      3.2 Notices. If the Borrower desires the issuance of the Loan Notes Guaranty, the Borrower will give the Issuing Bank written notice (with a copy to the Agent) not later than 11:00 a.m., London time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Such notice shall be irrevocable and shall specify the requested date of issuance, which shall be a Business Day. Upon its issuance of the Loan Notes Guaranty, the Issuing Bank will promptly notify the Agent of such issuance, and the Agent will give prompt notice thereof to each Lender.

      3.3 Participations. Immediately upon the issuance of the Loan Notes Guaranty, the Issuing Bank shall be deemed to have sold and transferred to each Tranche B Lender, and, to the extent the Stated Amount of the Loan Notes as of the Acquisition Closing Date or on any date thereafter exceeds (pound)12,850,000, to each Revolving Lender, and each Tranche B Lender and, if applicable, each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, (i) an undivided interest and participation, pro rata (based on such Lender's Tranche B Commitment Percentage), in such Loan Notes Guaranty to the extent of such Lender's Tranche B Guaranty Exposure, (ii) an undivided interest and participation, pro rata (based on such Lender's Revolving Commitment Percentage), in such Loan Notes Guaranty to the extent of such Lender's Revolver Guaranty Exposure, (iii) each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and (iv) any collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to the Loan Notes Guaranty described in
Section 2.9(e) shall be payable directly to the Issuing Bank as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Tranche B Commitment or the Revolving Credit Commitment of any of the Lenders pursuant to Section 12.7(a), with respect to the Loan Notes Guaranty outstanding and Loan Notes Reimbursement Obligations, there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

      3.4 Reimbursement. The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent, for the account of the Issuing Bank, in immediately available funds, for any payment made by the Issuing Bank under the Loan Notes Guaranty (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Loan Notes

Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m., London time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Loan Note Reimbursement Obligation created thereby is satisfied, at the Sterling Base Rate applicable to the Loans as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under the Loan Notes Guaranty, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Bank any such amounts received by it under this Section.

      3.5 Payment by Tranche B Term and Revolving Loans. (a) In the event that the Issuing Bank makes any payment under the Loan Notes Guaranty and the Borrower shall not have timely satisfied in full its Loan Note Reimbursement Obligation to the Issuing Bank pursuant to Section 3.4, and to the extent of any Revolver Guaranty Exposure at such time, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Revolving Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Local Time, on any Business Day, each Revolving Lender will make available to the Agent, for the account of the Issuing Bank, its Revolving Commitment Percentage of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Local Time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day.

      (b) In the event, after application of Section 3.5(a), that (i) the Issuing Bank makes any payment under the Loan Notes Guaranty, (ii) the Borrower shall not have timely satisfied in full its Loan Notes Reimbursement Obligation to the Issuing Bank pursuant to Sections 3.4 and 3.5(a), and (iii) the Revolver Guaranty Exposure is zero, and to the extent that any amounts then held in the Sinking Fund Account established pursuant to Section 3.8 shall be insufficient to satisfy such Loan Notes Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Tranche B Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Local Time, on any Business Day, each Tranche B Lender will make available to the Agent, for the account of the Issuing Bank, its Tranche B Commitment Percentage of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Local Time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day.

      (c) Upon receipt of the Agent's notice in accordance with either Section 3.5(a) or 3.5(b), the Tranche B Lenders or the Revolving Lenders, or both, as the case may be, shall be required to provide to the Agent, for the account of the Issuing Bank, such Lender's pro rata share of the amounts required under such sections, notwithstanding that (i) the amount of such Borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) no request or deemed request for Borrowings under the Revolving Loans shall have been timely made, (iii) the date of such Borrowing is on a date that is not permitted hereunder, or (iv) such Lender's Revolving Credit Commitment has been terminated. If and to the extent any Lender shall not have so made available to the Agent its payments as required under Sections 3.5(a) or 3.5(b), such Lender agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Agent. The failure of any Lender to make available to the Agent its pro rata share of any payment under the Loan Notes Guaranty shall not relieve any other Lender of its obligation hereunder to make available to the Agent its pro rata share of any payment under the Loan Notes Guaranty on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's pro rata share of any such payment. Each such payment by a Tranche B Lender or a Revolving Lender under this Section 3.5 of its pro rata share of an amount paid by the Issuing Bank shall constitute first, a Revolving Loan by a Revolving Lender to the extent of such Lender's Revolver Guaranty Exposure, and second, a Tranche B Term Loan by such Tranche B Lender (the Borrower being deemed to have given a timely Notice of Revolving Borrowing and Notice of Tranche B Borrowing, as the case may be, therefor) and shall be treated as such for all purposes of this Agreement; provided, however, that if (x) the sum of (i) the outstanding principal amount of Tranche B Term Loans outstanding and (ii) the amount of the Tranche B Guaranty Exposure immediately after any payment in respect of the Loan Notes, minus the balance of amounts in the Sinking Fund Account at such time, exceeds
(y) the Total Tranche B Commitments less the amount of principal payments (or deposits in the Sinking Fund Account) theretofore required to be made pursuant to Section 2.6(b), such excess shall be immediately due and payable by the Borrower to the Tranche B Lenders without notice or presentment.

      (d) Notwithstanding any provisions in this Agreement or any other Credit Document to the contrary, if the Revolver Guaranty Exposure is zero, and if any payment, principal, interest or otherwise, is required to be made in respect of the Loan Notes pursuant to the Loan Notes Guaranty, the Issuing Bank shall be entitled to utilize the cash held in the Sinking Fund Account established pursuant to Section 3.8 to make such payment or to reimburse the Issuing Bank for any payments made by the Issuing Bank on the Loan Notes.

      (e) All Tranche B Term or Revolving Loans made under this Section 3.5 shall be deemed to be Base Rate Loans at the Sterling Base Rate until the Borrower provides a proper Notice of Conversion/Continuation in accordance with
Section 2.11.

      3.6 Payment to Lenders. Whenever the Issuing Bank receives a payment in respect of a Loan Note Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the Tranche B Lenders or Revolving Lenders pursuant to Section 3.5, the Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share of its Tranche B Commitment Percentage and such Lender's Revolving Commitment Percentage of such Loan Note Reimbursement Obligation.

      3.7 Obligations Absolute. The Loan Note Reimbursement Obligations of the Borrower, and the obligations of the Tranche B and Revolving Lenders under
Section 3.5 to make payments to the Agent, for the account of the Issuing Bank, with respect to the Loan Notes Guaranty, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to the Loan Notes Guaranty, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Bank, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

      (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to the Loan Notes Guaranty;

      (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of the Loan Note Guaranty, or any other amendment, modification or waiver of or any consent to departure from the Loan Note Guaranty or any documents or instruments relating thereto, in each case without the consents required under Section 9.9 and whether or not the Borrower has notice or knowledge thereof;

      (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in the Loan Note Guaranty, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, the Loan Note Guaranty, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in the Loan Note Guaranty);

      (d) Any draft, certificate or any other document presented under the Loan Note Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

      (e) Any defense based upon the failure of any drawing under the Loan Note Guaranty to conform to the terms of the Loan Note Guaranty, any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with the Loan Note Guaranty;

      (f) The exchange, release, surrender or impairment of any collateral or other security for the Obligations;

      (g) The occurrence of any Default or Event of Default; or

      (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Bank under or in connection with the Loan Note Guaranty, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Bank to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under the Loan Note Guaranty resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to comply with the terms of the Loan Note Instrument, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under the Loan Note Instrument, as to any and all matters set forth therein, including the amount of any draft presented under the Loan Note Guaranty, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to the Loan Note Guaranty proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of the Loan Note Instrument), and whether or not any other statement or any other document presented pursuant to the Loan Note Instrument proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under the Loan Note Guaranty with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

      3.8 Sinking Fund Account. (a) In connection with the execution and delivery of this Agreement and on or prior to the Acquisition Closing Date, the Borrower shall cause Beechwood to execute and deliver the Beechwood Escrow and Security Agreement and to grant to the Agent, for the benefit of the Tranche B Lenders, a Lien upon and security interest in a cash collateral account to be maintained in the London branch of a United States national banking association selected by the Agent in its sole discretion (the "Sinking Fund Account"), and all amounts held therein from time to time, as security for the Borrower's Obligations in respect of the Tranche B Lenders, and, to the extent not otherwise paid by or on behalf of the Borrower, for application to the Loan Notes for which claims for payments have been presented to the Issuing Bank, as and when the same shall arise. Except solely as provided in Section 3.8(b), the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in time deposits and ordinary savings accounts, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the Sinking Fund Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. All amounts in the Sinking Fund Account shall consist of cash in Pounds Sterling. In the event of a claim for payment, and subsequent payment by the Issuing Bank, under the Loan Notes Guaranty at any time during which any amounts are held in the Sinking Fund Account, the Agent will deliver to the Issuing Bank an amount equal to the Loan Note Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Loan Note Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor.

      (b) At any time and from time to time so long as no Default has occurred and is continuing, in compliance with the Beechwood Escrow and Security Agreement, the Borrower may cause Beechwood to provide written demand to the Agent to, and upon such demand the Agent shall, pursuant to the written instructions set forth in such demand, withdraw funds from the Sinking Fund Account and pay to the holders of Loan Notes on behalf of Beechwood such amounts requested by Beechwood, provided that, after giving effect to such payment, (x) the sum of (i) the outstanding principal amount of Tranche B Term Loans outstanding and (ii) the amount of the Tranche B Guaranty Exposure immediately after such payment in respect of the Loan Notes, net of the amounts that would be remaining in the Sinking Fund Account after such payment, would not exceed
(y) the Total Tranche B Commitments less the amount of principal payments (or deposits to the Sinking Fund Account) theretofore required to be made pursuant to Section 2.6(b).

      (c) At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver (or cause Beechwood to deliver) to the Agent such additional amount of cash as is equal to the Loan Notes Guaranty Exposure at any time outstanding (whether or not any beneficiary under the Loan Notes Guaranty shall have drawn or be entitled at such time to draw thereunder), such amounts to be held by the Agent in such cash collateral account (the "Sinking Fund Account").

      (d) Any amounts remaining in the Sinking Fund Account after the expiration of the Loan Notes Guaranty and reimbursement in full of the Issuing Bank for all outstanding Loan Notes Reimbursement Obligations shall be returned to the Borrower and the Sinking Fund shall thereupon terminate and the Beechwood Escrow and Security Agreement shall expire and be of no further force or effect, provided that no Default shall have occurred and be continuing.

      3.9 Other Provisions Relating to Loan Notes. (a) Upon the completion of all purchases of Archer shares under the Tender Offer and, if any, the Statutory Merger Proceedings, the first (pound)12,850,000 of the Stated Amount of Loan Notes issued at such time and guaranteed under the Loan Notes Guaranty shall be deemed attributable to the Tranche B Guaranty Exposure and shall be referred to as the "Tranche B Archer Loan Notes." The Stated Amount of Loan Notes at such time in excess of (pound)12,850,000 shall be deemed attributable to the Revolver Guaranty Exposure and shall be referred to as the "Revolver Archer Loan Notes."

      (b) If Beechwood makes any principal payments in respect of the Loan Notes to one or more holders thereof, the Borrower, so long as no Default shall have occurred and be continuing, may allocate such payments between the Tranche B Archer Loan Notes and the Revolver Archer Loan Notes in any manner, and thereby reduce the Tranche B Guaranty Exposure or the Revolver Archer Loan Notes Guaranty Exposure, as the case may be, by such amounts, by providing notice thereof to the Agent within three (3) Business Days of such payment. If the Borrower shall fail to provide such notice as required hereby, the payments shall be deemed to be allocated entirely to the Tranche B Archer Loan Notes until the obligations under such Loan Notes are paid in full, and thereafter to the Revolver Archer Loan Notes.

      (c) Any payment by Beechwood of principal in respect of Tranche B Archer Loan Notes, other than payments out of the proceeds of any Tranche B Term Loans made in connection with such principal payment, shall be deemed a voluntary prepayment of the Tranche B Term Loans in accordance with Section 2.7.

                                   ARTICLE IV

                                LETTERS OF CREDIT

      4.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Bank will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Revolving Credit Maturity Date and (ii) the Revolving Credit Termination Date, and upon request by the Borrower in accordance with the provisions of Section 4.2, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars or Pounds and in a form customarily used or otherwise approved by the Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). Notwithstanding the foregoing:

      (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which, when added to the sum of (i) the aggregate Letter of Credit Exposure and Revolver Guaranty Exposure of all Revolving Lenders at such time and (ii) the aggregate principal amount of all Revolving Loans then outstanding, would exceed the Total Revolving Credit Commitments at such time;

      (b) The Stated Value of each Letter of Credit, when issued, shall not be less than $500,000 or, in the case of a Sterling denominated Letter of Credit, (pound)500,000;

      (c) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Revolving Credit Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit Maturity Date), unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

      (d) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Closing Date and that the Issuing Bank in good faith deems material to it, or (ii) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Sections 5.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

      4.2 Notices. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-3 (with a duly completed Revolving Commitment Worksheet attached) and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Bank in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Bank will promptly notify the Agent of such issuance, and the Agent will give prompt notice thereof to each Lender.

      4.3 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.9(e) shall be payable directly to the Issuing Bank as provided therein, and the Revolving Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to Section 12.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

      4.4 Reimbursement. The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent, for the account of the Issuing Bank, in immediately available funds, in each case in the Applicable Currency (based on the currency denomination of the relevant Letter of Credit), for any payment made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m., Local Time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, the Base Rate applicable to Dollar Revolving Loans and the Sterling Base Rate applicable to Pounds Sterling Revolving Loans, as the case may be, as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Bank any such amounts received by it under this Section.

      4.5 Payment by Revolving Loans. In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Bank pursuant to
Section 4.4, and to the extent that any amounts then held in the L/C Cash Collateral Accounts established pursuant to Section 4.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Revolving Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Revolving Lender will make available to the Agent, for the account of the Issuing Bank, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day. If and to the extent any Revolving Lender shall not have so made its pro rata share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Agent. The failure of any Revolving Lender to make available to the Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Agent such other Lender's pro rata share of any such payment. Each such payment by a Revolving Lender under this Section 4.5 of its pro rata share of an amount paid by the Issuing Bank shall constitute a Revolving Loan by such Revolving Lender (the Borrower being deemed to have given a timely Notice of Revolving Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

      4.6 Payment to Lenders. Whenever the Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the Revolving Lenders pursuant to Section 4.5, the Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each Revolving Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Revolving Lenders) of such Reimbursement Obligation.

      4.7 Obligations Absolute. The Reimbursement Obligations of the Borrower, and the obligations of the Revolving Lenders under Section 4.5 to make payments to the Agent, for the account of the Issuing Bank, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Bank, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

      (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

      (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

      (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

      (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

      (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit, any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

      (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

      (g) The occurrence of any Default or Event of Default; or

      (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

      Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Bank to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

      4.8 L/C Cash Collateral Accounts. (a) At any time and from time to time
(i) after the occurrence and during the continuance of a Default, the Agent, at the direction or with the consent of Revolving Lenders whose Revolving Commitment Percentages in the aggregate equal or exceed sixty-six and two-thirds percent (66 2/3%), may require the Borrower to deliver to the Agent such additional amount of cash (in Dollars) as is equal to the Dollar Amount of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) to the extent any amount of a required prepayment under Section 2.6(e) remains after prepayment of all outstanding Revolving Loans and Reimbursement Obligations, the Borrower shall deliver to the Agent such additional amount of cash (in Dollars) required under
Section 2.6(e), and the Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Agent in a cash collateral account pursuant to the Borrower Escrow and Security Agreement.

      (b) At any time and from time to time, the Borrower may deliver to the Agent cash or Cash Equivalents, in the Applicable Currency of the Letters of Credit secured thereby, to be deposited in the cash collateral accounts maintained by the Agent pursuant to the Borrower Escrow and Security Agreement as security for the Borrower's Reimbursement Obligations under Section 4.4. Separate accounts shall be maintained by the Agent in Dollars and Pounds Sterling, respectively. The cash collateral accounts described in Section 4.8(a) and this Section 4.8(b) shall be collectively referred to as the "L/C Cash Collateral Accounts."

      (c) The Borrower hereby grants to the Agent, for the benefit of the Revolving Lenders, a Lien upon and security interest in the L/C Cash Collateral Accounts and all amounts held therein from time to time as security for the Borrower's Obligations in respect of the Revolving Lenders, and, to the extent not otherwise paid by or on behalf of the Borrower, for application to the Reimbursement Obligations as and when the same shall arise. At all times with respect to amounts required to be deposited in accordance with Section 4.8(a) and, with respect to any amounts deposited in accordance with Section 4.8(b) after the occurrence and during the continuance of a Default, the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the L/C Cash Collateral Accounts shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. All amounts in the L/C Cash Collateral Account securing potential Reimbursement Obligations under Letters of Credit denominated in Dollars shall consist of cash in Dollars or Cash Equivalents denominated in Dollars. All amounts in the L/C Cash Collateral Account securing potential Reimbursement Obligations under Letters of Credit denominated in Pounds Sterling shall consist of cash in Pounds Sterling.

      (d) In the event of a drawing, and subsequent payment by the Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the L/C Cash Collateral Account securing such Letter of Credit, the Agent will deliver to the relevant Issuing Bank, out of such L/C Cash Collateral Account (based on the currency of the subject Letter of Credit), an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor. Any amounts remaining in the L/C Cash Collateral Accounts after the expiration of all Letters of Credit and reimbursement in full of the Issuing Banks for all outstanding Reimbursement Obligations shall be returned to the Borrower, provided that no Default shall have occurred and be continuing at such time. If (i) all Letters of Credit issued hereunder and the Issuing Banks' obligation to issue further Letters of Credit hereunder shall have expired or terminated, (ii) no Default shall have occurred and be continuing, and (iii) the sum of (x) the aggregate principal amount of all Revolving Loans outstanding at such time, and (y) the aggregate Letter of Credit Exposure and Revolving Credit Exposure of all Revolving Lenders at such time would not exceed the Total Revolving Credit Commitments at such time, then the L/C Cash Collateral Accounts shall thereupon terminate and the Borrower Escrow and Security Agreement shall expire and be of no further force or effect.

      4.9 Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article III shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                    ARTICLE V

                             CONDITIONS OF BORROWING

      5.1 Conditions of Initial Borrowing. The obligation of each Lender to make the Revolving Loans (other than Revolving Loans under the Archer Facilities) and the Tranche A-1 Term Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent:

      (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and the certificates and instruments required to be delivered under the Escrow and Security Agreement, in sufficient copies for each Lender:

            (i) (x) a Tranche A-1 Term Note for each Tranche A Lender that is a party hereto as of the Closing Date, in an amount equal to two-thirds (2/3) of such Lender's Tranche A Commitment, and (y) a Revolving Credit Note for each Revolving Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Revolving Credit Commitment, in each case duly completed in accordance with the relevant provisions of Section
      2.4 and executed by the Borrower;

            (ii) the Guaranty, duly completed and executed by the Parent;

            (iii) the Borrower Escrow and Security Agreement, duly completed and executed by the Borrower, together with UCC-1 financing statements duly executed by the Borrower; and

            (iv) the favorable opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Parent and the Borrower, and of Kathleen M. Carroll, Vice President, General Counsel and Secretary of Borrower and Parent, in substantially the form of Exhibits E-1 and E-2, respectively, addressed to the Agent and the Lenders, and addressing such other matters as the Agent or any Lender may reasonably request.

      (b) The Agent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the extinguishment of the Fleet Indebtedness, the making of the Tranche A-1 Term Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the extinguishment of the Fleet Indebtedness, the making of the Tranche A-1 Term Loans hereunder and the application of the proceeds thereof, and (iii) both immediately before and after giving effect to the extinguishment of the Fleet Indebtedness, the making of the Tranche A-1 Term Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

      (c) The Agent shall have received certificates dated as of the Announcement Date of the secretary or an assistant secretary of the Borrower and the Parent, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of each of the Borrower and the Parent, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower and the Parent, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower and the Parent authorizing the execution, delivery and performance of this Agreement, the other Credit Documents to which it is a party, and (to the extent necessary or appropriate as of the Closing Date) the other Transaction Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of the Borrower and the Parent executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above.

      (d) The Agent shall have received, on or prior to the Announcement Date, a certificate as of a recent date of the good standing of each of the Borrower and the Parent, under the laws of the State of Delaware, from the Secretary of State of Delaware.

      (e) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated herein and therein shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the Transactions (other than the Acquisition), or that, in the opinion of the Agent, would otherwise be reasonably likely to have a Material Adverse Effect.

      (f) The Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed UCC-1 financing statements in each jurisdiction necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Escrow and Security Agreements) shall have been completed, or arrangements satisfactory to the Agent for the completion thereof shall have been made.

      (g) Since December 31, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

      (h) The Borrower shall have paid to First Union such fees which, by the terms of the Fee Letter are due and payable on or prior to the Closing Date and all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the Transactions.

      (i) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

      (j) The Agent shall have received evidence satisfactory to it that, concurrently with the making of the Tranche A-1 Term Loans hereunder, all principal, interest and other amounts outstanding with respect to the Fleet Indebtedness shall be repaid and satisfied in full and all commitments to extend credit under the agreements and instruments relating thereto shall be terminated.

      5.2 Conditions to Borrowings Under the Archer Facilities. The obligations of each Lender to make any Loans under the Archer Facilities, and the obligation of the Issuing Bank to issue the Loan Notes Guaranty, is subject to the conditions precedent in Section 5.1 (unless the closing of the Revolving Loans and the Tranche A-1 Term Loans has previously occurred) and Section 5.3, other than Sections 5.1(a)(i), 5.1(a)(iii), 5.1(a)(iv), 5.1(b), 5.1(e), 5.1(f)
(insofar as it relates to the Borrower Escrow and Security Agreement), 5.1(g), 5.1(h) and 5.1(j), and the satisfaction of the following additional conditions precedent:

      (a) The Agent shall have received the following, each dated as of the Acquisition Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

            (i) a Tranche A-2 Term Note for each Tranche A Lender in an amount equal to one-third (1/3) of such Lender's Tranche A Commitment, a Tranche B Term Note for each Tranche B Lender in the amount of such Lender's Tranche B Commitment and, if not previously issued, a Revolving Credit Note for each Revolving Lender in the amount of such Lender's Revolving Commitment; and

            (ii) the Beechwood Escrow and Security Agreement, duly completed and executed by Beechwood, together with UCC-1 financing statements duly executed by Beechwood; and

            (iii) the favorable opinions of (x) LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Borrower and Parent, in substantially the form of Exhibit E-1, except to the extent of matters addressed in such counsel's opinion previously delivered pursuant to Section 5.1(a)(iv) (y) Kathleen M. Carroll, Vice President, General Counsel and Secretary of the Borrower and Parent, in substantially the form of Exhibit E-2, and (z) D.J. Freeman, special United Kingdom counsel to the Borrower and Beechwood, in substantially the form of Exhibit E-3, each addressed to the Agent and the Lenders, and in each case addressing such other matters as the Agent may reasonably request.

      (b) The Agent shall have received on or prior to the Announcement Date a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that
(i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Announcement Date, and (ii) no Default or Event of Default has occurred and is continuing, both immediately before giving effect to the consummation of the Transactions and as if the Transactions had been consummated.

      (c) The Acquisition Documents delivered to the Agent prior to execution of this Agreement shall not have been amended, modified or supplemented, nor any provision thereof waived, in any material respect since the Execution Date, except as shall have been approved in writing by First Union, which approval shall not be unreasonably withheld or delayed; the Borrower and Beechwood shall have duly complied with and performed in all material respects all of its agreements and conditions set forth in the Acquisition Documents required to be complied with or performed by it on or prior to the closing date thereunder; the Acquisition Documents shall be in full force and effect; and the Agent shall have received evidence satisfactory to it that, concurrently with the making of the Tranche B Term Loans hereunder, the Tender Offer has been declared unconditional in all respects, that all material conditions to closing the Acquisition set forth in the Acquisition Documents have been met or waived with the consent of First Union, and that Beechwood shall have acquired not less than ninety percent (90%) of the "Archer Shares to which the Offer relates," as such expression is defined in Appendix I, Part A of the Tender Offer, except with the consent of First Union, which consent in each case shall not be unreasonably withheld or delayed. For purposes of this Section 5.2(c), "material" shall mean having an adverse impact, in the reasonable discretion of First Union, on the Borrower's creditworthiness, the Borrower's and its Subsidiaries' ability to comply with any of the covenants in this Agreement, or in the business, financial or trading position or profits of Archer and its Subsidiaries taken as a whole.

      (d) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the consummation of the Acquisition shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, the consummation of the Acquisition, or that, in the opinion of the Agent, would otherwise be reasonably likely to have a Material Adverse Effect.

      (e) The Agent shall have received a certificate as of a recent date of the good standing of each of the Borrower and the Parent, under the laws of the State of Delaware, from the Secretary of State of Delaware.

      (f) Since December 31, 1995, both immediately before giving effect to the consummation of the transactions and as if the Transactions had been consummated, there shall not have occurred any material adverse change in the financial condition, operations, business, properties or financial prospects of Archer and its Subsidiaries, taken as a whole.

      (g) The Borrower shall have paid to First Union such fees which, by the terms of the Fee Letter are due and payable on or prior to the Acquisition Closing Date and all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Acquisition Closing Date (including fees and expenses of counsel) in connection with this Agreement and the Transactions.

Notwithstanding any provision of this Agreement to the contrary, if (i) any failure to satisfy the requirements of Section 5.2(c) shall be deemed by First Union to be material, or, for purposes of such Section, First Union believes that a condition of the Tender Offer (which has not been waived) has not been satisfied and that such condition is material, or, (ii) for purposes of Section 5.2(d) First Union believes that any conditions or restrictions imposed by any relevant Government Authority in connection with approvals, permits and consents of such Governmental Authority, or the failure to satisfy any other requirement of Section 5.2(d), is material or would be reasonably likely to have a Material Adverse Effect, or (iii) First Union believes that, for purposes of Section 5.2(f), Section 5.3(b), insofar as such Section 5.3(b) relates to representations in Sections 6.10 and 6.11 with respect to Archer, and Section 5.3(c), insofar as such Section 5.3(c) relates to representations in the certificate delivered pursuant to Section 5.2(b) with respect to Archer, a material adverse change shall have occurred or, in the case of Section 6.11, such representation shall be incorrect (any such event, the "Lenders' View"), and the Panel on Takeovers and Mergers (the "Panel") as described in the Tender Offer disagrees with the Lenders' View (a "Disagreement") after the best efforts by the Borrower and Beechwood to persuade the Panel to accept the Lenders' View, the Lenders hereby agree, subject to the satisfaction of the immediately following sentence, to waive such conditions precedent to the Lenders' obligations to provide the Archer Facilities. Notwithstanding the foregoing, in the event of any Disagreement, the Borrower shall, and will cause Beechwood to, exercise their best efforts, including all available administrative appeals, to persuade the Panel to accept the Lenders' View and will permit and assist First Union to exercise reasonable efforts, consistent with commercial and legal practices in London, to persuade the Panel to accept the Lenders' View.

      5.3 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans, and the obligation of the Issuing Bank to issue any Letters of Credit hereunder and the Loan Notes Guaranty, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

      (a) With respect to any Revolving Loans, the Agent shall have received a Notice of Revolving Borrowing in accordance with Section 2.2(c), or (together with the Issuing Bank) a Letter of Credit Notice in accordance with Section 4.2, as applicable;

      (b) Each of the representations and warranties contained in Article VI and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder, but only on and as of the Execution Date with respect to the initial Borrowings under the Archer Facilities) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit or Loan Note Guaranty to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date); and

      (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit or Loan Note Guaranty to be issued on such date.

      Each giving of a Notice of Revolving Borrowing or a Letter of Credit Notice (and the making of the request for the Borrowing of the Term Loans set forth in Section 2.2(b)), and the consummation of each Borrowing or issuance of a Letter of Credit or Loan Note Guaranty, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and the Lenders, both before and after giving effect to the Transactions, as follows:

      6.1 Corporate Organization and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

      6.2 Authorization; Enforceability. Each of the Borrower and its Subsidiaries has taken, or on the Acquisitions Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Transaction Documents to which it is or will be a party, and has, or on the Acquisition Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Transaction Documents to which it is or will be a party. This Agreement constitutes, and each of the other Transaction Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

      6.3 No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement and each of the other Transaction Documents to which it is or will be a party, compliance by it with the terms hereof and thereof, and the consummation of the Transactions, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a material default under any material indenture, material agreement or other material instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except for the Liens granted pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Material Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its capital stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances set forth in Schedule 6.3 or existing under or by reason of (i) the Credit Documents, (ii) the Senior Notes and Senior Indenture and any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of Section 9.2, (iii) applicable Requirements of Law and (iv) customary non-assignment provisions in any lease governing a leasehold interest.

      6.4 Governmental Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Material Subsidiaries of this Agreement or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings in connection with the Acquisition that have been (or on or prior to the Acquisitions Closing Date will have been) made or obtained and that are (or on the Acquisitions Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 6.4, and (ii) filings of Uniform Commercial Code financing statements and other instruments necessary to perfect the Liens created by the Security Documents.

      (b) Each of the Borrower and its Material Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

      6.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person,
(i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Transaction Documents or any of the Transactions.

      6.6 Taxes. Each of the Borrower and its Material Subsidiaries has timely filed all federal and all material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Material Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Material Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Neither the Borrower nor any of its Material Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

      6.7 Subsidiaries. Schedule 6.7 lists as of the Acquisition Closing Date after giving effect to the Transactions, all of the Subsidiaries of the Borrower and, as to each such Subsidiary, whether such Subsidiary constitutes a Material Subsidiary and the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof. Each Person indicated on Schedule 6.7 as the direct owner of the outstanding shares of capital stock of any Subsidiary of the Borrower, other than any listed Person that is not the Borrower or a Subsidiary, is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens. There are no shares of capital stock or warrants, rights, options or other equity securities of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of the Borrower and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable. Neither the Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture.

      6.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement, the transactions contemplated hereby and the other Transactions is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

      6.9 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

      6.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change. For purposes of this Section 6.10 only, (a) the Borrower shall be deemed to have owned Archer since September 30, 1995, (b) as it relates to Archer for the period from September 30, 1995, to and including the Acquisition Closing Date, this representation shall be limited to actual knowledge of the Borrower's Executive Officers, (c) this certification shall not include matters disclosed to the Agent prior to the Acquisition Closing Date, and (d) as it relates to Archer, this certification shall be limited to a material adverse change in the financial prospects of Archer.

      6.11 Financial Matters. (a) The Borrower has heretofore furnished to each Lender copies of (i) the audited balance sheets of Archer as of September 30, 1995, 1994, and 1993, and the related statements of income and cash flows for the fiscal years then ended, together with the opinion of KPMG Chartered Accountants CPAs, thereon, and (ii) the unaudited balance sheet of Archer as of March 31, 1996, and the related statements of income and cash flows for the six-month period then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, to Borrower's knowledge, there are no material liabilities or obligations with respect to Archer of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are being assumed or acquired by the Borrower pursuant to the Acquisition, other than liabilities that have been previously disclosed to the Agent. Neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so.

      (b) The Borrower has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheets of the Parent and its Subsidiaries, as of December 31, 1995, 1994, and 1993, and the related statements of income, stockholders' equity and cash flows for the fiscal years then ended, together with the opinion of Deloitte & Touche, thereon, (ii) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1995, and
(iii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1996, and the related statements of income, stockholders' equity and cash flows for the six-month period then ended. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited financial statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial condition of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Parent and its Subsidiaries and of the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

      (c) The Borrower has heretofore furnished to the Agent copies of (i) the Annual Statements of each of the Insurance Subsidiaries as of December 31, 1995, 1994 and 1993, and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority, and (ii) the Quarterly Statements of each of the Insurance Subsidiaries as of June 30, 1996, and for the six-month period then ended, each as filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with Statutory Accounting Principles (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by Statutory Accounting Principles and to normal year-end adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Principles, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

      (d) The Borrower has prepared, and has heretofore furnished to each Lender a copy of, an unaudited consolidated balance sheet of the Borrower as of June 30, 1996, giving pro forma effect to the consummation of the Acquisition, the extensions of credit under this Agreement, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of footnotes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the Transactions as described above.

      (e) The Borrower has prepared, and has heretofore furnished to each Lender a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the five-year period beginning January 1, 1997, giving effect to the consummation of the Acquisition, the extensions of credit made under this Agreement, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions (the "Projections"). In the opinion of management of the Borrower, the assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

      (f) As of the Acquisition Closing Date, and after giving effect to the consummation of the Transactions contemplated to occur on the Closing Date, each of the Borrower and its Subsidiaries (i) will have capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) will have assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and
(iii) will not intend to, and will not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

      6.12 Ownership of Properties. Each of the Borrower and its Material Subsidiaries (i) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (ii) possesses or has rights to or, in the case of Archer, will possess or have rights to use on or prior to the Acquisition Closing Date, licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its and Archer's business substantially as heretofore conducted and without any material conflict with the rights of others, and (iii) after giving effect to the Acquisition, has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 6.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens. As of the Closing Date and after giving effect to the Transactions, neither the Borrower nor any of its Material Subsidiaries owns any fee interest in any real property.

      6.13 ERISA. Except to the extent where one or more failures to comply, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any outstanding withdrawal liability to a Multiemployer Plan which would be reasonably likely to have a Material Adverse Effect.

      6.14 Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Material Subsidiaries or, to the knowledge of the Borrower, by any other Person or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Material Subsidiaries, except in material compliance with all applicable Environmental Laws, and to the knowledge of the Borrower, no portion of any such real property has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Material Subsidiaries, to the knowledge of the Borrower, has been or is presently the subject of an environmental audit, assessment or remedial action.

      (b) To the knowledge of the Borrower, (i) no portion of any real property, leased or owned, of the Borrower or any of its Material Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Material Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Material Subsidiaries.

      (c) All activities and operations of the Borrower and its Material Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Material Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

      6.15 Compliance With Laws. Each of the Borrower and its Material Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

      6.16 Labor Relations. Neither the Borrower nor any of its Material Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Material Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Material Subsidiaries and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities with respect to the Borrower or any of its Material Subsidiaries.

      6.17 Regulated Industries. Neither the Borrower nor any of its Material Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      6.18 Insurance. The assets, properties and business of the Borrower and its Material Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

      6.19 Certain Contracts. Schedule 6.19 lists, as of the Closing Date, each contract, agreement or commitment, written or oral, to which the Borrower or any of its Material Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject and that (i) evidences or relates to Indebtedness of the Borrower, (ii) involves aggregate consideration payable to or by any party thereto of $1,000,000 or more or (iii) is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of the Borrower or any of its Material Subsidiaries, in each case other than insurance and reinsurance agreements entered into in the ordinary course of business and the Transaction Documents, and also indicates the parties, subject matter and term thereof. As of the Closing Date, each such contract is in full force and effect, and neither the Borrower nor any of its Material Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in default under any such contract.

      6.20 Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Agent, for its benefit and the benefit of the Lenders, upon (i) the initial extension of credit hereunder and (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in all required jurisdictions, a valid and enforceable first priority perfected security interest in and Lien upon all right, title and interest of the Borrower and its Subsidiaries, as applicable, in the collateral described therein, subject only to Permitted Liens.

      6.21 Transaction Documents. The Borrower has heretofore furnished to each Lender a true and complete copy of each of the Tender Offer, the Loan Notes, the Loan Notes Guaranty and any other Acquisition Documents reasonably requested by the Lenders, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. As of the Acquisition Closing Date, none of such Transaction Documents has been amended, modified or supplemented, nor have any of the provisions thereof been waived, in any material respect other than as approved in writing by the Agent. All representations and warranties of the Borrower contained in any of such Transaction Documents were true and correct in all material respects on and as of the date made and will be true and correct in all material respects on and as of the Acquisition Closing Date with the same effect as though made on and as of the Closing Date, except as contemplated by the terms of such Transaction Documents.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the Loan Notes Guaranty, and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

      7.1 Financial Statements. The Borrower will deliver to each Lender:

      (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ended September 30, 1996, (i) unaudited consolidated balance sheets of the Parent and its Subsidiaries and the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and cash flows for the Parent and its Subsidiaries and the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, and (ii) an unaudited consolidating balance sheet of the Parent and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidating statements of income and cash flows for the Parent and its Subsidiaries for the fiscal quarter then ended, all in reasonable details;

      (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, (i) an audited consolidated balance sheet of the Parent and its Subsidiaries and the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Parent and its Subsidiaries and the Borrower and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by Deloitte & Touche, CPAs or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Parent and its Subsidiaries and the Borrower and its Subsidiaries, respectively, as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of such financial statements, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income and cash flows for the Parent and its Subsidiaries for the fiscal year then ended, all in reasonable detail; and

      (c) As soon as available and in any event within ten (10) days of receipt thereof by Archer, for each fiscal year of Archer beginning with the fiscal year ending September 30, 1996, the audited consolidated financial statements of Archer and its Subsidiaries as of the end of and for such fiscal year, including the applicable notes and all other related reports and statements to the extent provided and certified by KPMG Chartered Accountants or another independent certified public accounting firm of recognized national standing in the United Kingdom reasonably acceptable to the Required Lenders.

      7.2 Statutory Financial Statements. The Borrower will deliver to each
Lender:

      (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 1996, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

      (b) As soon as available and in any event within sixty (60) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year;

      (c) As soon as available and in any event within 120 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, an unaudited consolidated or combined Annual Statement for Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year ended, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all prepared in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year; and

      (d) As soon as available and in any event within 155 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996 (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to any Insurance Subsidiary), a certification by the independent certified public accounting firm referred to in Section 7.1(b) as to the statutory financial statements of each such Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of such Insurance Subsidiary as of the date and for the period indicated in accordance with statutory accounting principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year.

      7.3 Other Business and Financial Information. The Borrower will deliver to each Lender:

      (a) Concurrently with each delivery of the financial statements described in Sections 7.1(a) and (b) and 7.2, a Compliance Certificate in the form of Exhibit D-1 (in the case of the financial statements described in Section 7.1) or Exhibit D-2 (in the case of the financial statements described in Section 7.2) with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer, vice president - finance or treasurer of the Borrower, together, in the case of the financial statements described in Section 7.1, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 8.1 and 8.2 as of the last day of the period covered by such financial statements and a Revolving Commitment Worksheet, and in the case of the financial statements described in
Section 7.2, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 8.3, 8.4 and 8.5 as of the last day of the period covered by such financial statements;

      (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile;

      (c) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Parent or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all reports (other than earnings press releases) on Form 10-Q, Form 10-K or Form 8-K (or their successor forms) or registration statements and prospectuses (other than on Form S- 8 or its successor form) that the Parent or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all reports on Form A or Form B (or their successor forms) that any Insurance Subsidiary shall file with any Insurance Regulatory Authority, (iv) all significant reports on examination or similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, and (v) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Material Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates;

      (d) Promptly upon receipt thereof, copies of any "management letter" submitted to the Parent or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

      (e) Promptly upon (and in any event within five (5) Business Days after) obtaining knowledge thereof, written notice of any of the following:

            (i) the occurrence of any Default or Event of Default, together with a written statement of the chief executive officer or chief financial officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

            (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Material Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to this Section 7.3(e)(ii);

            (iii) the receipt by the Borrower or any of its Material Subsidiaries from any Governmental Authority of any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect;

            (iv) the occurrence of any ERISA Event, together with (i) a written statement of the chief executive officer or chief financial officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (iii) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

            (v) the occurrence of any decrease in (y) the rating given by either Standard & Poor's or Moody's with respect to the Borrower's senior publicly traded Indebtedness or (z) the rating given to any Insurance Subsidiary by A.M. Best & Company;

            (vi) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any material contract or agreement to which the Borrower or any of its Material Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect; and

            (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the chief executive officer or chief financial officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

      (f) Within five (5) Business Days after request therefor by any Lender, if theretofore prepared and delivered to the Borrower, or within ninety (90) days after request therefor by the Required Lenders from time to time (but not more than once per year), if not theretofore prepared and delivered to the Borrower, in either case at the Borrower's expense, an actuarial review and valuation statement of, and opinion as to the adequacy of, each Insurance Subsidiary's loss and loss adjustment expense reserve positions as of the end of such year with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews, prepared by Milliman & Robertson or another independent actuarial firm reasonably acceptable to the Required Lenders, all in form and substance reasonably satisfactory to the Required Lenders; and

      (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA, and including any statements, audits or other reports submitted by or on behalf of the Borrower or any of its Subsidiaries to any state Governmental Authority) as the Agent or any Lender may from time to time reasonably request.

      7.4 Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Material Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 9.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

      7.5 Compliance with Laws. The Borrower will, and will cause each of its Material Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

      7.6 Payment of Obligations. The Borrower will, and will cause each of its Material Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

      7.7 Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

      7.8 Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Material Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all material financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Applicable Accounting Principles and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

      7.9 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

      The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the Loan Notes Guaranty, and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations and Loan Notes Reimbursement Obligations and Loan Notes Reimbursement Obligations together with all other amounts then due and owing hereunder:

      8.1 Capitalization Ratio. The Borrower will not permit the Capitalization Ratio to be greater than 0.375 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996.

      8.2 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.4 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996.

      8.3 Operating Leverage. The Borrower will not permit the ratio of (y) the Insurance Subsidiaries' Consolidated Net Written Premiums for any period of four consecutive fiscal quarters beginning with the four quarters ending December 31, 1996, to (z) the Statutory Surplus of Reinsurance as of the end of such fiscal period to exceed 2.0 to 1.0.

      8.4 Statutory Surplus. The Borrower will cause the Statutory Surplus of Reinsurance at all times from and after the Execution Date to be not less than $180,000,000.

      8.5 Risk-Based Capital. The Borrower will not permit the respective "total adjusted Capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of Reinsurance as of the last day of any fiscal year, beginning with the fiscal year ended December 31, 1996, to be less than 150% of the applicable "Company Action Level RBC" (within the meaning of the Model Act) for Reinsurance as of such date.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the Loan Notes Guaranty, and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations and Loan Note Obligations together with all other amounts then due and owing hereunder:

      9.1 Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Material Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

            (i) the Borrower may merge or consolidate with another Person so long as (y) the Borrower is the surviving corporation, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

            (ii) any Subsidiary may merge or consolidate with another Person so long as (y) the surviving corporation is the Borrower or a Wholly Owned Subsidiary and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

      9.2 Indebtedness. The Borrower will not create, incur, assume or suffer to exist, any Indebtedness that ranks senior in any respect to the Indebtedness under this Agreement (or any portion thereof) as to payment or performance or as to dividends or distributions upon bankruptcy, insolvency, liquidation or winding-up, and will not permit or cause any of its Material Subsidiaries to create, incur, assume or suffer to exist any Indebtedness other than in the case of either the Borrower or any Material Subsidiary (it being understood that this Section 9.2 shall not apply to any Subsidiary of the Borrower for so long as such Subsidiary is not a Material Subsidiary):

            (i) accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

            (ii) loans and advances by the Borrower and its Subsidiaries to Material Subsidiaries that are Wholly Owned Subsidiaries of the Borrower or by any Wholly Owned Subsidiaries to the Borrower, provided that any such loan or advance to the Borrower is subordinated in right and time of payment to the Obligations;

            (iii) Indebtedness of the Borrower and its Subsidiaries of the type described in, and secured by Liens of the types described in, clause (vi) of Section 9.3, in an aggregate principal amount at all times in compliance with the limitation set forth in such clause;

            (iv) Indebtedness under reimbursement obligations in respect of letters of credit issued for the benefit of an Insurance Subsidiary in the ordinary course of their business to support the payment of obligations arising under insurance and reinsurance contracts;

            (v) Indebtedness of Beechwood under the Loan Notes and in respect of the Beechwood Escrow and Security Agreement and this Agreement;

            (vi) Indebtedness of Archer under loan notes issued and outstanding as of the Execution Date;

            (vii) Indebtedness of any Subsidiary reflected (including the fact and nature of any security for such Indebtedness) on the most recent financial statements delivered to the Agent pursuant to Sections 6.11(a) or (b);

            (viii) Indebtedness set forth on Schedule 9.2; and

            (ix) unsecured Indebtedness (other than Indebtedness specified in clauses (i) through (viii) above and other than Indebtedness of the Parent or Borrower) in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

      9.3 Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

            (i) Liens created under the Security Documents;

            (ii) Liens in existence on the Closing Date and set forth on
      Schedule 9.3;

            (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

            (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 10.1(i)) incurred in the ordinary course of business in connection with insurance and reinsurance agreements, worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

            (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

            (vi) Purchase money Liens upon property used by the Borrower or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases); provided that the aggregate principal amount at any time outstanding of all Indebtedness secured by such Liens does not exceed $10,000,000; and provided further that any such Lien (i) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any of its Subsidiaries;

            (vii) Any attachment or judgment Lien not constituting an Event of Default under Section 10.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

            (viii) With respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

            (ix) Liens on assets acquired in an acquisition to the extent such Liens were in existence on the date of such acquisition and were not incurred in contemplation of the acquisition; and

            (x) Liens on assets of any of the Wholly Owned Subsidiaries securing Indebtedness between the Borrower and one or more Wholly Owned Subsidiaries, or between two or more Wholly Owned Subsidiaries.

      9.4 Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any capital stock of or other ownership interests in any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

            (i) sales of investment assets in the ordinary course of business;

            (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

            (iii) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority, provided that immediately after giving effect thereto, no Default or Event of Default would exist; and

            (iv) the sale or disposition of any assets other than the stock or substantially all the assets of a Material Subsidiary or any Material Asset, provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

            (v) the sale by Parent or Reinsurance of the stock of Beechwood; provided that (i) the Parent and its Wholly Owned Subsidiaries shall at all times own at least forty-five percent (45%) of the voting control and value of Beechwood; (ii) no Person or group of Persons acting in concert as a partnership or other groups shall be the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Beechwood representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of Beechwood having the right to vote in the election of directors; and (iii) prior to any such sale, the Required Lenders, in their reasonable discretion, shall be satisfied, the evidence of which shall be in writing, with the Borrower's assurances that its positive cash flow will not be materially adversely affected as a result of such sale.

      9.5 Investments; Acquisitions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person, or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, if, as a result of any such Investment, the amount of the Cash Equivalents and Investment Grade Securities owned by the Parent and its Subsidiaries would be less than eighty-five percent (85%) of the total Invested Assets of the Parent and its Subsidiaries determined as of the end of the most recent fiscal quarter. For purposes of the determination of total Invested Assets under this Section 9.5, for so long as the financial statements of Beechwood and its Subsidiaries are not consolidated with those of the Parent and its other Subsidiaries, then for each of the four quarters ending on or prior to September 30, 1997, twenty-five percent (25%) of Parent's and Reinsurance's combined investment in the equity and debt of Beechwood, as reported on the financial statements of the Parent and its Subsidiaries as of such quarter end, shall be disregarded.

      9.6 Restricted Payments. For so long as an Event of Default shall have occurred and be continuing: (a) the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, other than dividends or distributions to the Borrower or any Wholly Owned Subsidiary of the Borrower; and

      (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on, or directly or indirectly make any voluntary or optional redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of, any of the Senior Notes, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

      9.7 Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Material Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Material Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

            (i) transactions described on Schedule 9.7 or otherwise expressly permitted under this Agreement;

            (ii) the consummation of the Transactions;

            (iii) transactions that are expressly contemplated by the Acquisition Documents and that are not prohibited by any other provision of this Agreement or any other Credit Document;

            (iv) the payment by the Borrower, Parent or any of the Subsidiaries of fees and compensation to, the entering into any employment agreements or compensation arrangements with, or the adoption of any stock option and similar plans and issuance of stock rights and options thereunder to, any director or officer or the Borrower, Parent or Subsidiary thereof; and

            (v) any transaction between or among any of the Borrower and its Wholly Owned Subsidiaries, other than Subsidiaries that are not Material Subsidiaries.

      9.8 Lines of Business. The Borrower will not, and will not permit or cause any of its Material Subsidiaries to, engage in or conduct any business or other activity other than the property and casualty insurance and reinsurance businesses and other businesses and activities in which it is engaged or licensed on the date hereof or a business reasonably incidental or related thereto.

      9.9 Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Senior Indenture or the Senior Notes, if such amendment, modification, waiver or amendment would accelerate the principal or interest payment schedule or increase the interest rate thereunder, create or grant any Liens or encumber any additional assets, or have any adverse impact on the rights of the Lenders, or (ii) at any time after the Acquisition Closing Date, amend, modify or waive, or permit the amendment, modification or waiver of, (x) any provision of the Loan Notes Instrument, the Loan Notes, or the Loan Notes Guaranty without the consent of the Issuing Bank, Tranche B Lenders whose Tranche B Commitment Percentages in the aggregate equal or exceed sixty- six and two-thirds percent (66 2/3%) and, if the Revolver Guaranty Exposure is greater than zero, Revolving Lenders whose Revolving Commitment Percentages in the aggregate equal or exceed sixty-six and two-thirds percent (66 2/3%), and (y) any material provision of any other Acquisition Document without the consent of the Required Lenders.

      9.10 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock, except as set forth on
Schedule 6.3, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) the Senior Notes and Senior Indenture, (iii) applicable Requirements of Law and (iv) customary non-assignment provisions in any lease governing a leasehold interest.

      9.11 No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or imposes any conditions upon the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents and (ii) the Senior Notes, Senior Note Indenture, the Contingent Interest Notes and the Contingent Interest Note Indenture.

      9.12 Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31, except that the ending date of the fiscal year of Archer and its Subsidiaries may be September 30.

      9.13 Accounting Changes. The Borrower will not, and will not permit or cause any of its Material Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Applicable Accounting Principles.

                                    ARTICLE X

                                EVENTS OF DEFAULT

      10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

      (a) The Borrower shall fail to pay when due any interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation , other than principal, and such failure shall continue for three (3) or more Business Days, or fail to pay any principal of any Loan when due;

      (b) The Borrower shall fail (after any grace or notice periods provided therein) to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 7.3(e)(i), 7.4(i), 7.9, Article VIII or
Article IX, other than Sections 9.2, 9.3, or 9.5;

      (c) The Borrower or any of its Material Subsidiaries, or the Parent, shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (i) the date on which the Borrower acquires knowledge thereof and
(ii) the date on which written notice thereof is delivered by the Agent or any Lender to the Borrower;

      (d) Any representation or warranty made or deemed made by or on behalf of the Borrower, any of its Subsidiaries or the Parent in this Agreement, any of the other Transaction Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

      (e) The Borrower or any of its Material Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness having an aggregate principal amount of at least $1,000,000, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity, unless within the applicable cure period such default is waived or cured;

      (f) The Borrower or any of its Material Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due,
(v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

      (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Material Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

      (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $5,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days;

      (i) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan, and such ERISA Event, together with all other ERISA Events then existing, if any, would be reasonably likely to have a Material Adverse Effect;

      (j) Any Security Document to which the Borrower, any of its Subsidiaries or the Parent is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and Lien upon the collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Agent or any Lender; or the Borrower, any such Subsidiary or the Parent shall assert any of the foregoing; or the Parent or any Person acting on its behalf shall deny or disaffirm the Parent's obligations under the Guaranty; or

      (k) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower or the Parent representing 20% or more of the combined voting power of the then outstanding securities of the Borrower or the Parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors of the Borrower as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required);

      10.2 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

      (a) Declare the Commitments and the Issuing Bank's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 10.1(f) or Section 10.1(g), the Commitments and the Issuing Bank's obligation to issue Letters of Credit shall automatically be terminated);

      (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 10.1(f) or Section 10.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

      (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of the Loan Note Guaranty (less any amounts already held in the Sinking Fund Account) and all Letters of Credit then outstanding (less any amounts already held in the L/C Cash Collateral Account) (whether or not any beneficiary under the Loan Note Guaranty or any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Sinking Fund Account as security for the Loan Note Reimbursement Obligation as described in Section 3.8 and in the L/C Cash Collateral Account as security for the Letter of Credit Exposure as described in
Section 4.8; and

      (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

      10.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees to notify the Borrower promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                   ARTICLE XI

                                    THE AGENT

      11.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Credit Documents and, to the extent and on the terms provided for in the Beechwood Escrow and Security Agreement, its trustee, and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

      11.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

      11.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

      11.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

      11.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      11.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 11.4 and 12.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      11.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, including any waivers, consents or other actions made in connection with the conditions precedent in Article V, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

      11.8 The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      11.9 Successor Agent. The Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent; provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing. If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

      11.10 Collateral Matters. (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Cash Collateral Accounts and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon such collateral granted pursuant to the Security Documents.

      (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and the Loan Notes Guaranty and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release collateral pursuant to this subsection (b).

      11.11 Issuing Bank. The provisions of this Article XI (other than Section 11.9) shall apply to the Issuing Bank mutatis mutandis to the same extent as such provisions apply to the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent, and the allocated costs of internal counsel) in connection with any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent or any Lender, including the allocated costs of internal counsel) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

      12.2 Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement, any of the other Credit Documents or any of the other Transaction Documents, any of the transactions contemplated herein or therein (including, without limitation, the Transactions) or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans, Letters of Credit or the Loan Notes Guaranty, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

      12.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      12.4 Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

      (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

      12.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses (unless another address is specifically required under this Agreement):

            (a) if to the Borrower, to Chartwell Re Holdings Corporation, 4 Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06912-0043,
      Attention: Mr. Charles E. Meyers, Telecopy No. (203) 705-2718;

            (b) if to the Agent, to its Notice Office;

            (c) if to the Issuing Bank in its capacity as issuer of the Loan Notes Guaranty, to First Union National Bank (London Branch), 1-3 Bishopsgate, London, EC2N 3AB, Attention: Mr. Tom Quigley, Telephone 0171-621-1477, Facsimile 0171-929-4644;

            (d) if to either Issuing Bank in its capacity as issuer of the Letters of Credit (whether denominated in Dollars or Pounds Sterling), to First Union National Bank of North Carolina, One First Union Center, 5th Floor, 301 South College Street, Charlotte, North Carolina 28288-0735,
      Attention: Mr. Jay S. Bullock, Telephone (704) 383-3789, Facsimile (704) 383-7611, with a copy to the Agent; and

            (e) if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that Notices of Revolving Borrowing, Notices of Tranche B Borrowings, and Notices of Conversion/Continuation shall not be effective until received by the Agent.

      12.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Borrower and the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

      (a) unless agreed to by each Lender holding or owed Obligations directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or
(ii) extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

      (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"),
(iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, release the Parent from the Guaranty, or (iv) change any provision of Section
2.15 or this Section 12.6;

      (c) unless agreed to by Revolving Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Revolving Credit Commitments (or, if the Commitments have been terminated, Revolving Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of the Revolving Loans), change any provision of Article III or Article IV or reduce or forgive any Reimbursement Obligation;

      (d) unless agreed to by Tranche B Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Tranche B Commitments (or, if the Commitments have been terminated, Tranche B Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of the Revolving Loans), change any provision of Article III or reduce or forgive any Loan Note Reimbursement Obligation; and

      (e) unless agreed to by the Issuing Bank or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Bank or the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that (i) if any amendment, modification, waiver or consent would adversely affect the Lenders of Loans of a particular Class (the "affected Class") relative to Lenders of Loans of any other Class, then such amendment, modification, waiver or consent shall require the consent of Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of all Loans of the affected Class, and (ii) the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

      12.7 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit and the Loan Notes Guaranty); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing, and provided further that in the case of an assignment of a Revolving Credit Commitment or a Tranche B Loan, the Issuing Bank must also give its prior written consent thereto (which consent shall not be unreasonably withheld), (ii) each such assignment by a Lender of any of its interests relating to Loans of a particular Class shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and other interests under and with respect to such Class (including obligations to the Issuing Banks under Sections 3.5 and 4.5) is assigned to the relevant Assignee,
(iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000 determined by combining the Dollar Amount of the assigning Lender's outstanding Term Loans, Revolving Loans, Letter of Credit Exposure, Tranche B Guaranty Exposure, Revolver Guaranty Exposure, and Unutilized Revolving Credit Commitment ("Total Commitment") being assigned pursuant to such assignment (or, if less, the Total Commitment of the assigning Lender), and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

      (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower and the Issuing Bank (if required), together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments (or outstanding Term Loans, as the case may be) of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibits A-1, A-2, A-3 and A-4, as applicable. The Agent will return cancelled Notes to the Borrower.

      (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) no such participation shall be in an aggregate principal amount less than $3,000,000, and (v) no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except that a Lender may grant voting or similar rights to a Participant as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender, provided, however, that in no event shall any such grant affect or require the Borrower, the Agent or the other Lenders to deal with any such Participant), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant may be entitled, pursuant to the terms of its participation agreement, to compensation calculated in accordance with the provisions of Sections 2.16(a), 2.16(b), 2.17 and 2.18 and to rights of setoff in accordance with Section 10.3, in each case to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made; provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made; and provided, further, that nothing contained herein shall cause the Participant to be deemed to be a Lender or to otherwise be granted any rights under this Agreement.

      (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

      (f) Assignments and participations pursuant to this Section 12.7 need not be pro rata as among the Facilities.

      (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 12.13.

      12.8 No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      12.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 12.7.

      12.10 Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 11.7, 12.1 and 12.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments, all Letters of Credit and the Loan Notes Guaranty, and any termination of this Agreement or any of the other Credit Documents.

      12.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      12.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

      12.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 12.7(g).

      12.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

      12.15 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED OCTOBER 3, 1996, AND THE CREDIT AGREEMENT BETWEEN THE BORROWER AND FIRST UNION DATED OCTOBER 13, 1996, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               [The rest of this page is intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                         CHARTWELL RE HOLDINGS CORPORATION


                          By: __________________________________

                          Title: _______________________________

                         FIRST UNION NATIONAL BANK OF

                          NORTH CAROLINA, as Agent, as an

                          Issuing Bank, and as a Lender

Tranche A Commitment:            By: __________________________________
$30,000,000
                         Title: _________________________________
Tranche B Commitment:
(pound)12,850,000

                         Instructions for wire transfers to the Agent:
Revolving Credit
Commitment:                              Payment Office for Dollar Facilities:
$25,000,000

                         First Union National Bank of North Carolina

                 ABA Routing No. 053000219

                 Charlotte, North Carolina

                 General Ledger No. 465906, RC No. 5007

                 Attention:  Syndication Agency Services

                 Re:  Chartwell Re Holdings Corporation

                                         Payment Office for Sterling Facilities:

                         First Union National Bank of North Carolina
                             c/o First Union National Bank, N.A. (London Branch)
                 1-3 Bishopsgate
                                 London  EC2N 3AB
                                 Attention:  Michelle Clark
                                 Sort Code:  40-51-33
                                 Re:  Chartwell Re Holdings Corporation

                 Address for notices (as a Lender):

                 First Union National Bank of North Carolina
                                 One First Union Center, 5th Floor

                 301 South College Street

                 Charlotte, North Carolina  28288-0735

                 Attention:  Jay S. Bullock

                 Telephone:  (704) 383-3789

                 Telecopy:  (704) 383-7611

                 Lending Office:

                 First Union National Bank of North Carolina

                 One First Union Center, 5th Floor

                 301 South College Street

                 Charlotte, North Carolina  28288-0735

                 Attention:  Jay S. Bullock

                 Telephone:  (704) 383-3789

                 Telecopy:  (704) 383-7611

                 FIRST UNION NATIONAL BANK
                                   (LONDON BRANCH), as an Issuing Bank


                                  By: __________________________________

                                  Name: _________________________________

                 Title: _________________________________


                                 Address for Notices (as Issuing Bank)

                        First Union National Bank of North Carolina
                             c/o First Union National Bank, N.A. (London Branch) 1-3 Bishopsgate
                             London  EC2N 3AB
                             Attention:  Mr. Tom Quigley
                             Telephone:  0171-621-1477
                             Facsimile:  0171-929-4644

                                 _________________________

Tranche A Commitment:            By: __________________________________
$__________
                 Title: _______________________________
Tranche B Commitment:
(pound)__________
                 Address for notices:
Revolving Credit
Commitment:
     ____________________________
$__________
     ____________________________

            Attention: _________________

            Telephone: (___) ________

            Telecopy: (___) ________

            Lending Office for Dollar Facilities:

            ____________________________

            ____________________________

            ____________________________

            Attention: _________________

            Telephone: (___) ________

            Telecopy: (___) ________

            Lending Office for Sterling Facilities:

            ____________________________

            ____________________________

            ____________________________

            Attention: _________________

            Telephone: (___) ________

            Telecopy: (___) ________

                                TABLE OF CONTENTS
                                                                            Page

                                CREDIT AGREEMENT

                                    RECITALS

                                    ARTICLE I

                                   DEFINITIONS

        1.1     Defined Terms................................................2
        1.2     Accounting Terms............................................23
        1.3     Other Terms; Construction...................................24

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

        2.1     Commitments; Loans..........................................24
        2.2     Borrowings..................................................25
        2.3     Disbursements; Funding Reliance; Domicile of Loans..........27
        2.4     Notes.......................................................27
        2.5     Termination and Reduction of Commitments....................28
        2.6     Mandatory Repayments and Prepayments........................29
        2.7     Voluntary Prepayments.......................................31
        2.8     Interest....................................................31
        2.9     Fees........................................................33
        2.10    Interest Periods............................................33
        2.11    Conversions and Continuations...............................35
        2.12    Method of Payments; Computations............................35
        2.13    Recovery of Payments........................................37
        2.14    Use of Proceeds.............................................37
        2.15    Pro Rata Treatment; Sharing of Payments.....................37
        2.16    Increased Costs; Change in Circumstances; Illegality; etc...38
        2.17    Taxes.......................................................40
        2.18    Compensation................................................42
        2.19    Replacement of Lenders; Mitigation, Notice Requirements.....42

                                   ARTICLE III

                               LOAN NOTES GUARANTY

        3.1     Issuance....................................................43
        3.2     Notices.....................................................43
        3.3     Participations..............................................44
        3.4     Reimbursement...............................................44

        3.5     Payment by Tranche B Term and Revolving Loans...............44
        3.6     Payment to Lenders..........................................46
        3.7     Obligations Absolute........................................46
        3.8     Sinking Fund Account........................................47
        3.9     Other Provisions Relating to Loan Notes.....................48

                                   ARTICLE IV

                                LETTERS OF CREDIT

        4.1     Issuance....................................................49
        4.2     Notices.....................................................50
        4.3     Participations..............................................50
        4.4     Reimbursement...............................................50
        4.5     Payment by Revolving Loans..................................50
        4.6     Payment to Lenders..........................................51
        4.7     Obligations Absolute........................................51
        4.8     L/C Cash Collateral Accounts................................53
        4.9     Effectiveness...............................................54

                                    ARTICLE V

                             CONDITIONS OF BORROWING

        5.1     Conditions of Initial Borrowing.............................54
        5.2     Conditions to Borrowings Under the Archer Facilities........56
        5.3     Conditions of All Borrowings................................58

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        6.1     Corporate Organization and Power............................59
        6.2     Authorization; Enforceability...............................59
        6.3     No Violation................................................59
        6.4     Governmental Authorization; Permits.........................60
        6.5     Litigation..................................................60
        6.6     Taxes.......................................................60
        6.7     Subsidiaries................................................61
        6.8     Full Disclosure.............................................61
        6.9     Margin Regulations..........................................61
        6.10    No Material Adverse Change..................................61
        6.11    Financial Matters...........................................62
        6.12    Ownership of Properties.....................................63
        6.13    ERISA.......................................................64
        6.14    Environmental Matters.......................................64
        6.15    Compliance With Laws........................................65
        6.16    Labor Relations.............................................65
        6.17    Regulated Industries........................................65

        6.18    Insurance...................................................65
        6.19    Certain Contracts...........................................65
        6.20    Security Documents..........................................65
        6.21    Transaction Documents.......................................66

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

        7.1     Financial Statements........................................66
        7.2     Statutory Financial Statements..............................67
        7.3     Other Business and Financial Information....................68
        7.4     Corporate Existence; Franchises; Maintenance of Properties..70
        7.5     Compliance with Laws........................................70
        7.6     Payment of Obligations......................................70
        7.7     Insurance...................................................71
        7.8     Maintenance of Books and Records; Inspection................71
        7.9     Further Assurances..........................................71

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

        8.1     Capitalization Ratio........................................71
        8.2     Fixed Charge Coverage Ratio.................................72
        8.3     Operating Leverage..........................................72
        8.4     Statutory Surplus...........................................72
        8.5     Risk-Based Capital..........................................72

                                   ARTICLE IX

                               NEGATIVE COVENANTS

        9.1     Merger; Consolidation.......................................72
        9.2     Indebtedness................................................72
        9.3     Liens.......................................................73
        9.4     Disposition of Assets.......................................74
        9.5     Investments; Acquisitions...................................75
        9.6     Restricted Payments.........................................75
        9.7     Transactions with Affiliates................................76
        9.8     Lines of Business...........................................76
        9.9     Certain Amendments..........................................76
        9.10    Limitation on Certain Restrictions..........................77
        9.11    No Other Negative Pledges...................................77
        9.12    Fiscal Year.................................................77
        9.13    Accounting Changes..........................................77

                                    ARTICLE X

                                EVENTS OF DEFAULT

        10.1    Events of Default...........................................77
        10.2    Remedies: Termination of Commitments, Acceleration, etc.....79
        10.3    Remedies: Set-Off...........................................80

                                   ARTICLE XI

                                    THE AGENT

        11.1    Appointment.................................................80
        11.2    Nature of Duties............................................80
        11.3    Exculpatory Provisions......................................81
        11.4    Reliance by Agent...........................................81
        11.5    Non-Reliance on Agent and Other Lenders.....................82
        11.6    Notice of Default...........................................82
        11.7    Indemnification.............................................82
        11.8    The Agent in its Individual Capacity........................83
        11.9    Successor Agent.............................................83
        11.10   Collateral Matters..........................................83
        11.11   Issuing Bank................................................84

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1    Fees and Expenses...........................................84
        12.2    Indemnification.............................................84
        12.3    Governing Law; Consent to Jurisdiction......................85
        12.4    Arbitration; Preservation and Limitation of Remedies........86
        12.5    Notices.....................................................86
        12.6    Amendments, Waivers, etc....................................87
        12.7    Assignments, Participations.................................88
        12.8    No Waiver...................................................90
        12.9    Successors and Assigns......................................91
        12.10   Survival....................................................91
        12.11   Severability................................................91
        12.12   Construction................................................91
        12.13   Confidentiality.............................................91
        12.14   Counterparts................................................92
        12.15   Entire Agreement............................................92

                                    EXHIBITS

Exhibit A-1       Form of Tranche A-1 Term Note
Exhibit A-2       Form of Tranche A-2 Term Note
Exhibit A-3       Form of Tranche B Term Note
Exhibit A-4       Form of Revolving Credit Note
Exhibit B-1       Form of Notice of Revolving Borrowing
Exhibit B-2       Form of Notice of Conversion/Continuation
Exhibit B-3       Form of Letter of Credit Notice
Exhibit B-4       Form of Notice of Tranche B Borrowing
Exhibit C         Form of Assignment and Acceptance
Exhibit D-1       Form of GAAP Compliance Certificate
Exhibit D-2       Form of SAP Compliance Certificate
Exhibit E-1       Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Exhibit E-2       Form of Opinion of Kathleen M. Carroll, Esq.
Exhibit E-3       Form of Opinion of D.J. Freeman
Exhibit F-1       Form of Beechwood Escrow and Security Agreement
Exhibit F-2       Form of Borrower Escrow and Security Agreement
Exhibit G         Form of Parent Guaranty
Exhibit H         Form of Revolving Commitment Worksheet

                                    SCHEDULES

Schedule 6.3      Certain Restrictions
Schedule 6.4      Consents and Approvals
Schedule 6.7      Subsidiaries
Schedule 6.19     Certain Contracts
Schedule 9.2      Indebtedness
Schedule 9.3      Liens
Schedule 9.7      Transactions with Affiliates

                     ======================================

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                       CHARTWELL RE HOLDINGS CORPORATION,


                            THE LENDERS NAMED HEREIN,


                            FIRST UNION NATIONAL BANK
                               OF NORTH CAROLINA,
                        as Agent and as an Issuing Bank,

                                       and

                            FIRST UNION NATIONAL BANK
                                (LONDON BRANCH),
                               as an Issuing Bank


                        $55,000,000 and (pound)12,850,000
                            Senior Credit Facilities


                                   Arranged by
                        FIRST UNION CAPITAL MARKETS CORP.


                          Dated as of November 14, 1996


                     ======================================

                                             Exhibit A-1 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                          Borrower's Taxpayer Identification No. 06-1438493

                                   FORM OF
                             TRANCHE A-1 TERM NOTE

$___________                                                 ___________, 1996
                                                     Charlotte, North Carolina

      FOR VALUE RECEIVED, CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

      _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, First Union National Bank of North Carolina, as Agent and as an Issuing Bank and First Union National Bank (London Branch), as an Issuing Bank, the principal sum of

      __________________________ DOLLARS ($___________), under the terms and conditions of this promissory note (this "Tranche A-1 Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche A-1 Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

      This Tranche A-1 Term Note is one of a series of Tranche A-1 Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche A-1 Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche A-1 Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche A-1 Term Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche A-1 Term Note.

      In the event of an acceleration of the maturity of this Tranche A-1 Term Note, this Tranche A-1 Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Tranche A-1 Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Tranche A-1 Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

      IN WITNESS WHEREOF, the Borrower has caused this Tranche A-1 Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

                              CHARTWELL RE HOLDINGS CORPORATION

                              By: _________________________________

                              Title: ________________________________

                                             Exhibit A-2 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                          Borrower's Taxpayer Identification No. 06-1438493

                                   FORM OF
                             TRANCHE A-2 TERM NOTE

$___________                                                ____________, 1996
                                                     Charlotte, North Carolina

      FOR VALUE RECEIVED, CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

      _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, First Union National Bank of North Carolina, as Agent and as an Issuing Bank and First Union National Bank (London Branch), as an Issuing Bank, the principal sum of

      __________________________ DOLLARS ($___________), under the terms and conditions of this promissory note (this "Tranche A-2 Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche A-2 Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

      This Tranche A-2 Term Note is one of a series of Tranche A-2 Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche A-2 Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche A-2 Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche A-2 Term Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche A-2 Term Note.

      In the event of an acceleration of the maturity of this Tranche A-2 Term Note, this Tranche A-2 Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Tranche A-2 Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Tranche A-2 Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

      IN WITNESS WHEREOF, the Borrower has caused this Tranche A-2 Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

                              CHARTWELL RE HOLDINGS CORPORATION

                              By: _________________________________

                              Title: ________________________________

                                             Exhibit A-3 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                          Borrower's Taxpayer Identification No. 06-1438493

                                   FORM OF
                              TRANCHE B TERM NOTE

$___________                                                ____________, 1996
                                                     Charlotte, North Carolina

      FOR VALUE RECEIVED, CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

      _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, First Union National Bank of North Carolina, as Agent and as an Issuing Bank and First Union National Bank (London Branch), as an Issuing Bank, the principal sum of

      __________________________ POUNDS STERLING ((pound)___________), under the terms and conditions of this promissory note (this "Tranche B Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche B Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

      This Tranche B Term Note is one of a series of Tranche B Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche B Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche B Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche B Term
Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche B Term Note.

      In the event of an acceleration of the maturity of this Tranche B Term Note, this Tranche B Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Tranche B Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Tranche B Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

      IN WITNESS WHEREOF, the Borrower has caused this Tranche B Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

                              CHARTWELL RE HOLDINGS CORPORATION

                              By: _________________________________

                              Title: ________________________________

                                             Exhibit A-4 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                          Borrower's Taxpayer Identification No. 06-1438493.

                                   FORM OF
                             REVOLVING CREDIT NOTE

$___________                                                ____________, 1996
                                                     Charlotte, North Carolina

      FOR VALUE RECEIVED, CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

      _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, First Union National Bank of North Carolina, as Agent and as an Issuing Bank and First Union National Bank (London Branch), as an Issuing Bank, the principal sum of

      __________________________ DOLLARS ($___________) (which amount the
Borrower may borrow in Dollars or Pounds Sterling, provided that all Revolving Loans shall be repaid in the currency of the Borrowing pursuant to the terms of the Credit Agreement) or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this "Revolving Credit Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note in the currencies and at the rates applicable thereto from time to time as provided in the Credit Agreement.

      This Revolving Credit Note is one of a series of Revolving Credit Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender from time to time pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

      In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

      IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

                              CHARTWELL RE HOLDINGS CORPORATION

                              By: _________________________________

                              Title: ________________________________

                                             Exhibit B-1 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                                    FORM OF
                         NOTICE OF REVOLVING BORROWING

                                    [Date]

First Union National Bank of
  North Carolina, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

      The undersigned, Chartwell Re Holdings Corporation (the "Borrower"), refers to the First Amended and Restated Credit Agreement, dated as of November 14, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank (London Branch), as an Issuing Bank and you, as Agent and as an Issuing Bank for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(c) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a Borrowing of Revolving Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.2(c) of the Credit Agreement:

             (i) The Total Unutilized Revolving Credit Commitment immediately before giving effect to the Borrowing requested hereunder is $_______________.(1)

            (ii) The aggregate principal amount of the Proposed Borrowing is [$_______________] [(pound)_______________].(2)

           (iii) The Revolving Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].(3)

----------

      (1) Attach Revolving Commitment Worksheet.

      (2) Shall be an amount not less than $1,000,000 or (pound)1,000,000 or, if greater, an integral multiple of $500,000 or (pound)500,000, respectively, in excess thereof (in the case of Base Rate Loans), or $3,000,000 or (pound)3,000,000 or, if greater, an integral multiple of $1,000,000 or (pound)1,000,000, respectively, in excess thereof (in the case of LIBOR Loans).

      (3) Select the applicable Type of Revolving Loans.

           [(iv) The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].](4)

             (v) The Proposed Borrowing is requested to be made on __________________ (the "Borrowing Date").(5)

      The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

(A) Each of the representations and warranties contained in Article VI of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date the Borrowing Date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

             (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

             (C) After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding and (ii) the aggregate Letter of Credit Exposure of all Revolving Lenders, and (iii) the aggregate Revolver Guaranty Exposure of all Revolving Lenders will not exceed the Total Revolving Credit Commitments.

                                   Very truly yours,

                                   CHARTWELL RE HOLDINGS CORPORATION

                                   By: ______________________________

                                   Title: _____________________________

----------

      (4) Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

      (5) Shall be a Business Day at least one Business Day after the date hereof in the case of Base Rate Loans denominated in Dollars, at least two Business Days after the date hereof in the case of Base Rate Loans denominated in Pounds Sterling, or at least three Business Days after the date hereof in the case of LIBOR Loans denominated in Dollars, or at least four Business Days after the date hereof in the case of LIBOR Loans denominated in Pounds Sterling.

                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT
                       CHARTWELL RE HOLDINGS CORPORATION

                        REVOLVING COMMITMENT WORKSHEET

(1)   Total Revolving Credit Commitments(1)                       $________

(2) Revolving Loans outstanding (before giving effect to the requested Borrowing)

      (a)   Dollar Revolving Loans Outstanding          $________
      (b)   Pounds Sterling Revolving Loans
            Outstanding                   (pound)_______
      (c)   Dollar Equivalent of (b)(2)                 $________(2)
      (d)   Total Revolving Loans Outstanding

            (add lines (2)(a) and (c))                            ($________)(2)

(3)   Letter of Credit Exposure

      (a)   Dollar Denominated:

              (i) Letters of Credit Outstanding         $________
             (ii) Reimbursement Obligations outstanding $________
            (iii) Add lines (3)(a)(i) and (ii)                    ($________)

      (b)   Sterling Denominations

              (i) Letters of Credit Outstanding         (pound)________
             (ii) Reimbursement Obligations outstanding (pound)________
            (iii) Add lines 3(b)(i) and (ii)            (pound)________
             (iv) Dollar Equivalent of (iii)(2)                   ($________)(2)

(4)   Revolver Guaranty Exposure (if any)

      (a)   Principal

              (i) Aggregate Loan Notes Principal
                  Amount(3)                            (pound)________
             (ii) Tranche B Guaranty Exposure(4)       (pound)________
            (iii) Line (4)(a)(i) minus 4(a)(ii)        (pound)________

                             (worksheet continued)

----------

      (1) Initially, $25,000,000.

      (2) The Dollar Equivalent should be left blank to be completed by the Agent.

      (3) The amount of this line 4(a)(i) on immediately preceding worksheet less (pound)_____ in principal amount of Loan Notes redeemed since submission of immediately preceding worksheet.

      (4) Calculation: (pound)12,850,000 less (pound)_______ in principal amount repaid on Loan Notes designated by Borrower as repayments of Tranche B Loan Notes.

      (b)   Interest to be due on next interest
            payment date(5)                            (pound)________
      (c)   Loan Notes Reimbursement Obligations
            outstanding                                (pound)________
      (d)   Add line 4(a)(iii), 4(b) and 4(c)          (pound)________
      (e)   Dollar Equivalent of line 4(d)(1)                     $________(2)

(5)   Total Unutilized Revolving Credit Commitment (subtract
      lines (2)(d), 3(a)(iii), 3(b)(iv) and 4(e)
      from line (1)                                               $
                                                                   =======

                            Prepared by: _______________________________
                            Name: ______________________________________
                            Title: _____________________________________
                            As of [Date]: ______________________________

----------

    (5) June 30th or December 31st based on Loan Notes outstanding on such date.

                                             Exhibit B-2to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                                    FORM OF
                       NOTICE OF CONVERSION/CONTINUATION

                                    [Date]

First Union National Bank of
  North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

      The undersigned, Chartwell Re Holdings Corporation (the "Borrower"), refers to the First Amended and Restated Credit Agreement, dated as of November 14, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank
  (London Branch), as an Issuing Bank, and you, as Agent and as an Issuing Bank for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a [conversion] [continuation](1) of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.11(b) of the Credit Agreement:

            (i) The amount of the Total Unutilized Revolving Credit Commitment as of the intended effective date of the conversion or continuation is $______________.(2)

            (ii) The Proposed [Conversion] [Continuation] is requested to be made on _______________.(3)

----------

      (1) Insert "conversion" or "continuation" throughout the notice, as applicable.

      (2) Applicable only in the case of a conversion or continuation of a Revolving Loan; attach Revolving Commitment Worksheet.

      (3) Shall be an amount not less than $1,000,000 or (pound)1,000,000 or, if greater, an integral multiple of $500,000 or (pound)500,000 in excess thereof (in the case of Base Rate Loans), or $3,000,000 or (pound)3,000,000 or, if greater, an integral multiple of $1,000,000 or (pound)1,000,000 in excess thereof (in the case of LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

            (iii) The Proposed [Conversion] [Continuation] involves $____________/(pound)_________(4) in aggregate principal amount of [Tranche A Term] [Tranche B Term] [Revolving](5) Loans made pursuant to a Borrowing on ________________,(6) which Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].(7)

            [(iv) The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].](8)

      The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

                                  Very truly yours,

                                  CHARTWELL RE HOLDINGS CORPORATION

                                  By: ________________________________

                                  Title: _____________________________

          [IF CONVERSION OR CONTINUATION RELATES TO A REVOLVING LOAN,
           ATTACH REVOLVING COMMITMENT WORKSHEET WITH RESPECT TO THE
                   REVOLVING LOANS BEING CONVERTED/CONTINUED]

----------

      (4) Shall be an amount not less than $1,000,000 or (pound)1,000,000 or, if greater, an integral multiple of $500,000 or (pound)500,000, respectively, in excess thereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or $3,000,000 or (pound)3,000,000 or, if greater, an integral multiple of $1,000,000 or (pound)1,000,000, respectively, in excess thereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans).

      (5) Select the applicable Class of Loans.


      (6) Insert the applicable Borrowing Date for the Loans being converted or continued.

      (7) Complete with the applicable bracketed language.

      (8) Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

                                             Exhibit B-4 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                                    FORM OF
                         NOTICE OF TRANCHE B BORROWING

                                    [Date]

First Union National Bank of
  North Carolina, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

      The undersigned, Chartwell Re Holdings Corporation (the "Borrower"), refers to the First Amended and Restated Credit Agreement, dated as of November 14, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank (London Branch), as an Issuing Bank, and you, as Agent and as an Issuing Bank for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(d) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a Borrowing of Tranche B Term Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(d) of the Credit Agreement:

             (i) The aggregate principal amount of the Proposed Borrowing is (pound)_______________.(1)

            (ii) The Tranche B Term Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].(2)

          [(iii) The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].](3)

----------

      (1) Shall be an amount not less than (pound)1,000,000 or, if greater, an integral multiple of (pound)500,000 in excess thereof (in the case of Base Rate Loans), or (pound)3,000,000 or, if greater, an integral multiple of (pound)1,000,000 in excess thereof (in the case of LIBOR Loans).

      (2) Select the applicable Type of Tranche B Term Loans.

      (3) Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

            (iv) The Proposed Borrowing is requested to be made on __________________ (the "Borrowing Date").(4)

      The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

(A) Each of the representations and warranties contained in Article VI of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

             (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

             (C) After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Tranche B Term Loans outstanding and
      (ii) the aggregate Tranche B Guaranty Exposure of all Tranche B Lenders will not exceed the Total Tranche B Commitments.

                                   Very truly yours,

                                   CHARTWELL RE HOLDINGS CORPORATION

                                   By: ________________________________

                                   Title: _____________________________

----------

      (4) Shall be a Business Day at least two Business Days after the date hereof (in the case of Base Rate Loans) or at least four Business Days after the date hereof (in the case of LIBOR Loans).

                                             Exhibit B-3 to First Amended and
                                             Restated Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                                    AMENDED

                                    FORM OF
                            LETTER OF CREDIT NOTICE

                                    [Date]

First Union National Bank of
  North Carolina, as Agent
One First Union Center, DC-5
301 South College Street
Charlotte, North Carolina 28288-0735
Attention:
            Jay S. Bullock,
            Specialized Industries/Financial
            Institutions Lending Group

Ladies and Gentlemen:

      The undersigned, Chartwell Re Holdings Corporation (the "Borrower"), refers to the First Amended and Restated Credit Agreement, dated as of November 14, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank (London Branch), as an Issuing Bank, and you, as Agent and as an Issuing Bank for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 4.2 of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the "Requested Letter of Credit") as required by Section 4.2 of the Credit
Agreement:

            (i) The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.(1)

           (ii) The Stated Amount of the Requested Letter of Credit is [$____________/(pound)__________](2).

----------

     (1) Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

     (2) Insert Applicable Currency.

          (iii) The expiry date of the Requested Letter of Credit is
      ______________.

           (iv) The name and address of the beneficiary of the Requested Letter of Credit is ______________.

      [The undersigned, CHARTWELL REINSURANCE COMPANY ("Reinsurance"), joins this request for the purpose of requesting that the Requested Letter of Credit be issued for the account of Reinsurance in accordance with Article IV of the Credit Agreement. The Borrower and Reinsurance hereby agree to be jointly and severally liable for the Reimbursement Obligations of either in respect of the Requested Letter of Credit.](3)

      The undersigned [agrees/agree] to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

      The Borrower hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

(A) Each of the representations and warranties contained in Article VI of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

             (B) No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

             (C) After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Lenders, and (iii) the aggregate Revolver Guaranty Exposure of all Revolving Lenders, will not exceed the Total Revolving Credit Commitments.

----------

     (3) Insert when Letter of Credit to be issued for the account of Reinsurance.

                                 Very truly yours,

                                 CHARTWELL RE HOLDINGS CORPORATION

                                 By:    ______________________________________

                                 Name:  ______________________________________

                                 Title: ______________________________________

                                 [CHARTWELL REINSURANCE COMPANY

                                 By:    ______________________________________

                                 Name:  ______________________________________

                                 Title: ____________________________________](3)

cc:   First Union National Bank of
      North Carolina, as Agent
      One First Union Center, TW-10
      301 South College Street
      Charlotte, North Carolina 28288-0608
      Attention:  Syndication Agency Services

                    [ATTACH REVOLVING COMMITMENT WORKSHEET]

----------

      (3) Insert when Letter of Credit to be issued for the account of Reinsurance.

                                             Exhibit C to Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Agent
                                             Chartwell Re Holdings Corporation
                                             November 14, 1996 /
                                             $55,000,000/(pound)12,850,000
                                             ---------------------------------

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE

      THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between (the "Assignor") and ________________________ (the "Assignee"). Reference is made to the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Chartwell Re Holdings Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank (London Branch), as an Issuing Bank and First Union National Bank of North Carolina, as Agent and as an Issuing Bank for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

      The Assignor and the Assignee hereby agree as follows:

      1. Assignment and Assumption. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, the interest or interests as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents (in its capacity as a Lender thereunder) with respect to each Class of Loans represented by the percentage interest or interests specified with regard to such Class in Item 4 of Annex I (each such assigned interest, an "Assigned Share"), including, without limitation, (i) in the case of Tranche A Term Loans, the relevant Assigned Share of all rights and obligations of the Assignor with respect to its Tranche A Commitment (unless terminated), Tranche A-1 and A-2 Term Notes and Tranche A Term Loans, (ii) in the case of Tranche B Term Loans, the relevant Assigned Share of (y) all rights and obligations of the Assignor with respect to its Tranche B Commitment (unless terminated), Tranche B Term Note and Tranche B Term Loans, and (z) the Assignor's Loan Notes Guaranty Exposure, and (iii) in the case of Revolving Loans, the relevant Assigned Share of (x) the Assignor's Revolving Credit Commitment, (y) the Assignor's Letter of Credit Exposure, and
(z) all rights and obligations of the Assignor with respect to its Revolving Credit Note and Revolving Loans.

      2. The Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of each interest being assigned by it hereunder, that each such interest is free and clear of any adverse claim, that as of the date hereof the amount of its Commitments and outstanding Loans of each Class with regard to which an interest is being assigned hereunder (and Letter of Credit Exposure and Loan Notes Guaranty Exposure, if applicable) is as set forth in
Item 4 of Annex I, and that after giving effect to the assignment provided for herein the respective Commitments of the Assignor and the Assignee will be as set forth in Item 4 of Annex I, (ii) except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

      3. The Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under Section
7.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) confirms that it is an Eligible Assignee, (v) appoints and authorizes the Agent to take such actions as agent on its behalf under the Credit Agreement and the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in Section 2.17(d) of the Credit Agreement].(1)

      4. Effective Date. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to each of the Agent, the Issuing Bank and the Borrower (and also to the Agent, the processing fee referred to in Section 12.7(a) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of
(i) the date of acceptance hereof by the Agent, the Issuing Bank and the Borrower or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which date shall be not less than five (5) Business Days after the date of execution hereof by the Assignor and the Assignee). As of the Effective Date,
(y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective Date) and be released from its obligations under the Credit Agreement and the other Credit Documents.

      5. Payments; Settlement. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor and the Assignee) that represents the Assigned Share of the principal amount of the Loans of each relevant Class made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the

----------

       (1) Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Agent will make all payments required to be made by it under the Credit Agreement in respect of each interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Commitments and Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.

      6. Governing Law. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

      7. Entire Agreement. This Assignment and Acceptance, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

      8. Successors and Assigns. This Assignment and Acceptance shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

      9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.

                                ASSIGNOR:

                                      ______________________________________


                                      By: __________________________________

                                      Title: _______________________________

                                      ASSIGNEE:

                                      ______________________________________


                                      By: __________________________________

                                      Title: _______________________________

Accepted this _______ day of ______________, 19___:

FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA, as Agent and
  as an Issuing Bank

By: __________________________________

Title: _______________________________

FIRST UNION NATIONAL BANK
  (LONDON BRANCH), as an Issuing Bank

By: __________________________________

Title: _______________________________

Consented and agreed to:

CHARTWELL RE HOLDINGS CORPORATION

By: __________________________________

Title: _______________________________

                      ANNEX I TO ASSIGNMENT AND ACCEPTANCE
               TO THE FIRST AMENDED AND RESTATED CREDIT AGREEMENT

1.    Borrower:     ________________________

2.    Name and Date of Credit Agreement:

      First Amended and Restated Credit Agreement, dated as of November 14, 1996, among Chartwell Re Holdings Corporation, certain Lenders from time to time parties thereto, and First Union National Bank of North Carolina, as Agent and as an Issuing Bank and First Union National Bank (London Branch), as an Issuing Bank.

3.    Date of Assignment and Acceptance: ________________, 19___.

4.    Amounts:

                                                                        Amount of
                                        Aggregate for     Assigned       Assigned
                                          Assignor         Share(2)        Share
                                         -----------      --------       ---------
      (a)  Tranche A Commitment         $___________       _____%      $___________

      (b)  Tranche A Loans              $___________       _____%      $___________

      (c)  Tranche B Commitment         (pound)_____       _____%      (pound)_____

      (d)  Tranche B Loans              (pound)_____       _____%      (pound)_____

      (e)  Tranche B Guaranty Exposure  (pound)_____       _____%      (pound)_____

      (f)  Revolver Guaranty Exposure   (pound)_____       _____%      (pound)_____

      (g)  Revolving Credit Commitment  $___________       _____%      $___________

      (h)  Revolving Loans(3)           $___________       _____%      $___________

      (i)  Letter of Credit Exposure    $___________       _____%      $___________

----------

       (2) Percentage taken to up to ten decimal places, if necessary.

       (3) Insert amounts outstanding as of the date of the Assignment and Acceptance.

5.    Effective Date:    ________________________(4)

6.    Addresses for Payments:

      Assignor:         _________________________________
                        _________________________________
                        Attention: __________________
                        Telephone: __________________
                        Telecopy: ___________________
                        Reference: __________________

      Assignee:         _________________________________
                        _________________________________
                        Attention: __________________
                        Telephone: __________________
                        Telecopy: ___________________
                        Reference: __________________

7.    Addresses for Notices:

      Assignor:         _________________________________
                        _________________________________
                        Attention: __________________
                        Telephone: __________________
                        Telecopy: ___________________

      Assignee:         _________________________________
                        _________________________________
                        Attention: _________________
                        Telephone: _________________
                        Telecopy: __________________

8.    Lending Office of Assignee for Dollar Facilities:

      _________________________________
      _________________________________
      _________________________________
      Attention: __________________
      Telephone: ___________________
      Telecopy: ____________________

----------

       (4) Shall be a date not less than five Business Days after the date of the Assignment and Acceptance.

9.    Lending Office of Assignee for Sterling Facilities

      _________________________________
      _________________________________
      _________________________________
      Attention:_____________________
      Telephone:______________________
      Telecopy:_______________________

                                       Exhibit D-1 to First Amended and Restated
                                       Credit Agreement
                                       First Union National Bank
                                         of North Carolina, as Agent
                                       Chartwell Re Holdings Corporation
                                       November    14,    1996         /
                                       $55,000,000/(pound)12,850,000
                                       -----------------------------------------

                                     FORM OF
                             COMPLIANCE CERTIFICATE
                           (GAAP Financial Statements)

      THIS CERTIFICATE is given pursuant to Section 7.3(a) of the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Chartwell Re Holdings Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank (London Branch), as an Issuing Bank and First Union National Bank of North Carolina, as Agent and as an Issuing Bank for the Lenders.

      The undersigned hereby certifies that:(1)

      1. He/she is [the duly appointed chief financial officer of the Borrower] [a duly appointed treasurer of the Borrower having significant responsibility for financial matters].

      2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [7.1(a)] [7.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with generally accepted accounting principles [(subject to the absence of notes required by generally accepted accounting principles and subject to normal year-end audit adjustments)](2) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby, except that the consolidation of the Restricted Subsidiaries [(other than for the audited financial statements)](3) is reported on the equity method of accounting for investments.

      3. The undersigned has reviewed the applicable terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the activities of the Borrower and its Subsidiaries during the accounting period covered by such financial statements with a view to determining whether the Borrower has performed and maintained all of its obligations under the Credit Agreement.

----------
       (1) Insert applicable bracketed language throughout the Certificate.

       (2) Insert in the case of quarterly financial statements.

       (3) Insert in the case of annual financial statements.

      4. Based upon the review described in paragraph 3 above, the undersigned has no knowledge of the existence of any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth herein].(4)

      5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 8.1 and 8.2 of the Credit Agreement, as of the last day of the period covered by the financial statements enclosed herewith.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

                                     [signature]______________________

                                     Name: _________________________________

                                     Title: ________________________________

                     [ATTACH REVOLVING COMMITMENT WORKSHEET]

----------

       (4) Insert if applicable and describe in the Certificate or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.

                                  ATTACHMENT A
                                       TO
                           GAAP COMPLIANCE CERTIFICATE

                          COVENANT COMPLIANCE WORKSHEET

--------------------------------------------------------------------------------
Capitalization Ratio
(Section 8.1 of the Credit Agreement):           Not greater than 0.375 to 1.0
--------------------------------------------------------------------------------
(1)    Consolidated Indebtedness as of
       the measurement date:                                         $
                                                                      ==========
(2)    Capitalization:

       (a)    Consolidated Indebtedness as of
              the measurement date (from line 1)                  $
                                                                   ---------
       (b)    Consolidated Net Worth as of
              the measurement date
                                                                   ---------
       (c)    Capitalization:
              Add lines 2(a) and 2(b)                                $
                                                                      ==========
(3)    Ratio of Indebtedness to Total Capitalization:
              Divide line 1 by line 2(c)                              ___ to 1.0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fixed Charge Coverage Ratio

(Section 8.2 of the Credit Agreement):                Not less than 1.4 to 1.0
--------------------------------------------------------------------------------
(1)    Cash Available:

       (a)    Aggregate Available Dividend Amount
              for Reinsurance for the Measurement
              Period(1)                                           $
                                                                   ---------
       (b)    Net Tax Sharing Payments
              for the Measurement Period

              (i)   Tax sharing payments received by Borrower  $________
              (ii)  Tax sharing payments estimated to be
                    received by Borrower in respect of
                    Measurement Period                          ________
              (iii) Taxes paid by Borrower                     (________)
              (iv)  Taxes estimated to be paid by Borrower
                    in respect of Measurement Period           (________)
              (v)   Net Amount (lines (i) + (ii) minus
                    lines (iii) + (iv))                           __________

       (c)    Payments from Beechwood

              (i)   Payment of principal received by Borrower
                    from Beechwood in respect of loans by Borrower to
                    Beechwood to effect the Acquisition         ________
              (ii)  Payments of interest received by Borrower
                    from Beechwood in respect of loans by borrower to
                    Beechwood to effect the Acquisition         ________
              (iii) Total payments (add lines (c)(i) and (c)(ii)  __________

       (d)    EBITDA

       (e)    Cash Available:
              Add lines 1(a), 1(b)(v), 1(c)(iii) and 1(d)            $
                                                                      ==========
(2)    Fixed Charges:

       (a)    Projected Debt Service with respect to
              the Loans during the Pro Forma Period(2)            $_________

       (b)    Dividends paid by Parent during last
              quarter of Measurement Period                     ________

       (c)    Multiply line 2(b) by 4                              _________

       (d)    Fixed Charges:
              Add lines 2(a) and 2(c)                                $__________
--------------------------------------------------------------------------------

----------

      (1) Defined as the immediately preceding four quarters.

      (2) For projected Debt Service attach calculations of components.

--------------------------------------------------------------------------------
Fixed Charge Coverage Ratio (cont'd.)
(Section 8.2 of the Credit Agreement):                Not less than 1.4 to 1.0
--------------------------------------------------------------------------------

(3)    Fixed Charge Coverage Ratio:
             Divide line 1(e) by line 2(d)                         ____ to 1.0

--------------------------------------------------------------------------------

                                               Exhibit D-2 to First Amended and
                                               Restated Credit Agreement
                                               First Union National Bank
                                                 of North Carolina, as Agent
                                               Chartwell Re Holdings Corporation
                                               November 14, 1996 /
                                               $55,000,000/(pound)12,850,000
                                               ---------------------------------

                                     FORM OF
                             COMPLIANCE CERTIFICATE
                        (Statutory Financial Statements)

      THIS CERTIFICATE is given pursuant to Section 7.3(a) of the First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Chartwell Re Holdings Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), First Union National Bank (London Branch), as an Issuing Bank and First Union National Bank of North Carolina, as Agent and as an Issuing Bank for the Lenders.

      The undersigned hereby certifies that:(1)

      1. He/she is [the duly appointed chief financial officer of the Borrower] [a duly appointed treasurer of the Borrower having significant responsibility for financial matters].

      2. Enclosed with this Certificate are copies of the statutory financial statements of the Insurance Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [7.2(a)] [7.2(c)] of the Credit Agreement. Such financial statements have been prepared in accordance with Statutory Accounting Principles and present fairly the financial condition of each Insurance Subsidiary as of the date indicated and the results of operations of each Insurance Subsidiary for the period covered thereby.

      3. The undersigned has reviewed the applicable terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the activities of the Borrower and its Subsidiaries during the accounting period covered by such financial statements with a view to determining whether the Borrower has performed and maintained all of its obligations under the Credit Agreement.

      4. Based upon the review described in paragraph 3 above, the undersigned has no knowledge of the existence of any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth herein].(2)

----------

      (1) Insert applicable bracketed language throughout the Certificate.

      (2) Insert if applicable and describe in the Certificate or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposed to take with respect thereto.

      5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 8.3, 8.4 and 8.5 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

                                 [signature]__________________________________

                                 Name: _______________________________________

                                 Title: ______________________________________

                                  ATTACHMENT A
                                       TO
                        STATUTORY COMPLIANCE CERTIFICATE

                          COVENANT COMPLIANCE WORKSHEET

--------------------------------------------------------------------------------
Operating Leverage Ratios                       (1) Not greater than 2.0 to 1.0
(Section 8.3 of the Credit Agreement):
--------------------------------------------------------------------------------
(1)   Sum of the Consolidated Net Written Premiums
      of the Insurance Subsidiaries during four fiscal
      quarters immediately preceding measurement date1         $
                                                                ========
(2)   Sum of Statutory Surplus of Reinsurance
      as of the end of the prior fiscal quarter                $
                                                                ========
(3)   Ratio of Consolidated Net Written
      Premiums to Statutory Surplus:
      Divide line 1 by line 2                                      ______ to 1.0

--------------------------------------------------------------------------------

----------

      1Until completion of four full fiscal quarters following the Closing Date, such amount shall be the annualized amounts for the full fiscal quarters actually elapsed since the Closing Date.

--------------------------------------------------------------------------------
Statutory Surplus                          Line (2) to be not less than line (1)
(Section 8.4 of the Credit Agreement)          or line (1)(b)(iv), as applicable
--------------------------------------------------------------------------------
    (1)    Required Consolidated Statutory Surplus as
           of the measurement date:                            $180,000,000

    (2)    Statutory Surplus of Reinsurance as of end
           of measurement date                                 $
                                                                ===========
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Risk-Based Capital                         Total adjusted capital of Reinsurance
(Section 8.5 of the Credit Agreement)1:   to be not less than 150% of applicable
                                                        Company Action Level RBC
--------------------------------------------------------------------------------
    (1)    Required total adjusted capital as
           of the measurement date:

           (a)  Company Action Level RBC2 as
                of the measurement date                         $_______________

           (b) Required total adjusted capital:
               Multiply line 1(a) by 150%                       $
                                                                 ===============

    (2)    Total adjusted capital3 as of
           the measurement date                                 $
                                                                 ===============
--------------------------------------------------------------------------------

----------

      1To be calculated and submitted annually.

      2As defined by the Risk-Based Capital for Insurers Model Act of the NAIC.

                                               Exhibit E-1 to First Amended and
                                               Restated Credit Agreement
                                               First Union National Bank
                                                 of North Carolina, as Agent
                                               Chartwell Re Holdings Corporation
                                               November 14, 1996 / $55,000,000/
                                               (pound)12,850,000
                                               ---------------------------------

                                November 14, 1996

First Union National Bank of North Carolina, as Agent
One First Union Center
301 South College Street
Charlotte, NC 28288-0735

Re: $55,000,000 and (pound)12,850,000 First Amended and Restated Credit Agreement dated as of November 14, 1996 among Chartwell Re Holdings Corporation, as Borrower, First Union National Bank (London Branch), as an Issuing Bank, First Union National Bank of North Carolina, as Agent and as an Issuing Bank, and the Lenders Named Therein

Gentlemen:

      We have acted as special counsel to Chartwell Re Holdings Corporation, a Delaware corporation ("Holdings"), and Chartwell Re Corporation, a Delaware corporation ("Chartwell Corp."), in connection with the execution and delivery of that certain First Amended and Restated Credit Agreement dated November 14, 1996 (the "Credit Agreement"), among Holdings, First Union National Bank (London Branch), as an Issuing Bank, First Union National Bank of North Carolina, a national banking association, as Agent and as an Issuing Bank (the "Agent"), and the Lenders named therein (the "Lenders"). Capitalized terms used herein which are not otherwise defined herein have the meanings attributed thereto in the Credit Agreement.

      In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Credit Agreement, the Guaranty, the Borrower Escrow and Security Agreement, the Notes (collectively, the "Credit Documents"). We have also examined (a) the Articles of Incorporation of Holdings, as amended to date, certified by the Secretary of State of the State of Delaware and the Secretary of Holdings; (b) the By-Laws of Holdings, as amended to date, certified by the Secretary of Holdings; (c) a certificate dated October 11, 1996 of the Secretary of State of the State of Delaware, certifying as to the legal existence and corporate good standing of Holdings; (d) a certificate of the Secretary of Holdings as to, among other things, the incumbency of certain of its officers and certain resolutions of its Board of Directors relating to the Credit Documents and the Transaction Documents (as hereinafter defined); (e) the Articles of Incorporation of Chartwell Corp., as amended to date, certified by the Secretary of State of the State of Delaware and the Secretary of Chartwell Corp.; (f) the By-Laws of Holdings, as amended to date, certified by the Secretary of

First Union National Bank of North Carolina,
   as Agent
November 14, 1996
Page 2
----------------------------------------------

Chartwell Corp.; (g) a certificate dated October 11, 1996 of the Secretary of State of the State of Delaware, certifying as to the legal existence and corporate good standing of Chartwell Corp.; (h) a certificate of the Secretary of Chartwell Corp. as to, among other things, the incumbency of certain of its officers and certain resolutions of its Board of Directors relating to the Credit Documents and the Transaction Documents (as hereinafter defined); and (i) such other records of corporate proceedings of Holdings and Chartwell Corp. as we have deemed material to the opinions rendered herein.

      In addition, we have examined such other instruments, certificates, documents, agreements and written materials, and have considered such questions of law (subject to the limitations set forth herein), as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to any facts material to our opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid instruments, certificates, documents, agreements and written materials. Additionally, when any opinion set forth herein relates to the existence, fact of qualification or standing of Holdings and Chartwell Corp., such opinion is based entirely upon, and is limited by, the certificates of public officials and officers of Holdings and Chartwell Corp. referred to above.

      In performing our examination, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to authentic original documents of all documents submitted to us as copies,
(iii) the genuineness of all signatures (other than those of officers of Holdings and Chartwell Corp.), and (iv) the competency and/or legal existence of all parties to the Credit Documents (other than Holdings and Chartwell Corp.). We also have assumed (and relied entirely upon such assumption), without inquiry or other investigation, (i) that the parties (other than Holdings and Chartwell Corp.) to each of the Credit Documents have all requisite corporate power and authority and have taken all necessary action to execute and deliver each such agreement and to perform all other obligations and otherwise to effect the transactions contemplated thereby, (ii) that each such Credit Document is a valid, binding and enforceable obligation of each of the parties thereto (other than Holdings and Chartwell Corp.), and (iii) the truth and accuracy of the representations as to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) relating to Holdings and Chartwell Corp. set forth in the Credit Documents and in the certificates of Holdings and Chartwell Corp. referred to above.

      In rendering the opinions set forth below, we have relied, with your express permission and without further inquiry, upon the opinions expressed in the opinion letter of even date herewith rendered by Kathleen M. Carroll, Vice President and General Counsel of Holdings and Chartwell Corp., other than the opinions expressed in paragraph (e) of such opinion letter (the "Carroll Opinions").

      We call your attention to the fact that, although we have acted as counsel to Holdings and Chartwell Corp., our representation has been limited to individual matters referred to us by the management of Holdings and Chartwell Corp., respectively. Except for examination of the documents enumerated above, we have made no independent investigation as to the organization, existence or affairs of Holdings and Chartwell Corp. Without limiting the generality of the foregoing, we have made no examination of dockets or other public records, except as expressly set forth above. Further, we have not represented Holdings and Chartwell Corp.

First Union National Bank of North Carolina,
   as Agent
November 14, 1996
Page 3
----------------------------------------------

in connection with the preparation or negotiation of the Announcement, the Tender Offer, the Loan Notes, the Loan Notes Guaranty (collectively, the "Transaction Documents") or any other documents or instruments executed in connection therewith.

      Whenever our opinion herein, with respect to the existence or absence of facts or circumstances, indicates that it is based on our knowledge or awareness, such indication signifies that, during the course of our representation of Holdings and Chartwell Corp. in this matter and as herein described, no information has come to the attention of the individual lawyers in the firm who have participated directly in the transaction to which this opinion relates which would give us current actual knowledge, other than as herein described, and no special or additional investigation has been undertaken for the purpose thereof.

      The opinions set forth herein concerning the validity, binding effect and enforceability of a particular agreement means that (x) such agreement constitutes an effective contract under applicable law, (y) such agreement is neither invalid in its entirety because of a specific statutory prohibition or public policy nor is it subject in its entirety to a contractual defense and (z) subject to the last sentence of this paragraph, a remedy is available upon a material default under such agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of such agreement will be upheld or enforced in any or each circumstance by a court. The opinions expressed below are further qualified to the extent that the enforceability of any provision of any of the Credit Documents, or any rights granted pursuant to the Credit Documents, or obligations incurred thereunder, may be subject to and affected by:

      (a) applicable bankruptcy, receivership, rehabilitation, insolvency, reorganization, moratorium, or other laws affecting the enforcement of the rights and remedies of creditors and secured parties generally (including, without limitation, such laws as may deny giving effect to waivers of rights of debtors or guarantors and imposition of penalties); and such duties and standards as are, or may be, imposed on creditors, including without limitation, materiality, good faith, reasonableness and fair dealing, under the Uniform Commercial Code or any other applicable law or judicial decision;

      (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is expressed herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies); and

      (c) applicable state and federal laws relating to fraudulent conveyances.

In addition, our opinions as to enforceability should not be construed to provide any opinion regarding the validity, binding effect or enforceability of
(x) provisions to the effect that failure to exercise, or delay in exercising, rights or remedies will not operate as a waiver of any such right or remedy or
(y) disclaimers, liability limitations with respect to third parties, releases, legal or equitable discharge of defenses, liquidated damages provisions, provisions purporting to waive the benefit of statutory or common law rights, or

First Union National Bank of North Carolina,
   as Agent
November 14, 1996
Page 4
----------------------------------------------

provisions releasing a party from, or indemnifying a party against, liability for its own wrongful or negligent acts.

      Based upon and subject to the foregoing and to the qualifications set forth below, we are of the opinion that:

      1. Each of Holdings and Chartwell Corp. (each, a "Credit Party") is a corporation validly existing and in good standing under the laws of the State of Delaware.

      2. Each Credit Party has the requisite corporate power and authority (i) to execute and deliver the Credit Documents to which it is party, (ii) in the case of Holdings only, to borrow money under the Credit Agreement and to pledge and grant or convey the security interests contemplated in the Borrower Escrow and Security Agreement, and (iii) to perform all of its obligations under the Credit Documents to which it is party; it being understood that we express no opinion as to any consents of, approvals of, authorizations from, filings with, or notices to any governmental authority required or advisable under the laws of England, the laws of the United Kingdom, or laws governing insurance (or reinsurance) companies or insurance (or reinsurance) activities of any jurisdiction, domestic or foreign.

      3. To our knowledge, no consent or authorization or filing with any governmental authority is required under Connecticut law or the General Corporation Law of the State of Delaware in connection with the execution, delivery and performance by Holdings or Chartwell Corp. of the Credit Documents to which it is a party; it being understood that we express no opinion as to any consents of, approvals of, authorizations from, filings with, or notices to any governmental authority required or advisable under the laws of England, the laws of the United Kingdom, or laws governing insurance (or reinsurance) companies or insurance (or reinsurance) activities of any jurisdiction, domestic or foreign.

      4. The execution and delivery by Holdings or Chartwell Corp. of the Credit Documents to which it is a party (and each Credit Party's performance of its obligations thereunder) do not and will not conflict with any provisions of (i) in the case of Holdings only, the Certificate of Incorporation or By-Laws of Holdings, (ii) in the case of Chartwell Corp. only, the Certificate of Incorporation or ByLaws of Chartwell Corp., or (iii) any law, rule or regulation of the State of Connecticut, the federal laws of the United States of America, or the General Corporation Law of the State of Delaware.

      5. Each of the Credit Agreements to which either Credit Party is a party has been duly executed by one or more authorized officers of such Party.

      6. Assuming that the choice of North Carolina law to govern the Credit Agreement, the Notes, the Guaranty and the Borrower Escrow and Security Agreement is appropriate and permissible under the laws of the State of North Carolina, in an action or proceeding arising out of or relating to the Credit Agreement, the Notes, the Guaranty and the Borrower Escrow and Security Agreement in any Connecticut court, such

First Union National Bank of North Carolina,
   as Agent
November 14, 1996
Page 5
----------------------------------------------

court, if properly presented with the question, would recognize and give effect to the choice of law provisions contained in the Credit Agreement, the Notes and the Guaranty, which by their terms are governed by the laws of the State of North Carolina, and would accordingly, apply North Carolina law thereto. Assuming nevertheless that the choice of law provisions contained in the Credit Agreement, the Notes and the Guaranty were not respected by a Connecticut court and that therefore, the Credit Agreement, the Notes and the Guaranty in their entirety were governed by the laws of the State of Connecticut, then the Credit Agreement, the Notes and the Guaranty would be valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with its respective terms. With respect to the validity and binding effect of the Guaranty and its enforceability against Chartwell Corp., the foregoing opinion is based upon (i) the indirect benefits to Chartwell Corp. arising out of the transactions contemplated by the Credit Documents and the Transaction Documents,
(ii) the authority of Holdings to borrow funds pursuant to the Credit Agreement,
(iii) the right of subrogation contemplated by the Guaranty, (iv) the benefit to the operations and goodwill of Holdings, Chartwell and their Affiliates arising out of the transactions contemplated by the Credit Documents and the Transaction Documents, and (v) your reliance on the Guaranty in entering into the Credit Agreement.

      7. Assuming in each respective case that the Agent or each Lender (i) makes no other loans to Persons in Connecticut, (ii) has no other lending, banking or trust activities in Connecticut, and (iii) is not otherwise engaged in a banking, trust or other business under Connecticut law, the Agent and each such Lender is not required to comply with the requirement of any foreign lender statute in the State of Connecticut in order to carry out the transactions contemplated by the Credit Documents or to avail itself of the remedies provided for thereby.

      8. If the Credit Agreement, the Notes and the other Credit Documents were governed by the laws of the State of Connecticut, so long as the Loans and/or the Lenders and the Agent meet the applicable criteria set forth in Section 3.7-9 of Chapter 673, Title 37 of the Connecticut General Statutes, the interest, fees and other charges provided for in the Credit Documents would not violate usury provisions set forth in Section 37-4, 37-5 or 37-6 of Chapter 673, Title 37 of the Connecticut General Statutes.

      9. The execution and delivery of the Credit Agreement and the performance of the obligations thereunder, taken by themselves without regard to any other activities or potential activities of the Agent within or without the State of Connecticut, will not cause any federal or Connecticut state taxes to be owing in connection with such execution, delivery or performance or as a precondition to the enforcement by the Agent of its rights and remedies under the Credit Documents.

      10. Based solely on the Carroll Opinions and the certifications and representations of Holdings and Chartwell Corp. regarding their business activities, neither Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      11. Based solely on the certifications and representations of Holdings as to the use of the proceeds of the Term Loans to be made pursuant to the Credit Agreement, the consummation of the transactions contemplated by the Term Loans under the Credit Agreement and the Credit Documents will not violate or

First Union National Bank of North Carolina,
   as Agent
November 14, 1996
Page 6
----------------------------------------------

result in a violation of Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System.

      We are admitted to the practice of law in the State of Connecticut and we express no opinion herein as to the laws of any jurisdictions other than the General Corporation Law of the State of Delaware, the law of the State of Connecticut and the Federal law of the United States of America. The opinions rendered herein are being delivered solely to you, the Lenders and the Assignees pursuant to Section 12.7(a) of the Credit Agreement, and for your and their sole benefit in connection with the Credit Agreement and may not be relied upon by any other party or in any other transaction. This opinion relates solely to matters existing as of the date hereof and we disclaim any obligation to update this opinion for events occurring after such date.

                                Very truly yours,

                                               Exhibit E-2 to First Amended and
                                               Restated Credit Agreement
                                               First Union National Bank
                                                 of North Carolina, as
                                                 Agent
                                               Chartwell Re Holdings Corporation
                                               November  14,  1996  /
                                               $55,000,000/(pound)12,850,000
                                               ---------------------------------

November 14, 1996

First Union National Bank of North Carolina, as Agent
One First Union Center
301 South College Street
Charlotte, NC 28288-0735

      Re: $55,000,000 and (pound)12,850,000 First Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 14, 1996 among Chartwell Re Holdings Corporation, as Borrower, First Union National Bank of North Carolina, as Agent, and the Lenders Named Therein

Ladies and Gentlemen:

I have acted as General Counsel to Chartwell Re Corporation ("Parent"), a Delaware corporation, and Chartwell Re Holdings Corporation ("Borrower"), also a Delaware corporation, in connection with the execution and delivery of that certain First Amended and Restated Credit Agreement dated November 14, 1996 (the "Credit Agreement"), among Holdings, First Union National Bank of North Carolina, a national banking association, as Agent (the "Agent"), and the Lenders named therein (the "Lenders"). Capitalized terms used herein which are not otherwise defined herein have the meanings attributed thereto in the Credit Agreement.

In connection with rendering this opinion, I have examined or am familiar with originals (or copies, certified or otherwise identified to my satisfaction) of such agreements, instruments, documents, certificates and records as I have deemed necessary or appropriate for the purposes of the opinions rendered below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all original documents, and the conformity to original documents of all copies of documents.

In addition, I have assumed (and relied entirely upon such assumption) without inquiry of investigation, that (i) the parties to the Credit Documents (other than Borrower and Parent) have taken all necessary action to execute and deliver each such document and to perform all other obligations and otherwise to effect the transactions contemplated thereby, and (ii) each such document is a valid, binding and enforceable obligation of each of the parties thereto (other than Borrower and Parent).

The opinions set forth herein concerning the validity, binding effect and enforceability of a particular agreement means that (x) such agreement constitutes an effective contract under applicable law, (y) such agreement is neither invalid in its entirety because of a specific statutory prohibition or public policy nor is it subject in its entirety to a contractual defense and (z) subject to the last sentence of this paragraph, a remedy is available upon a material default under such agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of such agreement will be upheld or enforced in any or each circumstance by a court. The opinions expressed below are further qualified to the extent that the enforceability of any provision of any of the Credit Documents, or any rights granted pursuant to the Credit Documents, or obligations incurred thereunder, may be subject to and affected by:

      a. applicable bankruptcy, receivership, rehabilitation, insolvency, reorganization, moratorium, or other laws affecting the enforcement of the rights and remedies of creditors and secured parties generally (including, without limitation, such laws as may deny giving effect to waivers of rights of debtors or guarantors and imposition of penalties); and such duties and standards as are, or may be, imposed on creditors, including without limitation, materiality, good faith, reasonableness and fair dealing, under the Uniform Commercial Code or any other applicable law or judicial decision;

      b. general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is expressed herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies); and

      c. applicable state and federal laws relating to fraudulent conveyances.

In addition, our opinions as to enforceability should not be construed to provide any opinion regarding the validity, binding effect or enforceability of
(x) provisions to the effect that failure to exercise, or delay in exercising, rights or remedies will not operate as a waiver of any such right or remedy or
(y) disclaimers, liability limitations with respect to third parties, releases, legal or equitable discharge of defenses, liquidated damages provisions, provisions purporting to waive the benefit of statutory or common law rights, or provisions releasing a party from, or indemnifying a party against, liability for its own wrongful or negligent acts.

Based upon and subject to the foregoing and to the qualifications set forth below, we are of the opinion that:

      a. Each of the Borrower and Parent (each, a "Credit Party") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each foreign jurisdiction in which the nature of its business requires it to be qualified.

      b. Each Credit Party has the full corporate power and authority to execute and deliver the Transaction Documents to which it is party, to borrow money under the Credit Agreement (in the case of the Borrower), to pledge and grant or convey security interests in and liens upon its assets as collateral as required under the Credit Agreement and under the other Credit Documents, and to perform all of its obligations under the Transaction Documents to which it is party.

      c. All corporate action by each Credit Party and all consents and approvals of any Persons, including but not limited to Connecticut and Minnesota governmental agencies or authorities, necessary to the validity of each of the Transaction Documents have been duly taken or obtained, and the execution and delivery of the Transaction Documents by the Credit Parties (and each Credit Party's performance thereunder) do not and will not conflict with any provisions of the certificate of incorporation, articles of organization or bylaws of any Credit Party, or of any applicable laws or of any agreements or contracts binding on any Credit Party or its properties, or, to my knowledge, result in the creation or imposition of any Lien (other than the Liens created pursuant to the Credit Documents) upon any property or assets of the Borrower or any of its Subsidiaries.

      d. Each Transaction Document to which any Credit Party is a party has been duly executed by authorized officers of such Credit Party.

      e. Assuming that the choice of North Carolina law to govern the Credit Agreement, the Notes, the Guaranty and the Borrower Escrow and Security Agreement is appropriate and permissible under the laws of the State of North Carolina, in an action or proceeding arising out of or relating to the Credit Agreement, the Notes, the Guaranty or the Borrower Escrow and Security Agreement in any Connecticut court, such court, if properly presented with the question, would recognize and give effect to the choice of law provisions contained in the Credit Agreement, the Notes, the Guaranty and the

            Borrower Escrow and Security Agreement, which by their terms are governed by the laws of the State of North Carolina, and would accordingly, apply North Carolina law thereto. Assuming nevertheless that the choice of law provisions contained in the Credit Agreement, the Notes and the Guaranty were not respected by a Connecticut court and that therefore, the Credit Agreement, the Notes and the Guaranty in their entirety were governed by the laws of the State of Connecticut, then the Credit Agreement, the Notes and the Guaranty would be valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with its respective terms. With respect to the validity and binding effect of the Guaranty and its enforceability against Parent, the foregoing opinion is based upon (i) the indirect benefits to Parent arising out of the transactions contemplated by the Credit Documents and the Transaction Documents, (ii) the authority of Borrower to borrow funds pursuant to the Credit Agreement, (iii) the right of subrogation contemplated by the Guaranty, (iv) the benefit to the operations and goodwill of Borrower, Parent and their Affiliates arising out of the transactions contemplated by the Credit Documents and the Transaction Documents, and (v) your reliance on the Guaranty in entering into the Credit Agreement.

      f. To the best of my knowledge, there are no actions, suits or proceedings pending or threatened against or affecting any Credit Party or any Material Subsidiary or any properties of any Credit Party or any Material Subsidiary at law or in equity, before any court or administrative officer or agency, that might result in a Material Adverse Change, that question the validity of the Credit Agreement or any other Credit Document, or that might impair the ability of any Credit Party that is party to any such agreement to perform its obligations thereunder.

      g. No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

This opinion is limited to the express matters set forth herein as of this date.

This opinion is being furnished only to you, the Issuing Banks, the Lenders, and Assignees pursuant to Section 12.7(a) of the Credit Agreement and is solely for your and their benefit in connection with the extension of credit pursuant to the Credit Agreement. It may not be delivered to, or relied upon by, any other person without my prior written consent, except that it may be relied upon by the law firm of LeBoeuf, Lamb, Greene & MacRae in the preparation of LeBoeuf's opinion to be delivered to the Bank in connection with the Credit Agreement and the transactions contemplated thereby.

Very truly yours,


Kathleen M. Carroll
Vice President, General Counsel
  and Secretary

                                       Exhibit E-3 to First Amended and Restated
                                       Credit Agreement
                                       First Union National Bank
                                         of North Carolina, as Agent
                                       Chartwell Re Holdings Corporation
                                       November  14,  1996 /  $55,000,000/
                                       (pound)12,850,000
                                       -----------------------------------------

                           [LETTERHEAD OF DJ FREEMAN]

First Union National Bank of
   North Carolina
One First Union Center
301 South College Street TW-19
Charlotte, North Carolina 28288-0735

The Lenders under the First Amended and
Restated Credit Agreement among
Chartwell Re Holdings Corporation, the
Lenders named therein, First Union
National Bank of North Carolina, as
Agent and an Issuing Bank, and First
Union National Bank (London Branch) as
an Issuing Bank ("Credit Agreement")
dated November 14, 1996, and their
Assignees as therein defined

Dear Sirs:

This Opinion is supplied to you in connection with the Charge over Cash Deposit (the "Beechwood Escrow and Security Agreement") dated November 22, 1996 between First Union National Bank of North Carolina, as Agent, and Chartwell Holdings Limited (the "Chargor").

For the purposes of this Opinion, we have examined the following documents:

1.       the Beechwood Escrow and Security Agreement;

2.       the Memorandum and Articles of Association of the Chargor;

3.       the register of Directors of the Chargor;

4.       the Acquisition Documents as defined in the Credit Agreement;

5.       Board Minutes of the Chargor dated 22 November 1996.

First Union National Bank
  of North Carolina
Page 2
---------------------------

We commissioned company searches at the Registry of Companies of England and Wales and at Companies Court on 22 November 1996 in respect of the Chargor. We have not conducted any further searches since such date and we assume that further searches would not reveal any circumstances which would require an amendment to this Opinion.

Except for the documents and register referred to above, we have not for the purpose of rendering this Opinion examined any contracts instruments or other documents entered into by or affecting the Chargor or any other party to the Beechwood Escrow and Security Agreement or any corporate records of the Chargor or any other such party and have not made any other enquiries concerning the Chargor or any other such parties.

For the purposes of the opinions hereinafter expressed, we have relied on the following assumptions which we have not independently verified: (i) the genuineness of all signatures on the documents we have reviewed; (ii) the conformity with the draft identified as "Form of Execution Copy" examined by us of the Beechwood Escrow and Security Agreement; (iii) the conformity with the drafts examined by us of the Acquisition Documents; (iv) the conformity with the execution copy of the Credit Agreement (as blacklined against the original draft) examined by us with the Credit Agreement; and (v) the authenticity of all documents submitted to us as originals and the conformity with their originals of all documents submitted to us as copies.

With respect to the opinion expressed in paragraph d(ii), we have relied on paragraph number 9 of the minutes of the board of directors of the Chargor dated November 22, 1996 stating the board's conclusion that the Chargor will receive a commercial benefit by reason of the Charge.

In rendering this Opinion, we do not express any opinion as to the laws of any jurisdiction other than the laws of England, as at the date hereof. We can therefore express no Opinion upon the interpretation which any court outside England and Wales might place on any term which is meaningful in English law nor upon any interpretation which the Courts of England and Wales might place upon any term which is not so meaningful.

For the purposes of this opinion we assume that: (i) insofar as any matters contained herein would be interpreted by the courts of the State of North Carolina, such courts would interpret English law in the same manner as would an English court; (ii) the Beechwood Escrow and Security Agreement will, within the prescribed period, be delivered, together with the relative form duly completed, to the Registrar of Companies for registration; and (iii) First Union National Bank of North Carolina and First Union National Bank (London Branch) are separate legal entities.

Based upon and subject to the foregoing and subject to any matters not disclosed to us and the qualifications set out below, it is our opinion that:

a. the Chargor is duly incorporated with limited liability under the laws of England and Wales.

b. the Chargor has all requisite corporate power and authority to execute and deliver the Beechwood Escrow and Security Agreement and to assign by way of security to the Agent all of its right, title, benefit and interest in the Account (as defined in the Beechwood Escrow and Security Agreement) and the other Charged Property (as defined in the Beechwood Escrow and Security Agreement) as

First Union National Bank
  of North Carolina
Page 3
---------------------------

      required under the Beechwood Escrow and Security Agreement and to perform all of its obligations under the Beechwood Escrow and Security Agreement.

c. All corporate action by the Chargor (other than delivery of the Beechwood Escrow and Security Agreement with the relative form to the Registrar of Companies for registration) and all consents and approvals of any Persons in the United Kingdom, including but not limited to governmental agencies or authorities, necessary to the validity of the Beechwood Escrow and Security Agreement have been duly taken or obtained and the execution and delivery of the Beechwood Escrow and Security Agreement by the Chargor and the Chargor's performance thereunder do not, as of the date hereof, conflict with any provisions of the Memorandum and Articles of Association of the Chargor or any of the applicable laws or result in the creation or imposition of any Lien (other than the Liens created pursuant to the Beechwood Escrow and Security Agreement) upon any property or assets of the Chargor.

d. The Beechwood Escrow and Security Agreement (i) has been duly executed by authorised officers of the Chargor and (ii) is a valid and binding obligation of the Chargor, enforceable against the Chargor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of proceedings in equity or at law) or by issues of jurisdiction or reciprocal enforcement of judgments.

e. No stamp duty or registration or similar taxes or charges are payable in England in respect to the Beechwood Escrow and Security Agreement.

f. The Beechwood Escrow and Security Agreement creates a charge on the Charged Property as security for the Secured Obligations (as defined in the Beechwood Escrow and Security Agreement).

g. All consents and approvals of any Persons including but not limited to governmental agencies or authorities, necessary under English law to the validity of each of the Acquisition Documents, to which the Parent or any of its Subsidiaries is a party, have been duly taken or obtained and the execution and delivery of such Acquisition Documents by the Parent or any of its Subsidiaries (and such party's performance thereunder) do not and will not conflict with any applicable laws of England.

h. Under English law the Chargor can validly submit to the jurisdiction of the State Courts of North Carolina or any Federal Court located within the State of North Carolina.

Nothing in this Opinion is to be taken as indicating that the remedy of specific performance or the issue of an injunction would be available in an English Court in respect of any obligations of the parties thereto under the Beechwood Escrow and Security Agreement in that such remedies are available only at the discretion of the court. Specific performance is not usually granted and an injunction is not usually issued where damages would be an adequate alternative.

First Union National Bank
  of North Carolina
Page 4
---------------------------

This Opinion is governed by and construed in accordance with the Laws of England. Words and expressions used herein are, unless otherwise indicated, as defined in the Credit Agreement.

This Opinion is solely for the benefit of the persons to whom it is addressed and it is not to be relied upon by any other or for any other purpose, nor, unless and to such extent as may be required by law, is it to be quoted or to be made public in any way without our prior written consent.

                                Yours faithfully

                                               Exhibit F-1 to  Credit Agreement
                                               First Union National Bank
                                                 of North Carolina, as Agent
                                               Chartwell Re Holdings Corporation
                                               November 14, 1996 /
                                               $55,000,000/(pound)12,850,000
                                               ---------------------------------

                             Dated November 22 1996

                         Chartwell Holdings Limited                          (1)

                                       and

                 First Union National Bank of North Carolina                 (2)
                   as trustee and agent for each of the Banks

            ----------------------------------------------------------
                            Charge over Cash Deposit
            ----------------------------------------------------------

                                  McKENNA & Co

                                TABLE OF CONTENTS

Clause                                                                     Page
------                                                                     ----

1.     Definitions and Interpretation.......................................  1

2.     Security and Rights of Set Off.......................................  3

3.     Secured Liabilities..................................................  3

4.     Covenants, Representations and Warranties by the Chargor.............  4

5.     Non-Competition......................................................  5

6.     Non-Exoneration......................................................  5

7.     Further Assurance....................................................  6

8.     Powers of Mortgagees.................................................  6

9.     Power of Attorney....................................................  7

10.    Continuing Security..................................................  8

11.    [NOT USED]...........................................................  8

12.    Currency Clauses.....................................................  8

13.    Remedies, Waivers and Consents.......................................  9

14.    Notices..............................................................  9

15.    The Agent as Trustee and Indemnity................................... 10

16.    Payments free of Deduction........................................... 11

17.    Avoidance of Payments................................................ 11

18.    Miscellaneous........................................................ 12

19.    Governing Law........................................................ 12

Schedule 1.................................................................. 14
       Part 1  ............................................................. 14
       Part 2  ............................................................. 15

THIS CHARGE is made the 22nd day of November 1996

BETWEEN:-

(1) CHARTWELL HOLDINGS LIMITED (No. 3261531) whose registered office is at 12th Floor, Fountain House, 130 Fenchurch Street, London EC3M 5DJ (the "Chargor"); and

(2) FIRST UNION NATIONAL BANK OF NORTH CAROLINA a national banking association with offices in Charlotte, North Carolina, U.S.A., as trustee and agent for the Banks (as hereinafter defined) (in such capacity the "Agent").

WHEREAS:-

(A) By an agreement dated 14 November 1996 and made between Chartwell Re Holdings Corporation, a Delaware corporation with its principal offices in Stamford, Connecticut, USA (the "Borrower") (1), the Lenders (as therein defined) (2) First Union National Bank of North Carolina as agent for the Lenders (as therein defined) (in such capacity "First Union") (3) and First Union National Bank (London Branch) as an Issuing Bank (4) (the "Credit Agreement") the Lenders (as therein defined) have agreed to make available to the Borrower certain facilities in connection with the Tender Offer (as such term is defined in the Credit Agreement) made on behalf of the Chargor for the issued share capital of Archer Group Holdings plc.

(B) In accordance with the provisions of the Credit Agreement, the Chargor has opened a deposit account (account number 17681002) with First Union National Bank (London Branch) ("First Union (London)") at 1 Bishopsgate, London EC2N 3AB and may in accordance with the provisions of the Credit Agreement deposit free from any lien whatsoever such sums as the parties shall agree.

(C) This Charge is given by the Chargor in favour of the Agent as trustee and agent for the Banks as a continuing security for the monies, obligations and liabilities hereinafter referred to.

(D) The Board of Directors of the Chargor is satisfied that the giving of the security herein contained is in the interests of the Chargor and has passed a resolution to that effect.

NOW THIS DEED WITNESSES as follows:-

1.     Definitions and Interpretation

1.1 In this Deed the following words and expressions shall have the following meanings:-

       "Account" means the account referred to in Recital (B) above together with all sums from time to time deposited therein or standing to the credit thereof (including any renewed or substituted deposits) in whatever currency denominated and all interest and other accruals, accrued and accruing thereon;

       "Account Bank" means First Union National Bank (London Branch);

       "Banks" means the Agent, First Union and the Tranche B Lenders; provided, however, that "Banks" shall not include the First Union (London) in its capacity as Issuing Bank as defined in the Credit Agreement;

       "Deed" means this Charge as the same may from time to time be varied, amended, supplemented, substituted, novated or assigned;

       "Lien" has the meaning set out in the Credit Agreement;

       "Loan Note Guaranty" has the meaning set out in the Credit Agreement;

       "Secured Obligations" means all monies, obligations and liabilities referred to in Clause 3.1(i), (ii) and (iii);

       "Tranche B Lenders" has the meaning set out in the Credit Agreement; and

       "Tranche B Term Loans" has the meaning set out in the Credit Agreement.

1.2 The expressions "Agent", "First Union", " First Union (London)", "Tranche B Lender", "Account Bank", "Bank", "Borrower" and "Chargor" where the context admits include their respective transferees, substitutes, successors and assigns whether immediate or derivative.

1.3    In this Deed:

       (i) references to Clauses and Schedule are unless otherwise stated to Clauses of and Schedule to this Deed;

       (ii) any liability or power which may be exercised or any determination which may be made hereunder by the Agent may (save as otherwise provided herein) be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor;

       (iii) references to statutes and/or statutory provisions shall be construed as references to such statutes or statutory provisions as respectively replaced, amended, extended, consolidated or re-enacted from time to time and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision;

       (iv) the contents page and headings to Clauses and Schedule are for convenience only and have no legal effect;

       (v) statements referring to the Agent's capacity as trustee for the Banks are by way of clarification and explanation only and shall not prejudice the meaning of the "Agent" elsewhere in this Deed where such statements are not made and any statement referring to monies, obligations or liabilities owing to, or other rights, benefits or discretions granted to or created hereunder for, or covenants, undertakings, or other agreements made in favour of, the Agent and/or the Banks, as the case may be, are similarly by way of clarification and explanation only and shall not prejudice the meaning of "Banks" elsewhere in this Deed where such statements are not made;

       (vi) references herein to this Deed or any agreement or document shall be construed as references to this Deed or such agreement or document as the same may have been, or may from time to time be varied, amended, supplemented, substituted, novated or assigned whether by virtue of any increase or decrease in any facility(ies) made available pursuant to the same, the provision of any additional, further or substituted facility(ies) to or for such facility(ies), the increase or decrease in any rate of interest or in the amount of any fees payable or chargeable pursuant thereto or in connection therewith or otherwise howsoever and whether or not the same shall result in any increased or additional liability on the part of any person under this Deed or the Credit Agreement;

       (vii) the expression "person" shall be construed to include reference to any person, firm, company, partnership, corporation or unincorporated body of persons or any state or government of any agency thereof; and

       (viii) unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa.

1.4 The parties to this document intend it to be a deed and agree to execute and deliver it as a deed.

2.     Security and Rights of Set Off

2.1 In consideration, inter alia, of the Lenders making the Tranche B Term Loans available to the Borrower under the Credit Agreement the Chargor with full title guarantee and without the benefit of Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 and to the intent that the security hereby created shall rank as a continuing security hereby assigns to the Agent absolutely (but subject to redemption upon payment of all monies and the discharge of all obligations and liabilities hereby secured and further subject to the rights of withdrawal contained in the Credit Agreement) all its right, title, benefit and interest in the Account whatsoever, present and future, and all credit balances relating thereto (together the "Charged Property").

3.     Secured Liabilities

3.1 The security created pursuant to Clause 2.1 shall stand as continuing security for the payment to the Agent and the discharge when due of the following:-

       (i) all indebtedness and monies and all liabilities whatsoever, in whatever currency denominated, whether actual or contingent, present or future, of the Borrower to the Banks, or any of them, under the Credit Agreement in connection with: (x) the Tranche B Term Loans; and (y) its obligations to indemnify the Tranche B Lenders in respect of their obligations and liabilities to reimburse the Issuing Bank in respect of payments made and/or obligations and liabilities incurred by the Issuing Bank pursuant to or in connection with the Loan Notes Guaranty;

       (ii) all reasonable costs (including legal costs), charges and expenses properly incurred by the Banks, or any of them, in connection with the enforcement, defence or protection of the security constituted by this Deed or the pursuit of any rights herein contained or under or in connection with the amounts referred to in sub-clause 3.1(i) above, this Deed and/or the Charged Property in each case on a full indemnity basis; and

       (iii) interest on and in respect of any amounts due under the foregoing subclauses 3.1(i) and (ii) from day to day until full discharge (whether before or after judgment, liquidation, winding-up or administration (or the equivalent of any of the same) of the Chargor or the Borrower at such rate or rates as may from time to time be payable or deemed to be payable by the Borrower and compounded (whether before or after demand or judgment) in accordance with Section 2.8(b) of the

              Credit Agreement or, if appropriate, in the case of any sum payable under sub-clause 3.1 (ii) above, at the rate of two per cent per annum over the Sterling Base Rate as defined in the Credit Agreement.

4.     Covenants, Representations and Warranties by the Chargor

4.1 The Chargor hereby covenants with the Agent that during the continuance of this security the Chargor shall, save as provided in the Credit Agreement or in this Deed:

       (i) not withdraw any sums from time to time standing to the credit of or comprising the Account or any other amounts for the time being subject to the security constituted by this Deed and shall not sell, assign, transfer or otherwise deal with the whole or any part of the Charged Property or purport or attempt so to do or create or permit to subsist any Lien (other than in favour of the Agent) on or over the Charged Property or any part thereof or interest therein or right in respect thereof or enter into any agreement to grant or create any such Lien;

       (ii) not release, grant time or indulgence or compound with any third party or suffer to arise any set-off or other adverse rights against the whole or any part of the Charged Property nor do or omit to do anything which may delay or prejudice the right of the Agent to receive payment of any sums from time to time standing to the credit of or comprising the Account;

       (iii) forthwith inform the Agent of any claim or notice relating to the whole or any part of the Charged Property received from any other person and of all other matters relevant thereto;

       (iv) maintain at all times such sums standing to the credit of or comprising the Account as are required by the terms of the Credit Agreement (including without limitation maintaining all such sums in cash in pounds sterling); and

       (v) not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Banks of the security granted hereby.

4.2 The Chargor represents and warrants that it solely owns the entire legal and beneficial interest in all of the rights, property and assets now subject to, or which at any time after this date may become subject to, the security constituted by this Deed and that the rights of the Chargor in respect of the Charged Property are free from any Liens of any kind.

4.3 The Chargor hereby covenants and agrees that it will immediately after the execution hereof give notice to the Account Bank of the assignment of the Account provided for herein in the form set out in Part 1 of Schedule 1 (the "Notice") and obtain from the Account Bank an acknowledgement thereof in the form set out in Part 2 of Schedule 1.

4.4 The Chargor further covenants and agrees that it will not vary, revoke or rescind in any way the Notice without the prior written consent of the Agent.

4.5 The Chargor may provide written demand to the Agent to, and upon such demand the Agent shall, pursuant to the written instructions set forth in such demand, withdraw funds from the Account for payment as provided in and subject to the terms and conditions of Section 3.8(b) of the Credit Agreement.

5.     Non-Competition

5.1 The Chargor warrants to the Banks that it has not taken or received and undertakes to procure that it will not take or receive the benefit of any security from the Borrower or any other person extending or relating to its rights against the Borrower following any enforcement of the security created by this Deed. If any such security is taken or the Chargor receives the benefit of the same the Chargor hereby declares that such security and all moneys at any time received in respect thereof shall be held on trust for the Agent and the Banks as a continuing security for the liabilities secured hereby.

5.2 Until all moneys, obligations and liabilities referred to in Clause 3 of this Deed have been paid, discharged or satisfied in full (which eventuality shall not be met by payment of a dividend in any liquidation or under any compromise or arrangement) or unless otherwise required by the Agent the Chargor waives all rights of subrogation and indemnity against the Borrower and agrees not to demand or accept or to negotiate, assign, charge or otherwise dispose of any moneys, obligations or liabilities now or hereafter due to the Chargor from the Borrower or any co-surety or any promissory note, bill of exchange, guarantee, indemnity, mortgage, charge or other security from the same or to take any step to enforce any right against the Borrower or any co-surety or to claim any set-off or counterclaim against the same or to claim or prove in competition with the Agent or any of the Banks in the liquidation (or similar) of the Borrower or any co-surety or have the benefit of or share in any payment or composition from the same or in any other guarantee, indemnity or security now or hereafter held by the Agent or any of the Banks for the moneys, obligations or liabilities or liabilities owed to the same by the Borrower. If the Chargor is required by the Agent to do any of the foregoing or otherwise receives any payment, promissory note, bill of exchange, guarantee, indemnity, mortgage, charge or other security or other benefit or exercises any set-off or counterclaim or otherwise acts in breach of this Clause anything so received and any benefit derived directly or indirectly by the Chargor shall be held on trust for the Agent and the Banks as a continuing security for the liabilities of the Borrower secured hereby.

6.     Non-Exoneration

6.1 If any purported obligation or liability of the Borrower to the Agent or the Banks which if valid would have been secured by this Deed is not or ceases to be valid or enforceable against the Borrower on any ground whatsoever whether or not known to the Agent and/or the Banks including but not limited to any defect in or want of powers of the Borrower or irregular exercise thereof or lack of authority by any person purporting to act on behalf of the Borrower or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution, name or style of or any amalgamation, reconstruction or liquidation or administration or similar of the Borrower, the security constituted by this Deed shall nevertheless be enforceable.

6.2 The liability of the Chargor shall not be affected nor shall this Deed be discharged or dismissed by reason of:-

       (i) any present or future bill, note, guarantee, indemnity, mortgage, charge, pledge, lien or other security or right or remedy held by or available to the Agent and/or the Banks being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Agent or any of the Banks from time to time dealing with, exchanging, varying, realising, releasing or failing to perfect or enforce any of the same; or

       (ii) the Agent or any of the Banks compounding with, discharging, releasing or varying the liability of or granting any time, indulgence or concession to the Borrower or any other person or renewing, determining, varying or increasing any bill, promissory note or other negotiable instrument or the Credit Agreement or any accommodation, facility or transaction in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrower or any other person; or

       (iii) any act or omission which would not have discharged or affected the liability of the Chargor had it been principal debtor instead of surety or by anything done or omitted which but for this provision might operate to exonerate the Chargor.

7.     Further Assurance

7.1 The Chargor shall at any time if and when required by the Agent execute such further legal or other mortgages, charges, assignments or releases in favour of the Agent and/or the Banks as the Agent shall from time to time require over all or any of the Charged Property and all rights relating thereto both present and future and any other transfers or documents the Agent may from time to time require for perfecting its title to the same or for obtaining the benefit of or vesting or enabling it to obtain the benefit of or vest the same in itself or its nominees or in any purchaser, to secure all moneys, obligations and liabilities hereby secured or to facilitate the realisation of the Charged Property or the exercise of the powers conferred on the Agent, such further mortgages, charges, assignments or releases to be prepared by or on behalf of the Agent at the cost of the Chargor and to contain such clauses for the benefit of the Banks as the Agent may reasonably require, and shall be supplemental hereto, subject to the like rights and powers as are hereby conferred upon the Agent and in addition to and not in substitution for the security hereby created.

8.     Powers of Mortgagees

8.1 At any time after the occurrence of a Default under the Credit Agreement or if requested by the Chargor the Agent may without further notice and without prejudice to any other rights it may have under the general law and without the restrictions contained in s.103 of the Law of Property Act 1925 in respect of all or any part of the Charged Property exercise all the powers or rights which may be conferred on mortgagees by the Law of Property Act 1925 as hereby varied or extended with full power to call in and collect all or any part of the Charged Property at such times and in such manner and generally on such terms and conditions as the Agent sees fit with power to give effectual receipts and do all other acts and things necessary or desirable in connection therewith.

8.2 Section 93 of the Law of Property Act 1925 shall not apply to this security or to any security given to the Agent pursuant hereto.

8.3 All money received by the Agent in the exercise of any powers conferred by this Deed shall be applied after the discharge of all liabilities having priority thereto in or towards satisfaction of such of the moneys, obligations and liabilities hereby secured and, subject to the terms and conditions of the Credit Agreement, in such order as the Agent in its absolute discretion may from time to time conclusively determine (save that the Agent may credit the same to a suspense account for so long and in such manner as the Agent may from time to time determine).

8.4 The Agent shall not in any circumstances (either by reason of calling in the Account or any part thereof or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever) be liable to account to the Chargor for anything except its own actual receipts or be liable to the Chargor for any loss or damage arising from any realisation by the Agent of the Charged Property or any part thereof or from any act, default or omission of the Agent (other than as a result of gross negligence or wilful default of the Agent), in relation to the Charged Property or any part thereof (including without limitation, any neglect or failure to present any interest coupon) or in relation to any such realisation or from any exercise or non-exercise by the Agent of any power, authority or discretion conferred upon it in relation to the Charged Property or any part thereof by or pursuant to this Deed or by the Law of Property Act 1925 or for any negligence or default by its nominees, correspondents or agents (provided the Agent was not grossly negligent in selecting such nominee, correspondent or agent) or for any other loss of any nature whatsoever in connection with the Charged Property.

8.5 The rights and powers of the Agent herein contained shall apply notwithstanding that all or any part of the monies from time to time standing to the credit of or comprising the Account may have been or may be deposited with the Account Bank for a fixed period or that any interest thereon is calculated by reference to a fixed period and that any such period may or may not have elapsed.

8.6 The Chargor hereby irrevocably authorises the Agent after the occurrence of a Default under the Credit Agreement to renew all or any of the monies standing to the credit of the Account for such fixed periods as the Agent in its absolute discretion may from time to time think fit, provided that, prior to the occurrence of such a Default the Chargor shall select (and failing which the Agent may select) such fixed periods as it thinks fit.

9.     Power of Attorney

9.1 The Chargor by way of security hereby irrevocably appoints the Agent and the persons deriving title under it severally to be its attorney in the name and on behalf and as the act and deed of the Chargor or otherwise excercisable upon the occurrence of a Default under the Credit Agreement or upon any breach of the terms of this Deed to execute and complete any transfers or other documents which the Agent may require for perfecting its title to or for taking the benefit of or for vesting the Charged Property in the Agent or its nominees or in any purchaser and to make any alteration or addition to the Charged Property comprised therein or any other alteration or addition thereto and to re-deliver the same thereafter and otherwise generally to sign, seal and deliver and otherwise perfect any such transfers or other documents and any such legal or other mortgages, charges or assignments over the Charged Property required by the Agent and all such deeds and documents and do all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale or other disposition, realisation or getting in by the Agent or its nominees of the Charged Property.

9.2 The Chargor hereby covenants with the Agent to ratify and confirm any deed, document, act and thing and all transactions which any such attorney may lawfully execute or do.

10.    Continuing Security

10.1 This security shall be an irrevocable continuing security and shall remain in full force and effect until all moneys, obligations and liabilities referred to in Clause 3 of this Deed have been paid, discharged or satisfied in full notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other lien now or hereafter held by or available to the Agent and/or any Bank.

10.2 If any Bank receives or is deemed to be affected by notice, whether actual or constructive, of any subsequent mortgage, assignment, charge or other interest in favour of any third party affecting any part of the Charged Property or the proceeds of sale thereof or in the event that the continuing nature of this security shall be determined such Bank (if it has any running or revolving account with the Debtor) may open a new account or accounts with the Debtor. If any of the Banks (being in a position so to do) does not open a new account or accounts it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice or on the happening of such event, as the case may be, and as from that time all payments made to any such Bank(s) shall be credited or be treated as having been credited to such new account(s) and shall not operate to reduce the amount for which this Deed is security.

11.    [NOT USED]

12.    Currency Clauses

12.1 All moneys received or held by the Agent or any Bank under this Deed may from time to time be converted into such other currency as the Agent or such Bank reasonably considers necessary or desirable to cover the obligations and liabilities, actual or contingent, of the Borrower in that currency at the then prevailing spot rate of exchange of the Agent or such Bank, as the case may be, (as conclusively determined by the Agent or such Bank) for purchasing that other currency with the existing currency.

12.2 If and to the extent that the Borrower fails to pay the amount due on demand the Agent may in its absolute discretion, without notice to the Chargor, purchase at any time thereafter so much of any currency as the Agent reasonably considers necessary or desirable to cover the obligations and liabilities, actual or contingent, of the Borrower in such currency hereby secured at the then prevailing spot rate of exchange of the Agent (as conclusively determined by the Agent) for purchasing such currency with pounds sterling and the Chargor hereby agrees the amount of sterling used by the Agent for such purchase together with any related costs or expenses necessary to effect such conversion shall be an additional charge on the Charged Property.

12.3 No payment to the Agent (whether under any judgment or court order or otherwise) shall discharge any obligation or liability in respect of which it was made unless and until the Agent shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability, actual or contingent, expressed in that currency the Agent and the Banks shall be entitled to enforce the charge hereby created to recover the amount of the shortfall.

13.    Remedies, Waivers and Consents

13.1 No failure on the part of the Agent or any Bank to exercise, and no delay on its part in exercising, any right or remedy under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

13.2 Any waiver and any consent by the Agent under this Deed must be in writing and may be given subject to any conditions thought fit by the Agent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

14.    Notices

14.1 Every notice, request, demand or other communication hereunder shall be in writing delivered personally or by overnight courier service or facsimile transmission to the address or facsimile number of the addressee set out below and marked for the attention of the persons set out below:-

       (i) in the case of the Agent if by letter to it at One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, and if by facsimile to it at 704-383-0288, in each case marked for the attention of Syndication Agency Services; and

       (ii) in the case of the Chargor if by letter to it at its registered office stated above marked for the attention of the General Counsel, with a copy to 4 Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06912-0043 marked for the attention of Charles E. Meyers, and if by facsimile to it at 44-171-860-1220 marked for the attention of the General Counsel, with a copy to fax number 203-705-2718 marked for the attention of Charles E. Meyers, or at such other addresses or numbers, or for the attention of such other persons, as the parties hereto may from time to time notify to each other.

14.2 Any notice, request, demand or other communication to be given or made under this Deed shall be deemed to have been delivered, in the case of any notice, request, demand or other communication given or made by personal delivery or facsimile when despatched or delivered unless despatched or delivered outside normal business hours when it shall be deemed to have been delivered on the next normal business day following the date on which it was despatched or, in the case of any notice, request, demand or other communication given or made by letter, two normal business days after having been delivered to a representative of the overnight courier service, provided that any notice, request, demand or other communication to be made or delivered by the Chargor any other person to the Agent shall only be effective when received by the Agent and that each notice, request, demand or other communication given or made by facsimile shall, without prejudice to the validity or effectiveness of the same, be confirmed by letter.

14.3 Any such notice or demand or any certificate as to the amount at any time secured hereby shall, save in the case of manifest error, be conclusive and binding upon the Chargor if signed by an officer of the Agent.

15.    The Agent as Trustee and Indemnity

15.1 The Agent hereby declares itself trustee of the security and other rights (including but not limited to the benefit of the covenants contained herein), titles and interests constituted by this Deed and of all monies, property and assets paid to the Agent or to its order or held by the Agent or its nominee or received or recovered by the Agent or its nominee pursuant to or in connection with this Deed with effect from the date hereof to hold the same on trust for itself and each of the Banks absolutely pro rata to the monies, obligations and liabilities of the Borrower to all the Banks (including the Agent) from time to time secured hereby; provided, however, that notwithstanding any provision herein, the legal relationship between the Agent and the Banks shall be governed solely by the terms of the Credit Agreement, including the choice of law provision therein.

15.2 All moneys received by the Agent shall be held by it upon trust for itself and the Banks according to their respective interests to apply the same first, in discharging any expenses of the Agent incurred in enforcing the security or otherwise in accordance with this Deed and secondly in or towards satisfaction of the moneys, obligations and liabilities secured by this Deed.

15.3 The trusts herein shall remain in force until whichever is the earlier of:

       (i)    the expiration of a period of 80 years from the date hereof; or

       (ii) receipt by the Agent of confirmation in writing from all of the Banks that there are no longer outstanding any monies, obligations and liabilities secured hereby.

15.4 Without prejudice to any right to indemnity by law given to trustees generally, the Agent and any other person appointed by it in its capacity as trustee under this Deed and any nominee, correspondent, manager, agent, officer or employee for whose liability, act or omission any of them may be answerable shall be entitled to be indemnified and kept indemnified by the Chargor, including, without limitation, out of the Charged Property, from and against all costs, charges, losses, claims, expenses, demands and liabilities whether in contract, tort or otherwise incurred or suffered by them or any of them in the execution or the purported execution of the trusts created by this Deed or of any powers, authorities or discretions vested in them or any of them pursuant to this Deed and against all actions, proceedings, claims and demands in respect of any matter or thing done or omitted or in any way relating to the Charged Property or the provisions of this Deed or occasioned by any breach by the Chargor of any of its covenants or other obligations to the Agent or any Bank hereunder or under the Credit Agreement and all sums necessary to effect and maintain such indemnity shall be an additional charge on the Charged Property and shall be satisfied before any payment is made thereout to any Bank; provided that this indemnity shall not apply to any cost, charge, loss, claim, expense, demand or liability arising from any grossly negligent act or any wilful omission or default of the Agent or any other such person appointed by it.

15.5 As trustee the Agent shall (without prejudice to any contractual arrangements between the Banks with which neither the Chargor nor any purchaser or other third party dealing with the Chargor and/or the Agent shall be concerned):-

       (i) have all the powers of an absolute owner of the security constituted by this Deed;

       (ii)   have the power of appointing new trustees; and

       (iii) have all the powers and discretions conferred upon trustees by the Trustee Act 1925 (to the extent not inconsistent with these presents) and upon the Agent by these presents.

16.    Payments free of Deduction

16.1 All payments to be made under this Deed shall be made in full without any set-off or counter-claim by the Chargor and free and clear of and without any deduction or withholding for or on account of any present or future income or other taxes, levies, imposts, duties, charges, fees or withholdings of any nature whatsoever. In the event that any such deduction or withholding from any payment to be made by the Chargor hereunder shall be required or in the event that any payment on or in relation to any amount received by the Agent on account of tax or otherwise shall be required to be made, in each case under any present or future law or regulation or practice, then the Chargor shall forthwith pay to the Agent such additional amounts as will result in the receipt or retention by the Agent of the same amount which would otherwise have been received or retained by it pursuant to this Deed had no such deduction, withholding or payment been made.

17.    Avoidance of Payments

17.1 Any settlement, discharge or release between the Chargor and the Agent shall be conditional upon no security or payment to the Agent by the Chargor, the Borrower or any other person in respect of the Secured Obligations being avoided or reduced or ordered to be refunded by virtue of any provisions of any enactments relating to bankruptcy, liquidation or insolvency for the time being in force and notwithstanding any settlement, discharge or release:-

       (i) the Agent or the nominee of the Agent shall be at liberty to retain the security created by or pursuant to this Deed including the certificates and documents relating to all or any part of the Charged Property for such period as the Agent shall deem necessary to provide it with security against any such avoidance or reduction after the payment and discharge in full of all liabilities herein secured provided such period shall not exceed the period of three months after the discharge of all liabilities herein secured; and

       (ii) the Agent shall be entitled to recover the value or amount of such security or payment from the Chargor subsequently as if such settlement, discharge or release had not occurred and the Chargor agrees with the Agent accordingly and charges the Charged Property and the proceeds thereof with any liability under this Clause, whether actual and/or contingent.

18.    Miscellaneous

18.1 Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable with respect to the Chargor the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

18.2 This Deed shall remain in effect and binding on the Chargor notwithstanding any amalgamation or merger that may be effected by any Bank with any other corporation or company, and notwithstanding any reconstruction by any Bank involved in the formation of and transfer of the whole or any part of any Bank's undertaking and assets to a new company, and notwithstanding the sale or transfer of all or any part of such Bank's undertaking and assets to another company (whether the company with which such Bank amalgamates or merges or the company to which such Bank transfers all or any part of its undertaking and assets either on a reconstruction or sale or transfer as aforesaid shall or shall not differ from such Bank in its objects, character or constitution), it being the intent of the Chargor that the security hereby constituted and the provisions herein contained shall remain valid and effectual in all respects in favour of, against and with reference to, such Bank and that the benefit thereof and all rights conferred upon such Bank thereby, may be assigned to and enforced by any such company, and proceeded on in the same manner, to all intents and purposes, as if such company had been named herein instead of or in addition to such Bank.

18.3 The Agent shall be entitled to retain this Deed after as well as before the payment, discharge or satisfaction of all moneys, obligations and liabilities secured hereby for such period as the Agent may reasonably determine.

18.4 The Agent shall not be under any duty to make any enquiry as to the nature or sufficiency of any payment received by it or to make any claim or take any other action to do any act or thing for the purpose of collecting any moneys hereby charged or assigned to it.

18.5 This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

19.    Governing Law

19.1 This Deed shall be governed by and interpreted and construed in accordance with the law of England and Wales; provided, however, that the relationship between the Agent and the Banks shall be governed by the terms of the Credit Agreement and interpreted and construed in accordance with the law of the State of North Carolina.

19.2 The Chargor hereby submits to the jurisdiction of the Mecklenburg County Superior Court and the United States District Court for the Western District of North Carolina. Either of these courts shall be proper venue for any lawsuit or judicial proceeding relating to or arising from this Charge, and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts. To the fullest extent permitted by law, the Chargor waives trial by jury and waives any objection which it may have based on lack of jurisdiction or improper venue or forum non conveniens to the conduct of any proceeding instituted hereunder or any proceeding to which the Agent is a party, including any actions based upon, arising out of, or in connection with any course of conduct, course of dealing, statement (whether oral or written), or actions of the Agent or any of the Banks. Nothing in this section shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any action or proceeding against the Chargor or its properties in the courts of any other jurisdiction that has jurisdiction of the Chargor or its properties.

IN WITNESS whereof this Deed has been duly executed and is intended to be and is delivered on the day and year first above written.

                                   Schedule 1

                                     Part 1

To:    First Union National Bank
       London Branch
       1 Bishopsgate
       London
       EC2N 3AB

Dated: November 22, 1996

Dear Sirs

We refer to our account number 17681002 maintained by you at your branch at the above address (the "Account" which expression shall include all and any monies standing to the credit of the same from time to time).

We hereby give you notice that we have assigned absolutely all our rights, title and interest in and to the Account to First Union National Bank of North Carolina as agent on behalf of a syndicate of banks (the "Agent") pursuant to a charge dated November 22, 1996 (the "Charge") and made between ourselves and the Agent.

You are hereby irrevocably authorised and instructed to accept any demand or other communication to you from the Agent relating to the Account as if such demand or other communication had been made by us and to pay any amounts standing to the credit of the Account to such account at such bank as the Agent may from time to time specify and otherwise comply with the directions of the Agent in relation to the Account and, in particular, no monies standing to the credit of the Account may be withdrawn or otherwise dealt with in any manner whatsoever without the prior approval of the Agent.

This notice is irrevocable and may not be amended, varied, terminated or withdrawn without the Agent's express prior written consent and you shall not accept any further instructions from us in relation to the Account unless countersigned by the Agent or until the Agent has confirmed to you that the Account has been released from the security constituted by the Charge.

Would you please acknowledge receipt of this notice to the Agent on the enclosed duplicate of this notice.

Yours faithfully,


duly authorised
for and on behalf of

Chartwell Holdings Limited

                                     Part 2

To:    First Union National Bank of North Carolina

For the attention of: Jay S. Bullock

We hereby acknowledge and confirm our agreement to the terms of a letter of which the above is a copy.

 ........................................
duly authorised for and on behalf of

First Union National Bank               Date November 22, 1996
London Branch

EXECUTED AS A DEED by                     )        .....................
CHARTWELL HOLDINGS LIMITED                )        Director
and signed by ....................        )
                      and                 )
 ..................................        )        .....................
pursuant to a resolution                  )        Director/Secretary
of the Board                              )

EXECUTED AS A DEED by                     )        .....................
FIRST UNION NATIONAL BANK                 )        .....................
OF NORTH CAROLINA                         )
and signed by ....................        )
and ..............................,       )        .....................
acting with authority of                  )        .....................
FIRST UNION NATIONAL BANK                 )
OF NORTH CAROLINA                         )

                                       Exhibit F-2 to First Amended and
                                       Restated Credit Agreement
                                       First Union National Bank
                                         of North Carolina, as Agent
                                       Chartwell Re Holdings Corporation
                                       November 14, 1996/$55,000,000/
                                       (pound)12,850,000
                                       -----------------------------------------

                     BORROWER ESCROW AND SECURITY AGREEMENT

       THIS ESCROW AND SECURITY AGREEMENT, dated as of the 14th day of November, 1996 (this "Agreement"), is made between FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Agent (in such capacity, the "Agent") under the Credit Agreement referred to below, CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as escrow agent hereunder (in such capacity, the "Escrow Agent"). Capitalized terms used herein and not defined elsewhere herein shall have the meanings given to them in the Credit Agreement referred to below.

                                    RECITALS

       A. The Borrower, the Agent, certain Issuing Banks (the "Issuing Banks") and certain lenders (the "Lenders") are parties to a First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Term Loans and Revolving Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the benefit of the Borrower, upon the terms and conditions set forth therein.

       B. The Credit Agreement provides that under certain circumstances payments in Dollars relating to the Letters of Credit issued in Dollar face amounts may be deposited in a cash collateral account (the "Dollars Cash Collateral Account") and payments in Pounds Sterling relating to the Letters of Credit issued in Pound Sterling face amounts may be deposited in a cash collateral account (the "Pounds Sterling Cash Collateral Account"; the Dollar Cash Collateral Account and the Pounds Sterling Cash Collateral Account being hereinafter referred to collectively as the "L/C Cash Collateral Accounts"), in each case to secure payment of the Reimbursement Obligations and the other Letter of Credit Exposure under the Credit Agreement.

       C. It is a condition to the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement that the Borrower shall have agreed, by executing and delivering this Agreement, to establish the L/C Cash Collateral Accounts and to grant and assign to the Agent a security interest in such accounts and in the funds at any time held therein pursuant to the terms hereof.

                             STATEMENT OF AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing, the payment by the Borrower to the Escrow Agent of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Agent, the Issuing Banks and the Revolving Lenders to enter into the Credit

Agreement and to issue the Letters of Credit or make the Revolving Loans to the Borrower thereunder, the parties hereby agree as follows:

       1. Appointment of Escrow Agent. The Borrower and the Agent hereby appoint the Escrow Agent to serve as escrow agent hereunder. The Escrow Agent accepts such appointment and agrees to hold, invest and disburse the funds maintained in the L/C Cash Collateral Accounts (collectively, the "Escrow Funds") in accordance with this Agreement and as agent for the benefit of the Agent and the Revolving Lenders so that the Agent shall have, pursuant to Section 4, a valid and perfected first priority security interest in and Lien upon all funds maintained and held in the L/C Cash Collateral Accounts.

       2. Creation of L/C Cash Collateral Account; Withdrawals; Disbursements. The Borrower and the Agent hereby establish the Dollars Cash Collateral Account and the Pounds Sterling Cash Collateral Account, in each case to be maintained from and after the date hereof by and in the name of the Escrow Agent. With respect to the Dollars Cash Collateral Account, such account shall be designated the "Chartwell Re Holdings L/C Dollars Cash Collateral Account", Account #1072636956, and with respect to the Pounds Sterling Cash Collateral Account, such account shall be designated the "Chartwell Re Holdings L/C Pounds Sterling Cash Collateral Account", Account No. 1072636965. All deposits of funds into, investment of funds held in, and disbursements of funds from each L/C Cash Collateral Account shall be made on the terms and conditions set forth herein.

       (a) Except for distributions and disbursements by Escrow Agent pursuant to Section 3 or as directed by joint direction of the Borrower and the Agent pursuant to Section 2(g) or as directed by the Agent pursuant to Section 2(c) and (d), the Borrower shall not be permitted to withdraw any funds from either L/C Cash Collateral Account for any purpose.

       (b) In the event of a drawing on any Letter of Credit and subsequent payment by either Issuing Bank at any time during which any amounts are held in the applicable L/C Cash Collateral Account, the Agent shall have the right immediately to instruct the Escrow Agent to disburse to the Agent, and the Escrow Agent will disburse to the Agent upon receipt of such instructions, funds held in the applicable L/C Cash Collateral Account (including any undisbursed interest and income) in an amount sufficient to pay in full the amount of any Reimbursement Obligation arising therefrom (it being understood that, pursuant to Section 4.4 of the Credit Agreement, disbursements to the Agent for Reimbursement Obligations in Dollars will be made from the Dollars Cash Collateral Account and disbursements to the Agent for Reimbursement Obligations in Pounds Sterling will be made from the Pounds Sterling Cash Collateral Account); provided that, in the event such funds in the applicable L/C Cash Collateral Account shall be insufficient to pay in full the Reimbursement Obligation then due and owing, the Agent may instruct the Escrow Agent to disburse to the Agent, and the Escrow Agent will so disburse to the Agent, all of the funds then held in the applicable L/C Cash Collateral Account, provided further, however, that each of the Agent and Escrow Agent shall give notice to the Borrower promptly, and in any event not more than two (2) Business Days) after, the delivery of any such instruction.

       (c) If the Borrower has made a deposit to either of the L/C Cash Collateral Accounts pursuant to Section 4.8(b) of the Credit Agreement, the Agent shall, upon request of the Borrower, instruct the Escrow Agent to disburse to the Borrower, and the Escrow Agent will so disburse to the Borrower, all or a part of the amount of funds so deposited.

       (d) If the Borrower has made a deposit to either of the L/C Cash Collateral Accounts pursuant to Section 4.8(a) of the Credit Agreement, and if the amounts deposited pursuant to Section 4.8(a) are at any time thereafter not required to be maintained in the L/C Cash Collateral Accounts, the Agent shall instruct the Escrow Agent to disburse to the Borrower, and the Escrow Agent will so disburse to the Borrower, the appropriate amount of such funds.

       (e) Until disbursed in accordance with Section 3, all undisbursed interest and income on the Escrow Funds shall be deemed part of, as and when accrued, the principal balance of such funds whereupon the same shall be deemed temporarily part of such principal balance and shall constitute Collateral secured under Section 4 hereof until so disbursed.

       (f) Funds held in the applicable L/C Cash Collateral Account shall be disbursed in same day available funds by the Escrow Agent in the Applicable Currency on the Business Day next following its receipt of instructions therefor as provided herein; provided, however, that if such instructions are received by the Escrow Agent on a day that is not a Business Day or after 1:00 p.m., Charlotte time, on a Business Day, such funds shall be disbursed on the second Business Day following receipt of such notice.

       (g) In addition to disbursements permitted or required under subsections
(b), (c), (d) and (e) above and Section 3, the Escrow Agent will disburse funds held in each L/C Cash Collateral Account at any time and from time to time in accordance with the joint written directions of the Borrower and the Agent.

       3. Interest and Income. All interest and income earned during any calendar quarter on funds maintained in each L/C Cash Collateral Account shall be disbursed by the Escrow Agent to the Borrower within ten (10) days after the end of such quarter, beginning with the quarter ending December 31, 1996.

       4. L/C Cash Collateral Account Security Interest. As security for the payment and performance of the Reimbursement Obligations and the other Letter of Credit Exposure of the Revolving Lenders under the Credit Agreement, the Borrower hereby pledges, grants and assigns to the Agent, for the benefit of the Issuing Banks and the Revolving Lenders, a security interest in, and all right, title and interest in, to and under, each L/C Cash Collateral Account and in the funds now or hereafter existing in each L/C Cash Collateral Account (the "Collateral").

       5. Investment of Funds. (a) The Escrow Agent shall invest and reinvest the funds held in the Dollars Cash Collateral Account as the Borrower shall direct in writing or pursuant to telephone instruction confirmed promptly in writing; provided, however, that no investment or reinvestment may be made except in the following:

              (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition;

              (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's;

              (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's;

              (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above; or

              (v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
       (iv) above.

       (b) The Escrow Agent shall invest and reinvest the funds held in the Pounds Cash Collateral Account as the Borrower shall direct in writing or pursuant to telephone instruction confirmed promptly in writing; provided, however, that no investment or reinvestment may be made except in the following:

              (i) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of England and Wales that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's or equivalent ratings from an English rating agency; or

              (ii) money market funds substantially all of whose assets are comprised of securities of the types described in clause (i) above or the equivalent in Pounds to securities of the types described in (a)(i) through (iv) above.

       (c) Each of the foregoing investments shall be made in the name of the Escrow Agent. If the Escrow Agent has not received investment direction from the Borrower at any time at which an investment decision must be made, the Escrow Agent shall invest the funds held in the Dollar Cash Collateral Account, or such portion thereof as to which no direction has been received, in investments described in clause (a)(v) above, and the funds held in the Pounds Sterling Cash Collateral Account, or such portion thereof as to which no direction has been received, in investments described in clause (b)(ii) above. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Borrower, sell or liquidate any of the foregoing investments at any time, in accordance with standard commercial practices, endeavoring to mitigate costs to the extent reasonably possible, if the proceeds thereof are required for any release of funds permitted or required hereunder, and the Escrow Agent shall not be liable or responsible for any loss, expense or penalty resulting from any such sale or liquidation.

       6. Escrow Agent to Maintain Records. The Escrow Agent will maintain adequate records of all deposits to the L/C Cash Collateral Accounts and investments of Escrow Funds and will make such records available to Borrower upon reasonable notice.

       7. Resignation of Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the Borrower and the Agent. Such resignation shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation, the Agent shall, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000. Upon the acceptance of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Escrow Agent's resignation hereunder as Escrow Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

       8. Liability of Escrow Agent. The Escrow Agent shall have no liability or obligation with respect to either L/C Cash Collateral Account except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment and disbursement of the funds maintained in each L/C Cash Collateral Account in accordance with the terms of this Agreement. The Escrow Agent shall treat the Escrow Funds with the same care as it treats its own property. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, that the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. The Escrow Agent shall be responsible for actual losses (defined as and limited to any decline in principal value of an investment between the time of purchase and time of sale) from investments in other than investments permitted under Section 5 hereof. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with either L/C Cash Collateral Account or the funds therein, this Agreement or any other Credit Document, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or instruction of such counsel.

       9. Indemnification. From and at all times after the date of this Agreement, and in addition to the fees, costs and expenses payable under Section 9, the Borrower agrees to indemnify and hold harmless the Escrow Agent and each of its directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Indemnified Costs"), incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or any of the transactions contemplated herein, in any case whether or not any such Indemnified Person is a party to any such action, suit or proceeding or a subject of any such inquiry or investigation if such Indemnified Person reasonably determines that it may become a party to any such action; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person as finally determined by a court of competent jurisdiction and not subject to any appeal. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) the Borrower agrees to pay such fees and expenses, (b) the Borrower shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such

Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Borrower or any other Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more non-frivolous legal defenses available to it that are different from or additional to those available to the Borrower or such other Indemnified Party. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower as and when incurred and upon demand.

       10. Fees and Expenses of Escrow Agent. The Borrower will pay to the Escrow Agent an annual escrow fee of $2,000, payable in advance on the Closing Date and on each anniversary of the Closing Date, will pay the Escrow Agent a handling fee of $50 per transaction associated with investments and $25 per transaction associated with deposits and disbursements, for which handling fees the Borrower shall be billed monthly with payment due within ten (10) days of such invoice, and will promptly reimburse the Escrow Agent upon demand for all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent.

       11. Termination of Escrow. Upon the indefeasible payment in full of the Obligations and receipt by the Escrow Agent of notice thereof from the Agent (which notice the Agent agrees to give promptly thereupon), this Agreement shall terminate, and the Escrow Agent shall forthwith disburse all funds held in each L/C Cash Collateral Account to the Borrower; provided, however, that the provisions of Sections 7, 8 and 9 shall survive such termination.

       12. Disbursement Into Court. If, at any time, there shall exist any dispute between the Borrower and the Agent with respect to the holding or disposition of any portion of the funds held in the L/C Cash Collateral Accounts or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to its sole satisfaction, the proper disposition of any portion of such funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Agent has not, within thirty
(30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 6, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

              (i) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that the Escrow Agent shall continue to invest the Escrow Funds in accordance with
       Section 5; and/or

              (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all or part of the Escrow Funds for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to the Borrower or any other Person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in each L/C Cash Collateral Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

       13. Tax Reporting. The Escrow Agent will provide to the Borrower a statement of investment income and such other statements with respect to each L/C Cash Collateral Account as the Borrower may reasonably request from time to time. The Borrower shall be responsible for all tax reporting with respect to each L/C Cash Collateral Account and the income therefrom.

       14. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

           If to the Borrower:        Chartwell Re Holdings Corporation
                                      4 Stamford Plaza
                                      107 Elm Street
                                      Stamford, Connecticut  06912-0043
                                      Attention: Mr. Charles E. Meyers
                                      Telephone: (203) 705-2655
                                      Telecopy: (203) 705-2718

           If to the Agent:           First Union National Bank
                                        of North Carolina
                                      One First Union Center, TW-10
                                      301 South College Street
                                      Charlotte, North Carolina 28288-0608
                                      Attention: Syndication Agency Services
                                      Telephone: (704) 383-3789
                                      Telecopy: (704) 383-0288

           If to the Escrow
             Agent:                   First Union National Bank
                                        of North Carolina
                                      230 South Tryon Street, 9th Floor
                                      Charlotte, North Carolina 28288-1179
                                      Attention: Bond Administration
                                      Telephone: (704) 374-6242
                                      Telecopy: (704) 383-7316

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the fifth Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed or telecopied, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback or transmitted by telecopier, respectively, or (iii) if delivered by hand, upon delivery.

       15. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any party hereto from, any provision of this Agreement, shall be effective unless in a writing signed by the Agent (and, in the event the same shall affect the rights or obligations of the Escrow Agent under Sections 7, 8 or 9, the Escrow Agent) and the Borrower, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

       16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

       17. Severability To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

       18. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

       19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       20. Entire Agreement. This Agreement and the other documents and instruments executed contemporaneously herewith constitute the entire agreement between the parties hereto relating to the subject matter hereof.

       21. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Escrow Agent and the Agent.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers as of the date first above written.

                                       CHARTWELL RE HOLDINGS CORPORATION

                                       By: _____________________________________

ATTEST:                                Title: __________________________________

______________________________
____________ Secretary

[CORPORATE SEAL]

                                       FIRST UNION NATIONAL BANK   OF
                                         NORTH CAROLINA, as Agent

                                       By: _____________________________________

                                       Title: __________________________________

                                       FIRST UNION NATIONAL BANK   OF

                                         NORTH CAROLINA, as Escrow Agent

                                       By: _____________________________________

                                       Title: __________________________________

                                       Exhibit G to First Amended and
                                       Restated Credit Agreement
                                       First Union National Bank
                                         of North Carolina, as Agent
                                       Chartwell Re Holdings Corporation
                                       November 14, 1996 /
                                       $55,000,000/(pound)12,850,000
                                       -----------------------------------------


                               GUARANTY AGREEMENT

       THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of the 14th day of November, 1996 (this "Guaranty"), is made between CHARTWELL RE CORPORATION, a Delaware corporation (the "Guarantor"), FIRST UNION NATIONAL BANK (LONDON BRANCH), as an Issuing Bank and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent and as an Issuing Bank for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Agent"), for the benefit of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

                                    RECITALS

       A. Chartwell Re Holdings Corporation, a Delaware corporation (the "Borrower"), the Lenders, First Union National Bank (London Branch), as an Issuing Bank, and First Union National Bank of North Carolina, as Agent and as an Issuing Bank, are parties to a First Amended and Restated Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein. The Guarantor owns all of the outstanding stock of the Borrower.

       B. It is a condition to the extension of credit to the Borrower under the Credit Agreement that the Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Guaranty.

       C. The Guarantor will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

                             STATEMENT OF AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, the Guarantor hereby agrees as follows:

1. Guaranty. (a) The Guarantor hereby irrevocably, absolutely and unconditionally:

              (i) guarantees to the Lenders (including the Issuing Banks in their capacity as such, and including any Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower), and the Agent (collectively, the "Guaranteed Parties") the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other Credit Documents, including, without limitation, all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), whether or not the claim for such interest is allowed in such proceeding), all obligations of the Borrower to any Lender under any Hedge Agreement, and all Obligations that, but for the operation of the automatic stay under
       Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

              (ii) agrees to pay or reimburse upon demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder against the Borrower and (z) the Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

       (b) The guaranty set forth in this Section 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection.

       2. Guaranty Absolute. The Guarantor agrees that its obligations hereunder are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by the Guarantor or any other Person, and (to the full extent permitted by applicable law) shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not the Guarantor has notice or knowledge thereof:

              (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

              (ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

              (iii) the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

              (iv) any renewal, extension, increase, decrease, release, discharge, modification, settlement, compromise or other action or inaction in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof (other than satisfaction of the Termination Requirements (as hereinafter defined)), including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

              (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such collateral or other security;

              (vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

              (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations (it being understood and agreed that, as between the Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, (a) the maturity of the Guaranteed Obligations may be accelerated as provided in the Credit Agreement for the purposes of the Guarantor's guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in the Credit Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable in full by the Guarantor for purposes of this Guaranty);

              (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

              (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, the Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full of the Total Obligations (other than indemnity obligations not then due and payable and that survive termination of the Credit Documents), (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

       3. Waivers. The Guarantor hereby knowingly, voluntarily and expressly waives to the full extent permitted by applicable law:

              (i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

              (ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by the Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; and, without limiting the generality of the foregoing, the Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

              (iii) any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

              (iv) any defense based on the acts or omissions of any Guaranteed Party in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

              (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims; and

              (vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

       4. Waiver of Subrogation; Subordination. The Guarantor hereby knowingly, voluntarily and expressly waives, until satisfaction of the Termination Requirements, all claims and rights that it may have against the Borrower at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any Guaranteed Party against the Borrower, all rights of indemnity, contribution or reimbursement against the Borrower, all rights to enforce any remedies of any Guaranteed Party against the Borrower, and any benefit of, and any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including, without limitation, the Bankruptcy Code), common law or otherwise. The Guarantor agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower to the Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Total Obligations; provided, however, that the Borrower may make payments of principal and interest on such indebtedness so long as no Event of Default shall have occurred. The Guarantor agrees further that if any amount shall be paid to or any distribution received by the Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of the Guarantor under any other provision of this Guaranty.

       5. Representations and Warranties. The Guarantor represents and warrants to the Guaranteed Parties as follows:

       (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has the full corporate power and authority to execute, deliver and perform this Guaranty and the other Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

       (b) The Guarantor has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform this Guaranty and each of the other Transaction Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered this Guaranty and each of the other Transaction Documents to which it is or will be a party. This Guaranty constitutes, and upon execution and delivery thereof each of such other Transaction Documents will constitute, the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles or principles of good faith and fair dealing.

       (c) The execution, delivery and performance by the Guarantor of this Guaranty and each of the other Transaction Documents to which it is or will be a party, compliance by it with the terms hereof and thereof, and the consummation of the Transactions, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a material breach of or constitute (with notice, lapse of time or both) a material default under any material indenture, material agreement or other material instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) require any approval of its stockholders or any approval or consent of any Person under any material agreement to which it is a party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure of which to obtain could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, or (iv) except for the Liens granted pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets.

       (d) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than consents, authorizations and filings in connection with the Acquisition that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 5.4 to the Credit Agreement.

       (e) There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Guarantor (after due investigation) threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Guarantor or any of its properties that would, if adversely determined, be reasonably expected to have a Material Adverse Effect, or (ii) with respect to this Guaranty, any of the other Transaction Documents or any of the Transactions.

       (f) All representations and warranties contained in the Credit Agreement or any of the other Credit Documents that relate to the Guarantor are true and correct in all material respects.

       (g) The Guarantor has been provided with a true and complete copy of the executed Credit Agreement, as in effect as of the date hereof, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to the Guarantor.

       6. Financial Condition of the Borrower. The Guarantor represents that it has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to the Guarantor. The Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor of the Guaranteed Obligations.

       7. Covenants. The Guarantor covenants and agrees that, until the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing under the Credit
Agreement:

       (a) it will (i) maintain and preserve in full force and effect its corporate existence, and (ii) comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably expected to have a Material Adverse Effect;

       (b) it will deliver to the Lenders, promptly upon the sending, filing or receipt thereof, all reports and other information sent, filed or received by it of the types described in Sections 7.3(c) and 7.3(d) of the Credit Agreement; and

       (c) it shall not take or omit to take any action if such action or omission would result in a violation of any of the covenants of the Borrower contained in Article VII, Article VIII or Article IX of the Credit Agreement.

       8. Payments; Application; Set-Off. (a) The Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against the Guarantor, the Guarantor will forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

       (b) All payments made by the Guarantor hereunder will be made in the Applicable Currency to the Agent, without set-off, counterclaim or other defense and, in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, the Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein at length.

       (c) All payments made hereunder shall be applied upon receipt as follows:

                (i) first, to the payment of all Other Obligations owing to the Agent;

               (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Total Obligations owing to the Guaranteed Parties; and

              (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty, to the Guarantor or any other Person lawfully entitled to receive such surplus.

       (d) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Guaranteed Party that has entered into a Hedge Agreement with the Borrower for a determination (which such Guaranteed Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Guaranteed Obligations owed to such Guaranteed Party under any such Hedge Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements or Obligations in respect thereof are in existence between any Guaranteed Party and the Borrower.

       (e) The Guarantor shall remain liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (c) above.

       (f) In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party may, and is hereby authorized by the Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of the Guarantor against any or all of the obligations of the Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured, the Guarantor hereby granting to each Guaranteed Party a continuing security interest in and Lien upon all such deposits and other property as security for such obligations. Each Guaranteed Party agrees to notify the Guarantor promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

       9. Enforcement. The Guaranteed Parties agree that, except as provided in
Section 8(f), this Guaranty may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any collateral or other security given to secure the payment and performance of the Guarantor's obligations hereunder. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor whether or not action is brought against the Borrower and whether or not the Borrower is joined in any such action. The Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and the Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time. Notwithstanding any other provisions contained herein or in any other Credit Document, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to applicable law.

       10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Guarantor from, any provision of this Guaranty, shall be effective unless in a writing executed and delivered in accordance with Section 12.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

       11. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements, (ii) be binding upon and enforceable against the Guarantor and its successors and assigns (provided, however, that the Guarantor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of all of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty.

       12. Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR THE GUARANTOR. THE GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE GUARANTOR CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH

HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

       13. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Credit Document ("Disputes") between or among the Guarantor and the Guaranteed Parties, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Guaranty, the Credit Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or, if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

       (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

       14. Notices. All notices and other communications provided for hereunder shall be given in the manner set forth in and subject to the provisions of
Section 12.5 of the Credit Agreement and shall be addressed (a) if to the Guarantor, in care of the Borrower and at the Borrower's address for notices set forth in Section 12.5 of the Credit Agreement, and (b) if to any Guaranteed Party, at its address for notices set forth in Section 12.5 of the Credit Agreement; or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above; and in each case, with copies to such other Persons as may be specified under the provisions of the Credit Agreement.

       15. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Guarantor and any Guaranteed Party or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

       16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

       17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

       18. Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their duly authorized officers as of the date first above written.

                                       CHARTWELL RE CORPORATION

                                       By:    _____________________________
                                       Name:  Charles E. Meyers
                                       Title: Chief Financial Officer

Accepted and agreed to:

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA, as
  Agent

By: _______________________________
Name:_______________________
Title: __________________________

                                               Exhibit H to  Credit Agreement
                                               First Union National Bank
                                                 of North Carolina, as Agent
                                               Chartwell Re Holdings Corporation
                                               November 14, 1996 /
                                               $55,000,000/(pound)12,850,000
                                               ---------------------------------

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT
                        CHARTWELL RE HOLDINGS CORPORATION

                         REVOLVING COMMITMENT WORKSHEET

(1)      Total Revolving Credit Commitments(1)                                                   $________

(2) Revolving Loans outstanding (before giving effect to the requested Borrowing)

         (a)     Dollar Revolving Loans Outstanding                             $________
         (b)     Pounds Sterling Revolving Loans
                 Outstanding                           (pound)________
         (c)     Dollar Equivalent of (b)(2)                                    $________(2)
         (d)     Total Revolving Loans Outstanding
                 (add lines (2)(a) and (c))                                                      ($________)(2)

(3)      Letter of Credit Exposure

         (a)     Dollar Denominated:

                   (i)  Letters of Credit Outstanding                           $________
                  (ii)  Reimbursement Obligations oustanding                    $________
                 (iii)  Add lines (3)(a)(i) and (ii)                                             ($________)

         (b)     Sterling Denominations

                   (i)  Letters of Credit Outstanding                     (pound)________
                  (ii)  Reimbursement Obligations outstanding                              (pound)________
                 (iii)  Add lines 3(b)(i) and (ii)                        (pound)________
                  (iv)  Dollar Equivalent of (iii)(2)                                            ($________(2))

                              (worksheet continued)

----------

       (1) Initially, $25,000,000.

       (2) The Dollar Equivalent should be left blank to be completed by the Agent.

(4)      Revolver Guaranty Exposure (if any)

         (a)     Principal

                   (i)  Aggregate Loan Notes Principal
                        Amount(3)                                         (pound)________
                  (ii)  Tranche B Guaranty Exposure(4)                    (pound)________
                 (iii)  Line (4)(a)(i) minus 4(a)(ii)                     (pound)________
         (b)     Interest to be due on next interest
                 payment date(5)                                          (pound)________
         (c)     Loan Notes Reimbursement Obligations
                 outstanding                                              (pound)________
         (d)     Add line 4(a)(iii), 4(b) and 4(c)                        (pound)________
         (e)     Dollar Equivalent of line 4(d)(1)                                             $________(2)

(5)      Total Unutilized Revolving Credit Commitment (subtract
         lines (2)(d), 3(a)(iii), 3(b)(iv) and 4(e)
         from line (1)                                                                         $
                                                                                                ========

                               Prepared by:  ______________________________
                               Name:  _____________________________________
                               Title: _____________________________________
                               As of [Date]: ______________________________

----------

       (3) The amount of this line 4(a)(i) on immediately preceding worksheet less (pound)_____ in principal amount of Loan Notes redeemed since submission of immediately preceding worksheet.

       (4) Calculation: (pound)12,850,000 less (pound)_______ in principal amount repaid on Loan Notes designated by Borrower as repayments of Tranche B Loan Notes.

       (5) June 30th or December 31st based on Loan Notes outstanding on such date.

         FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

       THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 24, 1997 (this "First Amendment"), is made in respect of the First Amended and Restated Credit Agreement dated November 14, 1996 (as amended hereby, the "Credit Agreement"), by and between CHARTWELL RE HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof or that become parties thereto after the date thereof (collectively the "Lenders"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as agent for the Lenders (in such capacity, the "Agent") and as an Issuing Bank, and FIRST UNION NATIONAL BANK (LONDON BRANCH), as an Issuing Bank. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

                                    RECITALS

       A. Section 2.9(b) of the Credit Agreement requires the payment of the Revolving Credit Commitment Fee calculated on "the average daily aggregate Unutilized Revolving Credit Commitments." Because all or a portion of Revolving Loans are and will be issued in Pounds Sterling, such calculation would require the Agent to determine the spot exchange rate and calculate such amount on a daily basis. To reduce the administrative burden of the foregoing, the parties hereto agree to amend the Credit Agreement to require the determination of the spot rate only on Determination Dates.

       B. The parties realize that Letters of Credit to be issued to Lloyd's of London must have a maturity date longer than one year and agree to amend Section 4.1(c) to permit same.

       C. The Borrower desires the ability for Reinsurance to request the issuance of Letters of Credit under the Credit Agreement for use in the ordinary course of its business to support the payment of obligations arising under insurance and reinsurance contracts and for the purpose of supporting the relationship between certain Subsidiaries of Archer and the Society and Council of Lloyd's of London ("Lloyd's"). The Agent, Issuing Banks, and Lenders agree to amend Article IV of the Credit Agreement to permit the foregoing, subject to certain limitations on the Letters of Credit in favor of Lloyd's and provided that the Borrower and Reinsurance are jointly and severally liable to the Issuing Banks and Lenders for the Reimbursement Obligations in respect of such Letters of Credit. The Agent, Issuing Banks, and the Lenders also recognize that the Reimbursement Obligations in respect of such Letters of Credit should be excluded from the prohibition against Indebtedness of Subsidiaries in Section
9.2 of the Credit Agreement.

       D. The Borrower has requested that, with respect to any Letter of Credit the reimbursement obligation for which is secured by a letter of credit issued by another financial institution in favor of the Issuing Bank, the applicable Letter of Credit Fee be the fee set forth in Section 2.9(d)(x) of the Credit Agreement to the extent of the stated amount of such letter of credit. The Agent, Issuing Banks and Lenders agree to such request subject to certain requirements with respect to such letters of credit.

       E. The Borrower has requested that reimbursement obligations with respect to letters of credit issued to secure the reinsurance obligations of any Insurance Subsidiary incurred in the ordinary course of its business be excluded from Consolidated Indebtedness for purposes of the Capitalization Ratio to the extent of cash, Cash Equivalents and, in the case of Letters of Credit issued by either Issuing Bank, Approved L/C

Collateral (as hereinafter defined) provided by the Borrower or any of its Subsidiaries to the issuers of such letters of credit as security for such reimbursement obligations. The Agent, Issuing Banks, and Lenders agree to grant such request. The parties hereto also agree, in light of the inclusion of the Contingent Interest Notes in the definition of Consolidated Net Worth, to clarify the definition of Consolidated Indebtedness to explicitly exclude Contingent Interest Notes therefrom.

       F. The Borrower desires, and the Agent, Lenders, and Issuing Banks are willing, to increase the Total Revolving Credit Commitments from Twenty-Five Million Dollars ($25,000,000) to Thirty-Five Million Dollars ($35,000,000), subject to the terms and conditions of this Amendment and the Credit Agreement and provided that the primary syndication of the Loans is completed as herein required.

                             STATEMENT OF AGREEMENT

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent, the Issuing Banks and the Lenders, for themselves and their successors and assigns, agree as follows:

                                    ARTICLE I

                         AMENDMENTS TO CREDIT AGREEMENT

       1.1. Amendment to Section 1.1. (a) Section 1.1 of the Credit Agreement shall be amended by adding the following definitions thereto:

              "Approved L/C Collateral" shall mean any letter of credit that is issued to secure the Reimbursement Obligations of the Borrower or, in the case of a Letter of Credit issued for the accounts of the Borrower and Reinsurance jointly, the joint and several Reimbursement Obligations of the Borrower and Reinsurance, in respect of a Letter of Credit issued pursuant to Article IV (the "Secured Letter of Credit"), provided that such letter of credit is issued in the same currency as the Secured Letter of Credit and that the following requirements are met to the reasonable satisfaction of the Agent and the relevant Issuing Bank:

                     (i) such letter of credit shall (x) in the case of a letter of credit denominated in Dollars, be issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) at all times during which such letter of credit secures a Letter of Credit issued pursuant to Article IV a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's and (y) in the case of a letter of credit denominated in Pounds Sterling, be issued by a bank or trust company that either (I) is the London branch of a United States bank or trust company that satisfies the requirements of clause
              (x) of this definition or (II) is domiciled in the United Kingdom or is the London or United States branch of a bank or trust company not domiciled in the United States or the United Kingdom, is acceptable to the Agent and the relevant Issuing Bank, and has, at all times during which such letter of credit is to secure a Letter of Credit issued pursuant to Article IV, a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, provided further that, for the avoidance of any doubt, if an issuer of any letter of credit which otherwise constitutes Approved L/C Collateral hereunder ceases to maintain the minimum required rating specified above, then all such letters of credit issued by such issuer shall immediately cease to be Approved L/C Collateral for the purposes of this Credit Agreement;

                     (ii) such letter of credit shall be issued in favor of the
              Issuing Bank issuing the Secured Letter of Credit; and

                     (iii) the terms and conditions of such letter of credit
              shall be satisfactory to the Agent and the relevant Issuing Bank in their sole discretion, which shall include provisions for (x) the expiration of such letter of credit not sooner than thirty
              (30) days after the expiration of the Secured Letter of Credit,
              (y) advance notice of renewal of such letter of credit not later than thirty (30) days prior to the advance notice requirement for the Secured Letter of Credit, and (z) the immediately exercisable and unconditional right of the Issuing Bank to require payment on such letter of credit by the bank issuing such letter of credit at any time.

       "Lloyd's" shall mean the Society of Lloyd's of London, the Council of Lloyd's of London, or any other Person similarly associated with Lloyd's of London.

       "Unassigned Surplus" shall mean, with respect to any Insurance Subsidiary at any time, the amount shown on line 24(c) (designated "Unassigned funds (surplus)"), page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

       (b) The definition of "Consolidated Indebtedness" in Section 1.1 of the Credit Agreement shall be amended by inserting the following immediately before the period at the end thereof:

, excluding (y) the amount of the Contingent Interest Notes as reported on the Parent's most recent balance sheet and (z) reimbursement obligations with respect to letters of credit (other than letters of credit, including Letters of Credit under Article IV, issued in favor of Lloyd's) issued to secure the reinsurance obligations of one or more Insurance Subsidiaries under reinsurance agreements entered into in the ordinary course of such Insurance Subsidiaries' business but only in each case to the extent of cash and Cash Equivalents provided to the issuer of such letter of credit by the Borrower or any Subsidiary as collateral for such reimbursement obligations, and, in the case of Letters of Credit issued by either Issuing Bank, the amount of Approved L/C Collateral available to be drawn upon to satisfy such reimbursement obligations

       (c) The definition of "Stated Amount" in Section 1.1 of the Credit Agreement shall be deleted and the following definition substituted therefor:

       "Stated Amount" shall mean, with respect to any letter of credit, including any Letter of Credit issued under Article IV, or the Loan Notes Guaranty at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met and regardless of any cash or Cash Equivalents in the Cash Collateral Accounts or any Approved Letter of Credit Collateral) and, with respect to Loan Notes at any time, the principal amount outstanding thereunder at such time.

       1.2. Amendment to Section 2.9(b). Section 2.9(b) of the Credit Agreement shall be deleted in its entirety and the following substituted therefor:

              (b) To the Agent, for the account of each Revolving Lender, a commitment fee (the "Revolving Credit Commitment Fee") for the period from the Execution Date to the Revolving Credit Termination Date, at a per annum rate equal to 0.25%, on such Lender's Revolving Commitment Percentage of the aggregate Unutilized Revolving Credit Commitments, as such amount may change from time to time on any Determination Date, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
       (ii) on the Revolving Credit Termination Date;

       1.3. Amendment to Section 2.9(d). Section 2.9(d) of the Credit Agreement shall be amended by deleting clause (x) thereof and substituting the following clause (x) therefor:

       (x) at a per annum rate equal to 0.375% on such Lender's Letter of Credit Exposure to the extent of such Lender's Revolving Commitment Percentage of (i) the cash or Cash Equivalents deposited in the respective L/C Cash Collateral Accounts pursuant to Section 4.8(b), and (ii) the Stated Amount of Approved L/C Collateral, calculated as the Letter of Credit Exposure and as such amounts described in clauses (i) and (ii) may change from time to time during such quarter, in each case to secure the Borrower's or the Borrower's and Reinsurance's Reimbursement Obligations in respect of such Lender's Letter of Credit Exposure, and

       1.4. Amendment to Article IV. Article IV of the Credit Agreement shall be deleted in its entirety and the following Article IV substituted therefor:

                                   ARTICLE IV

                                LETTERS OF CREDIT

              4.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Bank will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Revolving Credit Maturity Date and (ii) the Revolving Credit Termination Date, and upon receipt of a Letter of Credit Notice in accordance with the provisions of Section 4.2, issue for the account of the Borrower or Reinsurance, as requested in such Letter of Credit Notice, one or more irrevocable standby letters of credit denominated in Dollars or Pounds and in a form customarily used or otherwise approved by the Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). Notwithstanding the foregoing:

                     (a) No Letter of Credit shall be issued the Stated Amount
              upon issuance of which, when added to the sum of (i) the aggregate Letter of Credit Exposure and Revolver Guaranty Exposure of all Revolving Lenders at such time and (ii) the aggregate principal amount of all Revolving Loans then outstanding, would exceed the Total Revolving Credit Commitments at such time;

                     (b) The Stated Amount of each Letter of Credit, when
              issued, shall not be less than $500,000 or, in the case of a Sterling denominated Letter of Credit, (pound)500,000;

                     (c) No Letter of Credit shall be issued that by its terms
              expires later than the seventh day prior to the Revolving Credit Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit Maturity Date), unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; provided, further, that Letters of Credit may be issued in favor of the Society of Lloyd's or the Council of Lloyd's, or both, to support the membership of one or more of the Subsidiaries of the Borrower in the Society of Lloyd's for terms longer than one (1) year (but not beyond the seventh day prior to the Revolving Credit Maturity Date) so long as the terms of each such Letter of Credit otherwise comply with the requirements of this Agreement;

                     (d) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance,
              (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Closing Date and that the Issuing Bank in good faith deems material to it, or (ii) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Sections 5.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above;

                     (e) No Letter of Credit shall be issued or renewed in favor of Lloyd's if, immediately after the issuance or renewal of such Letter of Credit, the Dollar Amount of the aggregate Stated Amount of all Letters of Credit outstanding and issued in favor of Lloyd's, whether or not secured and whether or not issued pursuant to this Agreement, would exceed $25,000,000; and

                     (f) All Letters of Credit issued upon the request of
              Reinsurance (or the Borrower and Reinsurance jointly) shall be for use by Reinsurance solely in the ordinary course of its business to support the payment of obligations arising under insurance and reinsurance contracts (it being understood that Letters of Credit issued in favor of Lloyd's are not issued "in the ordinary course of its business"); provided, however, that any Letter of Credit may be issued or renewed for the account of

              Reinsurance in favor of the Society of Lloyd's or the Council of Lloyd's if, taking into account the issuance or renewal of each such Letter of Credit, no Default, including a Default under
              Section 9.2(iv), shall have occurred and be continuing.

              4.2 Notices. Whenever the Borrower or Reinsurance desires the issuance of a Letter of Credit, the Borrower, either alone, in the case of a Letter of Credit to be issued for its own account, or jointly with Reinsurance, in the case of a Letter of Credit issued for the account of Reinsurance (a "Joint Notice"), will give the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-3 (with a duly completed Revolving Commitment Worksheet attached) and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit, and (iv) whether the Letter of Credit should be issued for the account of the Borrower or Reinsurance. The Borrower, or the Borrower and Reinsurance in the case of a Joint Notice, will also complete any application procedures and documents required by the Issuing Bank in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Bank will promptly notify the Agent of such issuance, and the Agent will give prompt notice thereof to each Lender.

              4.3 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower, or of the Borrower and Reinsurance, under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.9(e) shall be payable directly to the Issuing Bank as provided therein, and the Revolving Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to Section 12.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

              4.4 Reimbursement. The Borrower hereby agrees, and, in the case of a Letter of Credit issued for the account of Reinsurance or for the accounts of the Borrower and Reinsurance jointly, the Borrower and Reinsurance hereby jointly and severally agree, to reimburse the Issuing Bank by making payment to the Agent, for the account of the Issuing Bank, in immediately available funds, in each case in the Applicable Currency (based on the currency denomination of the relevant Letter of Credit), for any payment made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m., Local Time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, the Base Rate applicable to Dollar Revolving Loans and the Sterling Base Rate applicable to Pounds Sterling Revolving Loans, as the case may be, as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's or Reinsurance's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Bank any such amounts received by it under this Section.

              4.5 Payment by Revolving Loans. In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower or Reinsurance shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Bank pursuant to Section 4.4, and to the extent that the sum of the amounts then held in the L/C Cash Collateral Accounts established pursuant to Section 4.8 and the aggregate amounts available to be drawn on the Approved L/C Collateral pursuant to Section 4.8(e) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Revolving Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Revolving Lender will make available to the Agent, for the account of the Issuing Bank, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day. If and to the extent any Revolving Lender shall not have so made its pro rata share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Agent. The failure of any Revolving Lender to make available to the Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Agent such other Lender's pro rata share of any such payment. Each such payment by a Revolving Lender under this Section 4.5 of its pro rata share of an amount paid by the Issuing Bank shall constitute a Revolving Loan by such Revolving Lender (the Borrower being deemed to have given a timely Notice of Revolving Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

              4.6 Payment to Lenders. Whenever the Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the Revolving Lenders pursuant to Section 4.5, the

       Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each Revolving Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Revolving Lenders) of such Reimbursement Obligation.

              4.7 Obligations Absolute. The Reimbursement Obligations of the Borrower and Reinsurance, and the obligations of the Revolving Lenders under Section 4.5 to make payments to the Agent, for the account of the Issuing Bank, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Bank, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                     (a) Any lack of validity or enforceability of this
              Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit or the Approved L/C Collateral;

                     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, including any Approved L/C Collateral, in each case whether or not the Borrower or Reinsurance has notice or knowledge thereof;

                     (c) The existence of any claim, setoff, defense or other
              right that the Borrower or Reinsurance may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, any Approved L/C Collateral, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower or Reinsurance and the beneficiary named in any such Letter of Credit);

                     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

                     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit, any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                     (f) The exchange, release, surrender or impairment of any
              Collateral or other security for the Obligations, including without limitation the deposits in the L/C Cash Collateral Accounts and the Approved L/C Collateral;

                     (g) The occurrence of any Default or Event of Default; or

                     (h) Any other circumstance or event whatsoever, including
              without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, Reinsurance or a guarantor.

              Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower, Reinsurance and each Lender and shall not create or result in any liability of the Issuing Bank to the Borrower, Reinsurance or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

              4.8 L/C Cash Collateral Accounts; Approved L/C Collateral. (a) At any time and from time to time (i) after the occurrence and during the continuance of a Default, the Agent, at the direction or with the consent of Revolving Lenders whose Revolving Commitment Percentages in the aggregate equal or exceed sixty-six and two-thirds percent (66 2/3%), may require the Borrower to deliver to the Agent such additional amount of cash (in Dollars), and may require the Issuing Banks to demand payment from the issuers of Approved L/C Collateral (and the Issuing Banks shall hereby be entitled to make such demand) and deliver same (in Dollars) to the Agent, as is equal to the Dollar Amount of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) to the extent any amount of a required prepayment under Section 2.6(e) remains after prepayment of all outstanding Revolving Loans and Reimbursement Obligations, the Borrower shall deliver to the Agent such additional amount of cash (in Dollars) required under Section 2.6(e), and the Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Agent in a cash collateral account pursuant to the Borrower Escrow and Security Agreement.

              (b) At any time and from time to time, the Borrower or Reinsurance may deliver to the Agent cash or Cash Equivalents, in the Applicable Currency of the Letters of Credit secured thereby, to be deposited in the cash collateral accounts maintained by the Agent pursuant to the Borrower Escrow and Security Agreement as security for the Borrower's and Reinsurance's Reimbursement Obligations under Section 4.4. Separate accounts shall be maintained by the Agent in Dollars and Pounds Sterling, respectively. Additionally, deposits made to secure Reimbursement Obligations under Letters of Credit issued for the account of Reinsurance or of Reinsurance and the Borrower jointly shall be maintained by the Agent in accounts referencing Reinsurance and the Borrower jointly, and all other deposits shall be maintained in accounts referencing solely the Borrower. The cash collateral accounts described in Section 4.8(a) and this Section 4.8(b) shall be collectively referred to as the "L/C Cash Collateral Accounts."

              (c) The Borrower and Reinsurance hereby grant to the Agent, for the benefit of the Revolving Lenders, a Lien upon and security interest in the L/C Cash Collateral Accounts and all amounts held therein from time to time as security for the Borrower's Obligations in respect of the Revolving Lenders, and, to the extent not otherwise paid by or on behalf of the Borrower or Reinsurance, as the case may be, for application to the Reimbursement Obligations as and when the same shall arise. At all times with respect to amounts required to be deposited in accordance with
       Section 4.8(a) and, with respect to any amounts deposited in accordance with Section 4.8(b) after the occurrence and during the continuance of a Default, the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the L/C Cash Collateral Accounts shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. All amounts in the L/C Cash Collateral Account securing potential Reimbursement Obligations under Letters of Credit denominated in Dollars shall consist of cash in Dollars or Cash Equivalents denominated in Dollars. All amounts in the L/C Cash Collateral Account securing potential Reimbursement Obligations under Letters of Credit denominated in Pounds Sterling shall consist of cash in Pounds Sterling.

              (d) In the event of a drawing, and subsequent payment by the Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the L/C Cash Collateral Account securing such Letter of Credit, the Agent will deliver to the relevant Issuing Bank, out of such L/C Cash Collateral Account (based on the currency of the subject Letter of Credit), an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor; provided, however, that no amounts deposited by Reinsurance shall be used to reimburse the Issuing Bank for payments made on Letters of Credit issued solely for the account, and upon the sole request, of the Borrower. Any amounts remaining in the L/C Cash Collateral Accounts after the expiration of all Letters of Credit and reimbursement in full of the Issuing Banks for all outstanding Reimbursement Obligations shall be returned to the Borrower, provided that no Default shall have occurred and be continuing at such time. If
       (i) all Letters of Credit issued hereunder and the Issuing Banks' obligation to issue further Letters of Credit hereunder shall have expired or terminated, (ii) no Default shall have occurred and be continuing, and (iii) the sum of (x) the aggregate principal amount of all Revolving Loans outstanding at such time, and (y) the aggregate Letter of Credit Exposure and Revolver Guaranty Exposure of all Revolving Lenders at such time would not exceed the Total Revolving Credit Commitments at such time, then the L/C Cash Collateral Accounts shall thereupon terminate and the Borrower Escrow and Security Agreement shall expire and be of no further force or effect.

              (e) At any time and from time to time, the Borrower or Reinsurance may cause to be issued and delivered to the relevant Issuing Bank Approved L/C Collateral, in the Applicable Currency of the Letter of Credit secured thereby, to be held by the Issuing Bank as security for the Borrower's and Reinsurance's Reimbursement Obligations under Section
       4.4. In the event of a drawing under any Letter of Credit issued pursuant to this Article IV, and subsequent payment by the Issuing Bank, at any time during which any Approved L/C Collateral is held by the Issuing Bank, the Issuing Bank shall be immediately and unconditionally entitled to require payment first from the issuer of the Approved L/C Collateral securing the Reimbursement Obligations under the Letter of Credit drawn upon and then from the issuers of any other Approved L/C Collateral, to the extent of the Borrower's or Reinsurance's Reimbursement Obligations in respect of such drawing. Any Approved L/C Collateral held by either Issuing Bank after the expiration of all Letters of Credit and reimbursement in full of the Issuing Banks for all outstanding Reimbursement Obligations shall be returned to the Borrower, provided that no Default shall have occurred and be continuing at such time.

              4.9 Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article IV shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

       1.5. Amendment to Section 9.2(iv). Section 9.2(iv) of the Credit Agreement shall be deleted in its entirety and the following substituted therefor:

              (iv) Indebtedness under reimbursement obligations in respect of
       (x) letters of credit issued for the benefit of one or more Insurance Subsidiaries in the ordinary course of their business to support the payment by such Insurance Subsidiaries of obligations arising under insurance and reinsurance contracts, (y) Letters of Credit issued for the account of Reinsurance in favor of the Society of Lloyd's or the Council of Lloyd's in accordance with Article IV, and (z) other letters of credit issued for the account of Reinsurance in favor of the Society of Lloyd's or the Council of Lloyd's; provided, however, that at no time shall the Dollar Amount of the aggregate Stated Amount of Letters of Credit and other letters of credit described in clauses (y) and (z) of this subsection (iv) outstanding exceed fifty percent (50%) of the Unassigned Surplus of Reinsurance as of the fiscal quarter end immediately preceding the issuance of each Letter of Credit or other letter of credit;

       1.6. Amendment to First Union's Revolving Credit Commitment. Subject to satisfaction of the conditions of Section 2.2 hereof, the Dollar Amount of the Revolving Credit Commitment set forth on First Union's signature page to the Credit Agreement shall be amended by deleting "$25,000,000" and substituting "$35,000,000" therefor, and the Revolving Credit Commitment set forth in the Register maintained by the Agent pursuant to Section 12.7(b) shall be amended to reflect such increase.

       1.7. Amendment to Add Reinsurance as a Party. The Credit Agreement shall be hereby amended to add Reinsurance as a party thereto for purposes of Article IV of the Credit Agreement, as if Reinsurance had been a party thereto since the Execution Date.

       1.8. Amendment to Exhibit B-3. The Form of Letter of Credit Notice set forth in the Exhibit B-3 to the Credit Agreement as in effect prior to this First Amendment shall be eliminated and the Form of Letter of Credit Notice set forth in the Exhibit B-3 attached to this First Amendment shall be substituted therefor.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES; CONDITIONS

       2.1. Representations and Warranties. The Borrower hereby certifies and warrants to the Agent, Issuing Banks and Lenders (a) that each of the representations and warranties contained in Article VI of the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the date hereof with the same effect as though made on the date hereof, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date), and (b) no Default or Event of Default shall have occurred and be continuing on the date hereof, after giving effect to this Amendment.

       2.2. Conditions to Amendments. The amendments set forth in Section 1.4,
1.5 and 1.6 hereof shall not be effective and in force and effect until the following conditions have been satisfied to the reasonable satisfaction of the Agent and the Issuing Banks:

       (a) the Borrower and Reinsurance shall have jointly provided the Agent and the Issuing Bank an amended Letter of Credit Notice in the form of Exhibit B-3 attached hereto, as modified to the Agent's reasonable satisfaction, in respect of the Letter of Credit number S230470;

       (b) the Agent shall have received the following, each dated as of the date hereof (unless otherwise specified):

              (i) Notes, in substantially the form of Exhibits A-1 through A-4 to the Credit Agreement, payable to the order of the Lenders and in the amounts set forth on Schedule 2.2 attached hereto, duly completed in accordance with the relevant provisions of Section 2.4 of the Credit Agreement and executed by the Borrower;

              (ii) an acknowledgement and confirmation duly executed by the Parent, as guarantor under the Guaranty, in form and substance satisfactory to the Agent, reflecting the increase in the Total Revolving Credit Commitments and the other amendments herein to the Credit Agreement and confirming the Parent's obligations under the Guaranty in respect of the Credit Agreement, as amended by this First Amendment;

              (iii) an amended and restated Borrower Escrow and Security Agreement reasonably satisfactory to the Agent to reflect the ability of Reinsurance set forth in Article IV of the Credit Agreement, as amended hereby, to provide cash collateral for Letters of Credit issued on its account pursuant to the Credit Agreement;

              (iv) the favorable opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Parent, the Borrower and Reinsurance, and of Kathleen M. Carroll, Vice President, General Counsel and Secretary of Borrower, Reinsurance and Parent, in substantially the form of Exhibits E-1 and E-2 of the Credit Agreement, respectively, except limited to matters relating to the execution, delivery and performance of this First Amendment and the documents, instruments, and transactions contemplated hereby, addressed to the Agent and the Lenders;

              (v) certificates of the secretary or an assistant secretary of the Borrower, the Parent, and Reinsurance, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of Reinsurance, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of Reinsurance, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause
       (iii) below were adopted to and including the date of such certificate,
       (iii) that attached thereto is a true and complete copy of resolutions adopted by the boards of directors of the Borrower, the Parent and Reinsurance authorizing the execution, delivery and performance of this First Amendment and the other Credit Documents required to be executed in connection herewith and to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of the Borrower, the Parent and Reinsurance executing this First Amendment or any of the other Credit Documents required to be executed in connection herewith, and attaching all such copies of the documents described above; and

              (vi) revised UCC-1 financing statements executed by the Borrower and Reinsurance and in form and substance satisfactory to the Agent.

       (c) the Agent shall have completed the primary syndication of the Loans, reflecting the increase in the Total Revolving Credit Commitments, to its reasonable satisfaction including the full execution of Assignment and Acceptance agreements effecting the assignments the results of which are as set forth in Schedule 2.2 attached hereto; and

       (d) the Borrower shall have complied with the requirements of the amendment fee letter dated as of the date hereof between the Borrower and the Agent.

                                   ARTICLE III

                                     GENERAL

       3.1. Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby.

       3.2. Applicable Law. This First Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

       3.3. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

       3.4. Headings. The headings of this First Amendment are for the purposes of reference only and shall not affect the construction of this First Amendment.

       3.5. Effectiveness. This First Amendment shall be deemed fully executed when executed by the Borrower, First Union, as Agent and sole Lender, and the Issuing Banks. Upon such full execution, the Amendments set forth in Sections 1.1, 1.2, 1.7 and 1.8 hereof shall be effective as of November 14, 1996 as if made a part of the First Amended and Restated Credit Agreement on such date. Upon full execution hereof and satisfaction of the conditions of Section 2.2 hereof, (x) the amendments set forth in Sections 1.3, 1.4 and 1.5 hereof shall be effective as of November 14, 1996, as if made a part of the First Amended and Restated Credit Agreement on such date, and (y) the amendment set forth in
Section 1.6 hereof shall be effective as of the Effective Date defined and set forth in the Assignment and Acceptance agreements required under Section 2.2(c) hereof.

                    [Signatures Appear on the Following Page]

        IN WITNESS WHEREOF, the Borrower, the Agent, the Issuing Banks, and the Lenders have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                                        CHARTWELL RE HOLDINGS CORPORATION

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: _________________________

                                        CHARTWELL REINSURANCE COMPANY

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: _________________________

                                        FIRST UNION NATIONAL BANK OF

                                        NORTH CAROLINA, as Agent, as an

                                        Issuing Bank, and as a sole Lender

                                        By: _________________________________

                                        Name: _______________________________

                                        Title: ____________________________

                                        FIRST UNION NATIONAL BANK (LONDON
                                          BRANCH), as an Issuing Bank

                                        By: _________________________________

                                        Name: _______________________________

                                        Title: ____________________________

                                              Schedule 2.2 to First Amendment to
                                               First Amended and Restated
                                               Credit Agreement
                                              First Union National Bank of North
                                              Carolina, as Agent
                                              January 24, 1997
                                              ----------------------------------

                                  Schedule 2.2
                      Post-Primary Syndication Allocations

=================================================================================================================================
                                                          Tranche A-1 Term          Tranche A-2 Term            Tranche B Term
                                    Revolver                     Loan                      Loan                       Loan
---------------------------------------------------------------------------------------------------------------------------------
First Union                      $ 9,470,588.24             $ 5,411,764.70             $2,705,882.36       (pound) 3,477,058.82
---------------------------------------------------------------------------------------------------------------------------------
Fleet Bank                         8,235,294.12               4,705,882.35              2,352,941.18       (pound) 3,023,529.41
---------------------------------------------------------------------------------------------------------------------------------
Royal Bank of Scotland             5,764,705.88               3,294,117.65              1,647,058.82       (pound) 2,116,470.59
---------------------------------------------------------------------------------------------------------------------------------
CIBC/Wood Gundy                    5,764,705.88               3,294,117.65              1,647,058.82       (pound) 2,116,470.59
---------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais                    5,764,705.88               3,294,117.65              1,647,058.82       (pound) 2,116,470.59
---------------------------------------------------------------------------------------------------------------------------------
Total                            $35,000,000.00             $20,000,000.00             $   10,000.00       (pound)12,850,000.00
=================================================================================================================================